    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 28, 2001
                          REGISTRATION NO. 333-53984

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                POST-EFFECTIVE

                               AMENDMENT NO. 1 TO

                                    FORM S-11

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                          APPLE HOSPITALITY TWO, INC.

             (Exact name of Registrant as specified in its charter)


                                         306 EAST MAIN STREET
                                       RICHMOND, VIRGINIA 23219
         VIRGINIA                            (804)643-1761                                     54-2010305
(State or other jurisdiction of     (Address, including zip code, and               (I.R.S. Employer Identification No.)
  incorporation or organization     telephone number, including area
                                     code, of Registrant's Principal
                                          Executive Offices)


                                GLADE M. KNIGHT
                      CHAIRMAN OF THE BOARD OF DIRECTORS
                          APPLE HOSPITALITY TWO, INC.
                             306 EAST MAIN STREET
                           RICHMOND, VIRGINIA 23219
                                (804) 643-1761

           (Name, address, including zip code, and telephone number
                  including area code, of agent for service)
                                  Copies to:

                            LESLIE A. GRANDIS, ESQ.
                               MCGUIREWOODS LLP
                               ONE JAMES CENTER
                             901 EAST CARY STREET
                           RICHMOND, VIRGINIA 23219

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC From time to time following the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If the delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                          APPLE HOSPITALITY TWO, INC.
                            CROSS REFERENCE SHEET TO
                  PART I (INFORMATION REQUIRED IN PROSPECTUS)


                ITEM NUMBER AND CAPTION                        LOCATION IN PROSPECTUS
                -----------------------                        ----------------------
  1.   Forepart of Registration Statement and
       Outside Front Cover Page of Prospectus      (located as indicated)

  2.   Inside Front and Outside Back Cover
       Pages of Prospectus......................   (located as indicated)

  3.   Summary Information, Risk Factors and
       Ratio of Earnings to Fixed Charges.......   Summary; Risk Factors; Summary of
                                                   Organizational Documents - Shareholder
                                                   Liability

  4.   Determination of Offering Price..........   Risk Factors - The per-Unit offering prices
                                                   have been established arbitrarily by us and
                                                   may not reflect the true value of the Units

  5.   Dilution.................................   Risk Factors - Our shareholders' interests may
                                                   be diluted in various ways; Summary of
                                                   Organizational Documents - Issuance of
                                                   Securities

  6.   Selling Security Holders.................   Not Applicable

  7.   Plan of Distribution.....................   Plan of Distribution

  8.   Use of Proceeds..........................   Use of Proceeds

  9.   Selected Financial Data..................   Supplement No. 2; Supplement No. 3

 10.   Management's Discussion and Analysis of
       Financial Condition and Results of
       Operations...............................   Management's Discussion and Analysis of
                                                   Financial Condition; Supplement No. 3

 11.   General Information as to Registrant.....   Summary; Business; Management

 12.   Policy with Respect to Certain Activities   Summary; Investment Objectives and Policies;
                                                   Summary of Organizational Documents; Reports
                                                   to Shareholders

 13.   Investment Policies of Registrant........   Summary; Investment Objectives and Policies

 14.   Description of Real Estate...............   Business; Supplement No. 2; Supplement No. 3





 15.   Operating Data...........................   Business

 16.   Tax Treatment of Registrant and its
       Security Holders.........................   Summary; Federal Income Tax Considerations

 17.   Market Price of and Dividends on the
       Registrant's Common Equity and Related
       Stockholder Matters......................   Distributions Policy; Supplement No. 3


 18.   Description of Registrant's Securities...   Summary; Description of Capital Stock

 19.   Legal Proceedings........................   Business - Legal Proceedings

 20.   Security Ownership of Certain Beneficial
       Owners and Management....................   Principal and Management Shareholders

 21.   Directors and Executive Officers.........   Management

 22.   Executive Compensation...................   Compensation; Management

 23.   Certain Relationships and Related
       Transactions.............................   Summary; Compensation; Conflicts of Interests;
                                                   Management; Apple Suites Advisors, Inc., Apple
                                                   Suites Realty Group, Inc. and Affiliates
 24.   Selection, Management and Custody of
       Registrant's Investments.................   Summary; Compensation; Conflicts of Interests;
                                                   Investment Objectives and Policies;
                                                   Management; Apple Suites Advisors, Inc., Apple
                                                   Suites Realty Group, Inc. and Affiliates

 25.   Policies with Respect to Certain
       Transactions.............................   Investment Objectives and Policies; Conflicts
                                                   of Interests

 26.   Limitation of Liability..................   Risk Factors; Summary of Organizational
                                                   Documents

 27.   Financial Statements and Information.....   Index to Balance Sheet; Supplement No. 2;
                                                   Supplement No. 3

 28.   Interests of Named Experts and Counsel...   Legal Matters

 29.   Disclosure of Commission Position on
       Indemnification for Securities Act
       Liabilities..............................   Risk Factors; Summary of Organizational
                                                   Documents


                             STICKER SUPPLEMENT TO
                  SUPPLEMENT NO. 2 DATED OCTOBER 19, 2001, AND
                    SUPPLEMENT NO. 3 DATED DECEMBER 28, 2001

                    SUPPLEMENT NOS. 2 AND 3 TO BE USED WITH
                        PROSPECTUS DATED APRIL 19, 2001

      SUMMARY OF SUPPLEMENTS TO PROSPECTUS (SEE SUPPLEMENTS FOR ADDITIONAL
                                  INFORMATION)


Supplement No. 2 dated October 19, 2001:

     (1) Reports on our acquisition of ten extended-stay hotels containing 1,150 hotel suites for an aggregate purchase price of $119 million.
     (2) Provides certain other information about the hotel acquisitions and about us.

Supplement No. 3 dated December 28, 2001:

     (1) Provides certain updated information about our ten extended-stay hotels.
     (2)  Provides our recent financial information.

     As of May 1, 2001, we had closed on the sale of 3,157,894.70 units and had raised $30,000,000 at a price of $9.50 per unit. A unit consists of one common share and one class A preferred share. As of December 20, 2001, we had sold 10,749,827 additional units at a price of $10 per unit to raise the additional sum of $107,498,270. These sales, when combined, represent gross proceeds of $137,498,270, and proceeds net of selling commissions and marketing expenses of $123,748,443. We are continuing the offering at $10 per unit in accordance with the prospectus.

     In connection with our acquisition of ten extended-stay hotels, we paid 2% of the total purchase price, or $2,380,000, as a commission to Apple Suites Realty Group, Inc. This entity is owned by Glade M. Knight, who is one of our directors and our Chief Executive Officer.

PROSPECTUS

                          APPLE HOSPITALITY TWO, INC.
                      3,157,894.7 UNITS CONSISTING OF ONE
                 COMMON SHARE AND ONE SERIES A PREFERRED SHARE

We plan to own upper-end, extended-stay hotel properties and qualify as a real estate investment trust. We are offering up to 20,157,894.7 Units. Each Unit consists of one Common Share and one Series A preferred share. The Series A preferred shares will have no voting rights, no conversion rights and no distribution rights. Moreover, the Series A preferred shares will not be separately tradable from the common shares to which they relate. Purchasers must purchase a minimum of $5,000 in Units, except that certain benefits plans may purchase a minimum of $2,000 in Units. This is a blind pool company as we own no properties at this time nor have we identified any properties to purchase with the proceeds of this offering. If a minimum of 3,157,894.7 Units are not sold within one year after the date of this prospectus, we will terminate this offering and all money received will be promptly refunded to investors with interest. If the minimum Units are sold, we will continue to offer the Units until all Units offered by this prospectus have been sold or one year from the date of this prospectus, unless we extend the offering for an additional year. The Units are being offered on a best efforts, minimum offering basis through David Lerner Associates, Inc. Until the minimum offering is achieved, al1 funds received from investors will be deposited into an interest-bearing escrow account.

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 9 OF THIS PROSPECTUS. THIS OFFERING INVOLVES MATERIAL RISKS AND INVESTMENT CONSIDERATIONS INCLUDING:

 . There is no public trading market for the common shares (and accompanying Series A preferred shares) -- that is, the Units will be highly illiquid and difficult to trade.

 . We will pay a fee of 2% of the purchase or sale price of each hotel to Apple Suites Realty Group, Inc. and annual fee ranging from 0.1% to 0.25% of total equity proceeds to Apple Suite Advisors, Inc., both of which are owned by our chairman and president, Glade M. Knight.

 . There are conflicts of interest between us and our chairman and president, Glade M. Knight, because he is the sole shareholder of companies with which we will enter into contracts for services for day-to-day operations and for the purchase or sale of real estate.

 . We own no properties at this time.

 . We may be unable to generate sufficient cash for distributions.

 . Shareholders' interests will be diluted upon conversion of the Series B convertible preferred shares.

 . We have no restriction on changes in our investment and financing policies. Further, our board may, in its sole discretion, determine the amount of our aggregate debt.

                                                                PROCEEDS TO
                              PRICE TO    COMMISSIONS &      APPLE HOSPITALITY
                               PUBLIC   MARKETING EXPENSES        TWO, INC.
Per Unit(l) .............  $       9.50   $        .95       $       8.55

Total Minimum Offering...  $ 30,000,000   $  3,000,000       $ 27,000,000

Total Maximum Offering...  $200,000,000   $ 20,000,000       $180,000,000


(1) Once the minimum offering of 3,157,894.7 Units is achieved, the per Unit offering price will rise to $10, the selling commission and marketing expenses per Unit will become $1.00, and the proceeds per Unit to Apple Hospitality Two, Inc. will be $9.00.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                THE DATE OF THIS PROSPECTUS IS APRIL 19, 200l.

EXCEPT FOR THE STATES SPECIFICALLY DESCRIBED BELOW, EACH PURCHASER OF UNITS MUST CERTIFY THAT HE HAS EITHER (1) A MINIMUM ANNUAL GROSS INCOME OF $50,000 AND A NET WORTH (EXCLUSIVE OF EQUITY IN HOME, HOME FURNISHINGS AND PERSONAL AUTOMOBILES) OF AT LEAST $50,000, OR (2) A NET WORTH (SIMILARLY DEFINED) OF AT LEAST $100,000.

EACH NEW HAMPSHIRE PURCHASER MUST CERTIFY THAT HE HAS EITHER (1) A MINIMUM ANNUAL GROSS INCOME OF $50,000 AND A NET WORTH (SIMILARLY DEFINED) OF AT LEAST $125,000, OR (2) A NET WORTH (SIMILARLY DEFINED) OF AT LEAST $250,000.

EACH ALASKA, KENTUCKY OR NORTH CAROLINA PURCHASER MUST CERTIFY THAT HE HAS EITHER (1) A MINIMUM ANNUAL GROSS INCOME OF $50,000 AND A NET WORTH (SIMILARLY DEFINED) OF AT LEAST $50,000, OR (2) A NET WORTH (SIMILARLY DEFINED) OF AT LEAST $150,000.

EACH MAINE PURCHASER MUST CERTIFY THAT HE HAS EITHER (1) A MINIMUM ANNUAL GROSS INCOME OF $50,000 AND A NET WORTH OF $50,000 (SIMILARLY DEFINED), OR (2) A NET WORTH (SIMILARLY DEFINED) OF $200,000.

NO PURCHASER OF UNITS MAY PURCHASE UNITS COSTING MORE THAN 10% OF THE PURCHASER'S NET WORTH (SIMILARLY DEFINED).

NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING MADE BY THIS PROSPECTUS, AND, IF GIVEN OR MADE, ANY OTHER INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER IN ANY STATE IN WHICH AN OFFER MAY NOT LEGALLY MADE. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION CONTAINED IN THIS PROSPECTUS HAS NOT CHANGED AS OF ANY TIME AFTER ITS DATE.

                               TABLE OF CONTENTS

SUMMARY........................................................................................   1
     Apple Hospitality Two, Inc................................................................   1
     Apple Suites Advisors, Inc. and Apple Suites Realty Group, Inc............................   1
     Risk Factors..............................................................................   3
     The Offering..............................................................................   3
     Use of Proceeds...........................................................................   4
     Conflicts of Interest.....................................................................   5
     Liquidity.................................................................................   5
     Investment and Distribution Policy........................................................   6
     Borrowing Policy..........................................................................   6
     Compensation..............................................................................   7
RISK FACTORS...................................................................................   9
     There is no public market for our common shares, so investors may be
      unable to dispose of their investment....................................................   9
     There will never be a public market for our Series A preferred shares and investors will not be able to separately dispose of their Series
      A preferred shares without disposing of the common shares to which the
      Series A preferred shares relate.........................................................   9
     The board of directors may decide in its sole discretion to dissolve us...................   9
     The compensation to Apple Suites Advisors and Apple Suites Realty is
      payable before distributions and will reduce investors' return...........................  10
     There were no arms-length negotiations for our agreements with Apple
      Suites Advisors and Apple Suites Realty..................................................  10
     Commissions, acquisition, advisory and other fees and expenses will limit our ability to make distributions to investors.....................................  10
     The compensation to Apple Suites Realty and Apple Suites Advisors is
      indeterminable and cannot be stated with certainty.......................................  10
     There are conflicts of interest with our president and chairman of the board..............  11
     There are conflicts of interest with our advisor and broker...............................  11
     Our management will spend time on other activities........................................  12
     Apple Suites Advisors may terminate the Advisory Agreement................................  12
     We have no operating history and we have no assurance of success..........................  12
     We own no properties at this time.........................................................  12
     We are not diversified and are dependent on our investment in a single industry...........  12
     We will be dependent upon Apple Hospitality Management for our revenues...................  13
     There are conflicts of interest with our lessee...........................................  13
     There may be operational limitations associated with franchise agreements affecting our properties.................................................................  13
     There is a possible lack of diversification and lower return due to the minimum size of our offering.....................................................................  14
     There may be delays in investment in real property, and this delay may decrease the return to shareholders...............................................................  14

     The actual amount of proceeds available for investment in properties is uncertain................................................................................  14
     Our board may in its sole discretion determine the amount of our aggregate debt.....................................................................................  14
     The per-Unit offering prices have been established arbitrarily by us and may not reflect the true value of the Units..............................................  15
     We may be unable to make distributions....................................................  15
     We will face competition in the hotel industry............................................  15
     Investors may wait up to one year before receiving their Units or a refund of their money if the minimum offering is not achieved...................................  15
    There would be significant adverse consequences of our failure to qualify as a REIT...................................................................................  16
    Our real estate investments will be relatively illiquid....................................  16
    We have no restriction on changes in our investment and financing policies.................  16
    There will be dilution of shareholder's interests upon conversion of the
      Series B convertible preferred shares....................................................  16
    The Series B convertible preferred shares will have a liquidation preference before any distribution of liquidation proceeds on the common shares.....................  17
    Our shareholders' interests may be diluted in various ways.................................  17
    Our articles and bylaws contain antitakeover provisions and ownership limits...............  18
    We may become subject to environmental liabilities.........................................  18
    We may incur significant costs complying with the Americans with Disabilities
      Act and similar laws.....................................................................  19
    We make forward-looking statements in this prospectus which may prove to be inaccurate...............................................................................  19
  USE OF PROCEEDS..............................................................................  20
  COMPENSATION.................................................................................  22
    Acquisition Phase..........................................................................  22
    Operational Phase..........................................................................  22
    Disposition Phase..........................................................................  23
    All Phases.................................................................................  23
  CONFLICTS OF INTERESTS.......................................................................  25
    General....................................................................................  25
    Conflicts with respect to fees paid by us to Apple Suites Advisors and
    Apple Suites Realty........................................................................  25
    Policies to Address Conflicts..............................................................  26
    Transactions with Affiliates and Related Parties...........................................  26
    Competition Between Us and Mr. Knight......................................................  27
    Competition for Management Services........................................................  28
  INVESTMENT OBJECTIVES AND POLICIES...........................................................  29
    Investments in Real Estate or Interests in Real Estate.....................................  29
    Borrowing Policies.........................................................................  29
    Reserves...................................................................................  30
    Sale Policies..............................................................................  31
    Changes in Objectives and Policies.........................................................  31

  DISRTIBUTIONS POLICY.........................................................................  33
  BUSINESS.....................................................................................  34
    General....................................................................................  34
    Business Strategies........................................................................  34
    Leases.....................................................................................  34
    Upper-End, Extended-Stay Hotels............................................................  35
    Other Real Estate Investments..............................................................  35
    Legal Proceedings..........................................................................  35
    Regulation.................................................................................  36
    General....................................................................................  36
    Americans With Disabilities Act............................................................  36
    Environmental Matters......................................................................  36
    Insurance..................................................................................  37
    Available Information......................................................................  38
  MANAGEMENT...................................................................................  39
    Classification of the Board................................................................  40
    Committees of the Board....................................................................  40
    Director Compensation......................................................................  41
    Indemnification and Insurance..............................................................  41
    Officer Compensation.......................................................................  41
    Stock Incentive Plans......................................................................  41
    The Incentive Plan.........................................................................  41
    Director's Plan............................................................................  43
    Stock Option Grants........................................................................  44
  APPLE SUITES ADVISORS, INC., APPLE SUITES REALTY GROUP, INC. AND AFFILIATES..................  45
    General....................................................................................  45
    The Advisory Agreement.....................................................................  45
    Apple Suites Realty Group, Inc.............................................................  48
    Prior Performance of Programs Sponsored by Glade M. Knight.................................  48
    Prior REITs - Cornerstone and Apple Residential............................................  49
    Additional Information on Cornerstone and Apple Suites Acquisitions........................  49
    Prior REITs - Apple Suites.................................................................  50
    Prior Partnerships.........................................................................  50
    Publicly-Offered Partnerships..............................................................  50
    Privately-Offered Partnerships.............................................................  50
    Additional Information on Prior Programs...................................................  52
  PRINCIPAL AND MANAGEMENT SHAREHOLDERS........................................................  53
  FEDERAL INCOME TAX CONSIDERATIONS............................................................  55
    General....................................................................................  55
    REIT Qualification.........................................................................  56
    Sources of Gross Income....................................................................  56
    75% Gross Income Test......................................................................  57
    95% Gross Income Test......................................................................  59
    Failing the 75% or 95% Tests; Reasonable Cause.............................................  59

    Character of Assets Owned..................................................................  59
    Annual Distributions to Shareholders.......................................................  60
   Taxation as a REIT..........................................................................  61
   Failure to Qualify as a REIT................................................................  62
   Taxation of Shareholders....................................................................  62
   Backup Withholding..........................................................................  63
   Taxation of Tax Exempt Entities.............................................................  64
   Taxation of Foreign Investors...............................................................  65
   State and Local Taxes.......................................................................  65
ERISA CONSIDERATIONS...........................................................................  66
CAPITALIZATION.................................................................................  68
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
   CONDITION AND RESULTS OF OPERATIONS.........................................................  69
   Overview....................................................................................  69
   Series B Convertible Preferred Shares.......................................................  69
PLAN OF DISTRIBUTION...........................................................................  71
DESCRIPTION OF CAPITAL STOCK...................................................................  76
   Common Shares...............................................................................  76
   Dividend and Distribution Rights............................................................  76
   Voting Rights...............................................................................  76
   Series A Preferred Shares...................................................................  77
   Series B Convertible Preferred Shares.......................................................  77
   Preferred Shares............................................................................  78
   Restrictions on Transfer....................................................................  78
   Facilities for Transferring Common Shares...................................................  80
SUMMARY OF ORGANIZATIONAL DOCUMENTS............................................................  81
   Board of Directors..........................................................................  81
   Responsibility of Board of Directors, Apple Suites Advisors, Inc., Officers
    and Employees..............................................................................  82
   Issuance of Securities......................................................................  83
   Redemption and Restrictions on Transfer.....................................................  83
   Amendment...................................................................................  83
   Shareholder Liability.......................................................................  84
SALES LITERATURE...............................................................................  84
REPORTS TO SHAREHOLDERS........................................................................  84
LEGAL MATTERS..................................................................................  85
EXPERTS........................................................................................  85
EXPERIENCE OF PRIOR PROGRAMS...................................................................  85

                                    SUMMARY

The following information is a summary about this offering and may not contain all of the detailed information that is important to you. Accordingly, this summary should be read together with the information contained in this prospectus.

APPLE HOSPITALITY TWO, INC.

We will focus on purchasing and owning upper-end, extended-stay hotel properties located in selected metropolitan areas. Our hotel properties will offer upscale, high-quality, residential style lodging with a comprehensive package of guest services and amenities for extended-stay business and leisure travelers. We will have no limitation as to the brand of franchise or license with which our hotels will be associated. However, we own no properties at this time.

We plan to elect to be treated as a real estate investment trust for federal income tax purposes beginning with our taxable year ending December 31, 2001. As a real estate investment trust, we will generally not be subject to federal income tax. We will, however, be subject to a number of organizational and operational requirements and limitations.

Because we are prohibited under federal tax laws from operating our extended-stay hotel properties, we will enter into leases for each of our hotel properties. All our hotel properties will be leased to Apple Hospitality Management, Inc., a wholly owned, taxable REIT subsidiary. Apple Hospitality Management has no significant assets.

We are located at 306 East Main Street, Richmond, Virginia and our telephone number is (804) 643-1761.

APPLE SUITES ADVISORS, INC. AND APPLE SUITES REALTY GROUP, INC.

Apple Suites Advisors, Inc. will provide us with our day-to-day management. Apple Suites Advisors does not have any significant assets. Apple Suites Realty Group, Inc. will provide us with property acquisition and disposition services. Apple Suites Realty has no significant assets.

Glade M. Knight, who is our president and chairman of the board, owns all of the common shares of Apple Suites Advisors and Apple Suites Realty.

The following chart illustrates the relationships among Apple Hospitality Two, Inc., Apple Hospitality Management, Apple Suites Advisors, and Apple Suites Realty.

                              [GRAPHIC OMITTED]

RISK FACTORS

WE URGE YOU TO CONSIDER CAREFULLY THE MATTERS DISCUSSED UNDER RISK FACTORS BEGINNING ON PAGE 9 BEFORE YOU DECIDE TO PURCHASE OUR UNITS. AN INVESTMENT IN OUR SECURITIES INVOLVES A NUMBER OF RISKS INCLUDING:

 . There will be no public trading market for the common shares and the Series A preferred shares for an indefinite period of time, if ever. Therefore, the Units will be highly illiquid and difficult to trade.

 . We will pay a fee of 2% of the purchase or sale price of each hotel to Apple Suites Realty Group, Inc. and an annual fee ranging from 0.1% to 0.25% of total equity proceeds received to Apple Suites Advisors, Inc. Glade M. Knight, our chairman and president, is the sole shareholder of Apple Suites Realty Group, Inc. and Apple Suites Advisors, Inc.

 . There are conflicts of interest between us and our chairman and president, Glade M. Knight, because he is the sole shareholder of companies with which we will enter into contracts for services for day-to-day operations and for the purchase or sale of real estate.

 . We own no properties at this time.

 . We may be unable to generate sufficient cash for distributions.

 . Shareholders' interests will be diluted upon conversion of the Series B convertible preferred shares.

 . We have no restrictions on changes in our investment and financing policies. Further, our board may, in its sole discretion, determine the amount of our aggregate debt.

 . We will primarily acquire upper-end, extended-stay hotel properties and, therefore, are subject to the risks inherent in investing in a single industry.

 . Due to federal income tax restrictions, we cannot operate our properties directly.

 . We do not have an operating history and, therefore, there is no assurance that we will be successful in our operations.

THE OFFERING

We are offering Units at $9.50 per Unit until a minimum of 3,157,894.7 Units have been sold. Thereafter, the Units will be offered at $10 per unit until a maximum of 20,157,894.7 Units have been sold. Purchasers must purchase a minimum of $5,000 in Units except that certain benefit plans may purchase a minimum of $2,000 in Units. The Units are being offered through David Lerner Associates, Inc.

If at least 3,157,894.7 Units have not been sold within one year after the date of this prospectus, we will terminate this offering of Units and all moneys received will be promptly refunded to investors with interest. Our officers and directors and those of Apple Suites Advisors, Apple Suites Realty and Apple Hospitality Management will not be permitted to purchase Units in order to reach the minimum offering of 3,157,894.7 Units.

This offering of Units will continue until all the Units offered under this prospectus have been sold or until one year from the date of this prospectus, unless we extend the offering for up to an additional year in order to achieve the maximum offering of 20,157,894.7 Units. In some states, extension of the offering may not be allowed or may be allowed only upon the filing of a new application with the appropriate state administrator.

This is a best efforts offering. Purchasers will be sold Units at one or more closings. An initial closing will occur after the minimum offering of 3,157,894.7 Units is achieved. Thereafter, additional closings are expected to occur on a monthly basis as Units are sold during the offering period.

With each purchase of a Unit you will receive one common share and one Series A preferred share. The Series A preferred shares will have no voting rights, no conversion rights and no distribution rights. The only right associated with the Series A preferred shares will be a priority distribution upon the sale of our assets. The priority would be equal to $10.00 per Series A preferred share, and no more, before any distributions are made to the holders of any other shares. The Series A preferred shares will not be separately tradable from the common shares to which they relate.

USE OF PROCEEDS

The proceeds of the offering will be used

 . to pay expenses and fees of selling the Units;

 . to invest in properties;

 . to pay expenses and fees associated with acquiring properties; and

 . to establish a working capital reserve.

On February 28, 2001, we obtained a line of credit in a principal amount of up to $300,000 to fund our start-up costs. The lender is Apple Suites, Inc. Glade
M. Knight, our president and chairman of the board, is also the president and chairman of the board of Apple Suites, Inc. This line of credit bears interest at 8 1/2%. Interest and the principal balance are due in full upon written demand by Apple Suites, Inc. any time after ninety days from the first advance made to us. Glade M. Knight, our president and chairman of the board, has guaranteed repayment of the loan. We expect to repay this debt with proceeds from the sale of common shares.

CONFLICTS OF INTEREST

We may be subject to conflicts of interest arising from our relationship with Apple Suites Advisors, Apple Suites Realty and Glade M. Knight, our chairman and president, as they are not restricted from engaging for their own account in business activities of the type conducted by us. There may be conflicts with respect to commissions we pay to Apple Suites Realty because its compensation will increase in proportion to the number of properties purchased and sold by us and the properties' purchase and sale prices. There may be conflicts with respect to the asset management fee we pay to Apple Suites Advisors since its compensation is a percentage of total proceeds received from time to time by us from the sales of our Units.

We have obtained a $300,000 loan to cover our start-up costs. This loan is guaranteed by Glade M. Knight, our president and chairman of the board. We expect to repay this loan with proceeds of this offering. Because Mr. Knight is personally liable for repayment of this loan, he has an incentive to see that at least the minimum offering is raised. This could present a conflict of interest for Mr. Knight since his personal interests would be adversely affected if the offering is not successful for any reason.

In addition, we may purchase properties from entities affiliated with Mr. Knight. We will issue Series B convertible preferred shares to Mr. Knight on or before the closing of the minimum offering in exchange for $0.10 per share. Under limited circumstances these shares may be converted into Units thereby resulting in dilution of the shareholders' interest in us. The Series B convertible preferred shares are convertible into Units if (i) substantially all of our assets, stock or business is transferred, whether through exchange, merger, consolidation, lease, share exchange or otherwise or (2) the advisory agreement with Apple Suites Advisors is terminated or not renewed.

The presence on our board of directors of independent directors is intended to ameliorate the potential impact of conflicts of interest for persons such as Mr. Knight who participate in decision making on behalf of both us and Apple Suites Advisors and Apple Suites Realty.

LIQUIDITY

Before this offering there has been no public market for the Units and initially we do not expect a market to develop for the common shares or the Series A preferred shares. Prospective shareholders should view the Units as illiquid and must be prepared to hold their investment for an indefinite length of time.

We do not plan to cause the common shares nor the Series A preferred shares to be listed on any securities exchange or quoted on any system or in any established market either immediately or at any definite time in the future. We may cause the common shares to be listed or quoted if the board of directors determines this action to be prudent. However, there can be no assurance that this event will ever occur. In order to provide liquidity to our shareholders, we expect that within approximately three to five years from the initial closing, we intend either:

(1) to cause the common shares to be listed on a national securities exchange or quoted on the NASDAQ National Market System or

(2) with shareholder approval, to dispose of all of our properties in a manner which will permit distributions to shareholders of cash.

However, we are under no obligation to take any of these actions, and these actions, if taken, might be taken after five years from the initial closing.

INVESTMENT AND DISTRIBUTION POLICY

We intend to maximize shareholder value by acquiring upper-end, extended-stay hotel properties for long-term ownership. We intend to acquire fee ownership of our hotel properties. We will seek opportunities, through the direct ownership of hotels, that provide acceptable investment returns and growth in cash distributions to our shareholders. As a REIT we are required to make dividend distributions to our shareholders. We intend to make quarterly distributions commencing after the firsts full quarter following the closing of the minimum offering of 3,157,894.7 Units. We will depreciate our fixed assets on a straight-line basis over their expected useful lives.

BORROWING POLICY

We intend to purchase our properties either on an all-cash basis or using interim borrowings. Any interim borrowings may come from Apple Suites Advisors or its affiliates or from third-party, non-affiliated lenders. We will endeavor to repay any interim borrowing with proceeds from the sale of Units and to hold our properties on an unleveraged basis. However, for the purpose of flexibility in operations, we may, subject to the approval of the board of directors, borrow. To the extent that any interim borrowings are not paid with proceeds from the sale of Units we will need to incur permanent debt secured by our properties.

After the initial closing of Units, our bylaws will prohibit us from incurring debt if the debt would result in our total debt exceeding 100% of the value of our assets at cost. The value of our assets at cost means the cost of the asset before deducting depreciation less liabilities. However, our bylaws allow us to incur debt in excess of this limitation when the excess borrowing is approved by a majority of the independent directors and disclosed to the shareholders. The bylaws also will prohibit us from allowing total borrowings to exceed 50% of the fair market value of our assets, before subtracting liabilities, subject to the same exception described in the previous sentence. The two limitations on debt described in this paragraph are applied separately and independently. For example, it is possible that incurring debt may require approval by a majority of the independent directors under one limitation even though the other limitation on debt does not apply. In addition, the bylaws will provide that our borrowings must be reasonable in relation to our net assets and must be reviewed quarterly by the directors. Subject to these limitations on the permitted maximum amount of debt, there is no limitation on the number of mortgages or deeds of trust that may be placed against any particular property.

Assuming the independent directors approve, we may initially borrow in excess of the debt limitations described in the previous paragraph in order to acquire a portfolio of upper-end, extended-stay hotel properties. If attainable, the acquisition of a portfolio of properties early in our existence would, in the opinion of our management, provide us with greater ability to acquire upper-end, extended-stay hotel properties in the future as proceeds from the sale of Units are received and provide us with economies of scale from the outset.

COMPENSATION

We do not pay our officers salaries. Mr. Knight is currently our sole executive officer. In addition, he is the sole shareholder of Apple Suites Advisors and Apple Suites Realty which are entitled to receive fees for services rendered by them to us. Mr. Knight will not receive a salary from those entities but will receive dividend income due to his ownership of those entities. The compensation and reimbursements payable to Apple Suites Advisors and Apple Suites Realty are listed below. Except as indicated, we cannot determine the maximum dollar amount of this compensation and reimbursement.

Apple Suites Advisors is entitled to receive an annual asset management fee of between 0.1% and 0.25% of the amount raised in this offering. The percentage used to calculate the asset management fee is based on the ratio of our modified funds from operations (as defined below) to the amount raised in this offering. This ratio is referred to as the return ratio. Modified funds from operations is defined as net income excluding gains or losses from debt restructuring and sales of property, plus depreciation of real property, after adjustments for significant non-recurring items and unconsolidated partnerships and joint ventures, if any.

The percentage used to determine the asset management fee will be:

 . 0.1% if the return ratio for the preceding calendar quarter is 6% or less,

 . 0.15% if the return ratio for the preceding calendar quarter is more than 6% but not more than 8%, or

 . 0.25% if the return ratio for the preceding calendar quarter is more than 8%.

Assuming the minimum offering amount of $30,000,000 in Units is sold, the annual asset management fee would be:

 . $30,000 if the return ratio is 6% or less,

 . $45,000 if the return ratio is more than 6% but no more than 8%, or

 . $75,000 if the return ratio is more than 8%.

Assuming the maximum offering amount of $200,000,000 in Units is sold, the annual asset management fee would be:

 . $200,000 if the return ratio is 6% or less,

 . $300,000 if the return ratio is more than 6% but no more than 8%, or

 . $500,000 if the return ratio is more than 8%.

Apple Suites Realty will serve as the real estate advisor in connection with our purchases and sales of properties, and will receive fees from us of up to 2% of the gross purchase price, and up to 2% of the gross sale price of each property.

If the person from whom we purchase or to whom we sell a property pays any fee to Apple Suites Realty that amount will decrease the amount of our obligation to Apple Suites Realty. Apple Suites Realty will not be entitled to any disposition fee in connection with a sale of a property by us to any affiliate of Apple Suites Realty, but will be reimbursed for certain costs incurred on our behalf in marketing the property.

We may request that Apple Suites Advisors and Apple Suites Realty provide other services or property to us in exchange for fees. In order to do so, our bylaws require that the transaction be approved by a majority of the directors who are not affiliated with either Apple Suites Advisors or Apple Suites Realty. We currently have no plans to request services or properties of the type described in this paragraph and, therefore, do not expect to incur any additional fees.

                                 RISK FACTORS

An investment in Units involves a number of risks. You should carefully consider the following information describing the material risks inherent in investing in Units, together with the other information in this prospectus, before making a decision to purchase our Units.

          THERE IS NO PUBLIC MARKET FOR OUR COMMON SHARES, SO INVESTORS MAY BE UNABLE TO DISPOSE OF THEIR INVESTMENT.

Prospective shareholders should view the common shares as illiquid and must be prepared to hold their shares for an indefinite length of time. Before this offering, there has been no public market for our common shares, and initially we do not expect a market to develop. We do not plan to cause our common shares to be listed on any securities exchange or quoted on any system or in any established market either immediately or at any definite time in the future. While we, acting through our board of directors, may cause the common shares to be listed or quoted if the board of directors determines this action to be prudent, there can be no assurance that this event will ever occur. Shareholders may be unable to resell their common shares at all, or may be able to resell them only later at a substantial discount from the purchase price. Thus, the common shares should be considered a long-term investment.

THERE WILL NEVER BE A PUBLIC MARKET FOR OUR SERIES A PREFERRED SHARES AND INVESTORS WILL NOT BE ABLE TO SEPARATELY DISPOSE OF THEIR SERIES A PREFERRED SHARES WITHOUT DISPOSING OF THE COMMON SHARES TO WHICH THE SERIES A PREFERRED SHARES RELATE.

Prospective shareholders should view the Series A preferred shares as illiquid and must be prepared to hold those shares for as long as they hold the common shares to which each Series A preferred share relates. No public market for our Series A preferred shares will exist separate from any public market that may exist for our common shares. Each Series A preferred shares will not trade separately from each common share to which it relates. Our Series A preferred shares will never trade separately from our common shares nor ever be listed on any securities exchange or quoted on any system or in any established market. Shareholders will be unable to resell their Series A preferred shares without selling the common shares to which they relate.

   THE BOARD OF DIRECTORS MAY DECIDE IN ITS SOLE DISCRETION TO DISSOLVE US.

Currently, we expect that within approximately three to five years from the initial closing of the minimum offering of 3,157,894.7 Units we intend either:

(1) to cause our common shares to be listed on a national securities exchange or quoted on the NASDAQ National Market System or

(2) with shareholder approval, to dispose of all of our properties in a manner which will permit distributions to our shareholders of cash.

Either type of action will be conditioned on the board of directors determining the action to be prudent and in the best interests of our shareholders. However, we are under no obligation to take any of these actions, and any action, if taken, might be taken after the five-year period mentioned above.

If the shareholders were to approve that we liquidate all of our assets, the Series A preferred shares would have a priority distribution followed by a priority distribution to the Series B convertible preferred shares. In the event that the liquidation of our assets resulted in proceeds that exceeded the distribution rights of the Series A preferred shares and Series B convertible preferred shares, the remaining proceeds would be distributed between the common shares and the Series B convertible preferred shares, on an as converted basis.

          THE COMPENSATION TO APPLE SUITES ADVISORS AND APPLE SUITES REALTY IS PAYABLE BEFORE DISTRIBUTIONS AND WILL REDUCE INVESTORS' RETURN.

We will pay a fee of 2% of the purchase or sale price of each hotel to Apple Suites Realty Group and an annual fee ranging from 0.1% to 0.25% of total equity proceeds received to Apple Suites Advisors. The payment of compensation to Apple Suites Advisors and Apple Suites Realty from proceeds of the offering and property revenues will reduce the amount of proceeds available for investment in properties, or the cash available for distribution, and will therefore tend to reduce the return on our shareholders' investments. In addition, this compensation is payable regardless of our profitability, and is payable prior to, and without regard to whether we have sufficient cash for distributions.

          THERE WERE NO ARMS-LENGTH NEGOTIATIONS FOR OUR AGREEMENTS WITH APPLE SUITES ADVISORS AND APPLE SUITES REALTY.

Apple Suites Advisors and Apple Suites Realty will receive substantial compensation from us in exchange for various services they have agreed to render to us. This compensation has been established without the benefits of arms-length negotiation. Apple Suites Advisors will supervise and arrange for the day-to-day management of our operations and will assist us in maintaining a continuing and suitable property investment program. Apple Suites Realty will act as a real estate broker in connection with our purchase and sales of properties.

          COMMISSIONS, ACQUISITION, ADVISORY AND OTHER FEES AND EXPENSES WILL LIMIT OUR ABILITY TO MAKE DISTRIBUTIONS TO INVESTORS.

The investment return to our shareholders likely will be less than could be obtained by a shareholder's direct acquisition and ownership of the same properties. We will pay to David Lerner Associates, Inc. substantial fees to sell our Units, which will reduce the net proceeds available for investment in properties. We will pay to Apple Suites Realty substantial acquisition fees to acquire properties, which will reduce the net proceeds available for investment in properties. In addition, we will pay, principally to Apple Suites Advisors, substantial advisory and related compensation, which will reduce cash available for distribution to shareholders. Thus, for example, if only 87% of the gross proceeds of the offering are available for investment in properties, revenues may be reduced by 13% compared to revenues in the absence of these fees.

          THE COMPENSATION TO APPLE SUITES REALTY AND APPLE SUITES ADVISORS IS INDETERMINABLE AND CANNOT BE STATED WITH CERTAINTY.

Apple Suites Realty and Apple Suites Advisors will receive compensation for services rendered by them to us that cannot be determined with certainty. Apple

Suites Advisors will receive an asset management fee that may range from $10,000 to $500,000 per year. The asset management fee will be based upon the ratio of our modified funds from operations to the amount raised in this offering. Apple Suites Realty will receive a commission for each property purchased based upon the purchase price of the properties we purchase. The total compensation to Apple Suites Realty is therefore dependent upon (1) the number of properties we purchase and (2) the cost of each property purchased. In addition, Apple Suites Advisors and Apple Suites Realty will be reimbursed for certain of their costs incurred on our behalf and are entitled to compensation for other services and property we may request that they provide to us. The dollar amount of the cost and the compensation cannot now be determined.

          THERE ARE CONFLICTS OF INTEREST WITH OUR PRESIDENT AND CHAIRMAN OF THE BOARD.

Generally, conflicts of interest between Glade M. Knight and us arise because he is the sole shareholder, sole director and sole officer of Apple Suites Advisors and Apple Suites Realty. These companies will enter into contracts with us to lease our properties or provide us with asset management and property acquisition and disposition services. Mr. Knight will not receive a salary from us. His compensation will be received from Apple Suites Advisors and Apple Suites Realty.

In addition, Glade M. Knight is and will be a principal in other real estate investment transactions or programs which may compete with us. Currently, Mr. Knight is the chairman of the board and president of Apple Suites, Inc. and Cornerstone Realty Income Trust, Inc., which are real estate investment trusts. Mr. Knight has economic interests in these other programs by virtue of his positions in those companies. Mr. Knight receives compensation from and is a shareholder in both Cornerstone Realty Income Trust, Inc. and Apple Suites, Inc.

We have obtained a $300,000 loan to cover our start-up costs. This loan is guaranteed by Glade M. Knight, our president and chairman of the board. We expect to repay this loan with proceeds of this offering. Because Mr. Knight is personally liable for repayment of this loan, he has an incentive to see that at least the minimum offering is raised. This could present a conflict of interest for Mr. Knight since his personal interests would be adversely affected if the offering is not successful for any reason.

         THERE ARE CONFLICTS OF INTEREST WITH OUR ADVISOR AND BROKER.

We will pay Apple Suites Realty an acquisition fee in connection with each acquisition of a property, and a disposition fee in connection with property dispositions. As a consequence, Apple Suites Realty may have an incentive to recommend the purchase or disposition of a property in order to receive a fee. Apple Suites Advisors will receive a fee, which is a percentage of the total consideration we receive from sale of Units, and, therefore, it could have an incentive to close the sales of shares as rapidly as possible. In addition, we will have no separate employees from Apple Suites Advisors and Apple Realty and because we will have no ownership interest in these entities we will not exercise control over them.

            OUR MANAGEMENT WILL SPEND TIME ON OTHER ACTIVITIES.

The officers and directors of Apple Suites Advisors and Apple Suites Realty also serve as officers and directors of entities that engage in the brokerage, sale, operation or management of real estate. These entities are Cornerstone Realty Income Trust, Inc. and Apple Suites, Inc. Both of these entities share similar investment objectives and policies. Apple Suites, Inc. may compete for properties against us. The officers and directors of Apple Suites Advisors and Apple Suites Realty may disproportionately allocate their time and resources between these other entities and us. The organizational documents do not specify a minimum standard of time and attention that Apple Suites Advisors, Apple Suites Realty and Mr. Knight are required to devote to us.

          APPLE SUITES ADVISORS MAY TERMINATE THE ADVISORY AGREEMENT.

Our management advisor, Apple Suites Advisors, may terminate the Advisory Agreement entered into with us upon 60-days written notice. Apple Suites Advisors will provide us with supervisory and day-to-day management services and will assist us in maintaining a continuing and suitable property investment program. If Apple Suites Advisors were to terminate the Advisory Agreement we would need to find another advisor to provide us with these services or hire employees to provide these services directly to us. There can be no assurance that we would be able to find another advisor or hire employees to provide us these services or that we could enter into an advisory agreement on terms as favorable to us if a new advisor were found.


       WE HAVE NO OPERATING HISTORY AND WE HAVE NO ASSURANCE OF SUCCESS.

We do not have an operating history. There is no assurance that we will operate successfully or achieve our objectives.

                      WE OWN NO PROPERTIES AT THIS TIME.

We have not committed to purchasing any specific properties with the proceeds of this offering as of the date of this prospectus. This offering is a blind pool and, therefore, investors will have to rely upon the ability of Mr. Knight and his affiliates with respect to his ability to invest in and manage a portfolio of unspecified properties. However, when at any time during the offering period we believe that there is a reasonable probability that any specific property will be acquired, this prospectus will be supplemented to provide a description of the property and the anticipated terms of its purchase, financing and management. A prospective shareholder will only be able to evaluate information as to properties that are disclosed in a prospectus supplement issued before the prospective shareholder makes its investment.

          WE ARE NOT DIVERSIFIED AND ARE DEPENDENT ON OUR INVESTMENT IN A SINGLE INDUSTRY.

Our current strategy is to acquire interests primarily in upper-end, extended-stay hotel properties. As a result, we are subject to the risks inherent in investing in a single industry. A downturn in the extended-stay hotel industry may have more pronounced effects on the amount of cash available to us for distribution or on the value of our assets than if we had diversified our investments. We will also be subject to any downturns in the business, commercial and tourism travel industry as a whole.

   WE WILL BE DEPENDENT UPON APPLE HOSPITALITY MANAGEMENT FOR OUR REVENUES.

Due to federal income tax restrictions, we cannot operate our properties directly. Therefore, we intend to lease our extended-stay hotel properties to Apple Hospitality Management, our wholly-owned subsidiary, who will manage the properties. Our revenues and our ability to make distributions to our shareholders will depend solely upon the ability of Apple Hospitality Management, our wholly-owned subsidiary, to make rent payments under its leases. Apple Hospitality Management has no significant assets. Any failure by Apple Hospitality Management to make rent payments would adversely affect our ability to make distributions to our shareholders.

               THERE ARE CONFLICTS OF INTEREST WITH OUR LESSEE.

We will lease our extended-stay hotel properties to Apple Hospitality Management, our wholly-owned subsidiary. We may be less willing to enforce provisions of the lease contract against Apple Hospitality Management than against a third-party non-affiliated lessee. Our lessee may not be able to make its lease payments under the lease. Although failure on the part of Apple Hospitality Management to materially comply with the terms of a lease including failure to pay rent when due will give us the right to terminate the lease, repossess the property and enforce the payment obligations under the lease, we would then be required to find another lessee to lease the property since we cannot operate extended-stay hotel properties directly. There can be no assurance that we would be able to find another lessee or that we would be able to enter into a new lease on terms as favorable to us if another lessee were found.

   THERE MAY BE OPERATIONAL LIMITATIONS ASSOCIATED WITH FRANCHISE AGREEMENTS AFFECTING OUR PROPERTIES.

Apple Hospitality Management, our wholly-owned taxable REIT subsidiary, will operate a substantial number of our properties pursuant to franchise or license agreements with nationally recognized hotel brands. These franchise agreements may contain specific standards for, and restrictions and limitations on, the operation and maintenance of our properties in order to maintain uniformity within the franchiser system. We do not know whether those limitations may conflict with our ability to create specific business plans tailored to each property and to each market.

The standards are subject to change over time, in some cases at the direction of the franchisor, and may restrict Apple Hospitality Management's ability, as franchisee, to make improvements or modifications to a property without the consent of the franchisor. In addition, compliance with the standards could require us or Apple Hospitality Management, as franchisees, to incur significant expenses or capital expenditures. Action or inaction on our part or by Apple Hospitality Management could result in a breach of those standards or other terms and conditions of the franchise agreements and could result in the loss or cancellation of a franchise license.

In connection with terminating or changing the franchise affiliation of a property, we may be required to incur significant expenses or capital expenditures. Moreover, the loss of a franchise license could have a material adverse effect upon the operations or the underlying value of the property covered by the franchise because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

          THERE IS A POSSIBLE LACK OF DIVERSIFICATION AND LOWER RETURN DUE TO THE MINIMUM SIZE OF OUR OFFERING.

We initially will be funded with contributions of not less than $30,000,000. Our profitability could be affected if we do not sell more than the minimum offering. In the event we receive only the minimum offering of 3,157,894.7 Units, we will invest in fewer properties. The fewer properties purchased, the greater the potential adverse effect of a single unproductive property upon our profitability since a reduced degree of diversification will exist among our properties. In addition, the returns on the Units sold will be reduced as a result of allocating our expenses among the smaller number of shares. While we cannot say with certainty how many properties we would purchase if we do not sell more than the minimum offering, we would hope to purchase a minimum of two properties. We are not limited in the number or the size of any properties we may purchase. Neither are we limited in the percentage of the proceeds we may invest on any single property.

          THERE MAY BE DELAYS IN INVESTMENT IN REAL PROPERTY, AND THIS DELAY MAY DECREASE THE RETURN TO SHAREHOLDERS.

We may experience delays in finding suitable properties to acquire. Pending investment of the proceeds of this offering in real estate, and to the extent the proceeds are not invested in real estate, the proceeds may be invested in permitted temporary investments such as U.S. government securities, certificates of deposit, or commercial paper. The rate of return on those investments has fluctuated in recent years and may be less than the return obtainable from real property.

          THE ACTUAL AMOUNT OF PROCEEDS AVAILABLE FOR INVESTMENT IN PROPERTIES IS UNCERTAIN.

Although we estimate in this prospectus the net amount of offering proceeds that will be available for investment in properties, the actual amount available for investment may be less. For example, we might deem it necessary to establish a larger than expected working capital or contingency reserve to cover unexpected environmental liabilities from unexpected lawsuits or governmental regulatory judgments or fines. Any liabilities of this sort, or other unanticipated expenses or debts, would reduce the amount we have available for investment in properties.


          OUR BOARD MAY IN ITS SOLE DISCRETION DETERMINE THE AMOUNT OF OUR AGGREGATE DEBT

Subject to the limitations in our bylaws on the permitted maximum amount of debt, there is no limitation on the number of mortgages or deeds of trust that may be placed against any particular property. Our bylaws will prohibit us from incurring debt if the debt would result in our total debt exceeding 100% of the value of our assets at cost. The bylaws also will prohibit us from allowing total borrowing to exceed 50% of the fair market value of our assets. However, our bylaws allow us to incur debt in excess of these limitations when the excess borrowing is approved by a majority of the independent directors and disclosed to the shareholders. In addition, the bylaws will provide that our borrowings must be reasonable in relation to our net assets and must be reviewed quarterly by the directors.

          THE PER-UNIT OFFERING PRICES HAVE BEEN ESTABLISHED ARBITRARILY BY US AND MAY NOT REFLECT THE TRUE VALUE OF THE UNITS.

If we were to list the Units on a national securities exchange, the Unit price might drop below our shareholder's original investment. Neither prospective investors nor shareholders should assume that the per-Unit prices reflect the intrinsic or realizable value of the Units or otherwise reflect our value, earnings or other objective measures of worth. The increase in the per-Unit offering price from $9.50 to $10 once the minimum offering is achieved is also not based upon or reflective of any meaningful measure of our share value.

                    WE MAY BE UNABLE TO MAKE DISTRIBUTIONS.

If our properties do not generate sufficient revenue to meet operating expenses, our cash flow and our ability to make distributions to shareholders may be adversely affected. Our properties are subject to all operating risks common to hotel properties. These risks might adversely affect occupancy or room rates. Increases in operating costs due to inflation and other factors may not necessarily be offset by increased room rates. The local markets may limit the extent to which room rates may be increased to meet increased operating expenses without decreasing occupancy rates.

                WE WILL FACE COMPETITION IN THE HOTEL INDUSTRY.

The upper-end, extended-stay hotel industry is highly competitive. This competition could reduce occupancy levels and rental revenues at our properties, which would adversely affect our operations. We expect to face competition from many sources. We will face competition from other hotels both in the immediate vicinity and the geographic market where our hotels will be located. Overbuilding in the hotel industry will increase the number of rooms available and may decrease occupancy and room rates. In addition, increases in operating costs due to inflation may not be offset by increased room rates. We will also face competition from nationally recognized hotel brands with which we will not be associated.

We will also face competition for investment opportunities. These competitors may be other real estate investment trusts, national hotel chains and other entities that may have substantially greater financial resources than we do. We will also face competition for investors from other hotel real estate investment trusts and real estate entities.

          INVESTORS MAY WAIT UP TO ONE YEAR BEFORE RECEIVING THEIR UNITS OR A REFUND OF THEIR MONEY IF THE MINIMUM OFFERING IS NOT ACHIEVED.

Until the minimum offering of 3,157,894.7 Units is achieved, investors will not receive their Units. If at least 3,157,894.7 Units have not been sold within one year after the date of this prospectus, we will terminate this offering of Units. If the minimum offering is sold within one year, investors will receive their Units plus interest on their subscription monies at the time of closing. If the offering is terminated, investor will have their money promptly refunded with interest.

          THERE WOULD BE SIGNIFICANT ADVERSE CONSEQUENCES OF OUR FAILURE TO QUALIFY AS A REIT.

Qualification as a real estate investment trust, or REIT, involves the application of highly technical and complex Internal Revenue Code provisions for which there are limited judicial or administrative interpretations. If we were to fail to qualify as a REIT for any taxable year, we would be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to our shareholders because of the additional tax liability. In addition, distributions to our shareholders would no longer qualify for the dividends paid deduction and we would no longer be required to make distributions. To the extent we would have made distributions in anticipation of qualifying as a REIT, we might be required to borrow funds or liquidate investments in order to pay the applicable tax.

           OUR REAL ESTATE INVESTMENTS WILL BE RELATIVELY ILLIQUID.

Real estate investments are, in general, relatively difficult to sell. Our illiquidity will tend to limit our ability to promptly vary our portfolio in response to changes in economic or other conditions. In addition, provisions of the Internal Revenue Code relating to REITs limit our ability to sell properties held for fewer than four years. This limitation may affect our ability to sell properties without adversely affecting returns to our shareholders.

          WE HAVE NO RESTRICTION ON CHANGES IN OUR INVESTMENT AND FINANCING POLICIES.

Our board of directors approves our investment and financing policies, including our policies with respect to growth, debt, capitalization and payment of distributions. Although the board of directors has no present intention to amend or waive its current policies, it could do so at any time, or from time to time, at its discretion without a vote of our shareholders. For example, our board could determine without shareholder's approval that it is in the best interests of the shareholders to cease all investments in extended-stay hotel properties, to make investments in other types of assets or to dissolve the business. Further, our board may in its sole discretion determine the amount of our aggregate debt.

          THERE WILL BE DLLUTION OF SHAREHOLDER'S INTERESTS UPON CONVERSION OF THE SERLES B CONVERTIBLE PREFERRED SHARES.

Glade M. Knight, who is our director, chairman of the board and president, and others will hold Series B convertible preferred shares which are convertible into Units, as described under Principal and Management Shareholders. The Series B convertible preferred shares are convertible into Units upon the occurrence of either of the following events: (1) substantially all of our assets, stock or business is transferred, whether through exchange, merger, consolidation, lease, share exchange or otherwise, or (2) the Advisory Agreement with Apple Suites Advisors is terminated or not renewed. The number of Units into which the Series B convertible preferred shares are convertible depends on the gross proceeds of the offering. The conversion ratio is one-to-one for gross proceeds of $50 million (5,157,894.7 Units). The conversion ratio increases to 5.3-to-one for gross proceeds of $200 million. The conversion of Series B convertible preferred shares into Units will result in dilution of the shareholders' interests.

 . Assuming 5,157,894.7 Units offered by this prospectus were sold, and all of the Series B convertible preferred shares were converted into Units, the holders of the Series B convertible preferred shares would own 240,000 Units or approximately 4.65% of the total number of Units then outstanding in exchange for an aggregate payment of $24,000.

 . If half of the offering is sold, this would represent the sale of 10,157,894.7 Units. Assuming 10,157,894.7 Units were sold, and all of the Series B convertible preferred shares were converted into Units, the holders of the Series B convertible preferred shares would own 480,000 Units or approximately 4.73% of the total number of Units then outstanding in exchange for an aggregate payment of $24,000.

 . Assuming all Units offered by this prospectus were sold, and all of the authorized Series B convertible preferred shares were converted into Units, the holders of the Series B convertible preferred shares would own 1,272,000 Units or approximately 6.31% of the total number of Units outstanding in exchange for an aggregate payment of $24,000.

 THE SERIES B CONVERTIBLE PREFERRED SHARES WILL HAVE A LIQUIDATION PREFERENCE
     BEFORE ANY DISTRIBUTION OF LIQUIDATION PROCEEDS ON THE COMMON SHARES.

Glade M. Knight, who is our director, chairman of the board and president, and others will hold Series B convertible preferred shares which have a liquidation preference upon our liquidation, as described under Principal and Management Shareholders. Upon our liquidation, the holders of the Series B convertible preferred shares are entitled to a priority liquidation payment before any distribution of liquidation proceeds to the holders of the common shares. However, priority liquidation payments to the holders of the Series B convertible preferred shares are junior to the holders of the Series A preferred shares distribution rights. The holders of the Series B convertible preferred shares are entitled to a liquidation payment of $10 per number of common shares each Series B convertible preferred share would be convertible into according to the formula described under Principal and Management Shareholders.

          OUR SHAREHOLDERS' INTERESTS MAY BE DILUTED IN VARIOUS WAYS.

The board of directors is authorized, without shareholder approval, to cause us to issue additional common shares and, therefore, additional Series A preferred shares, or to raise capital through the issuance of preferred shares, options, warrants and other rights, on terms and for consideration as the board of directors in its sole discretion may determine. Any such issuance could result in dilution of the equity of the shareholders. The board of directors may, in its sole discretion, authorize us to issue common shares or other equity or debt securities, (1) to persons from whom we purchase property, as part or all of the purchase price of the property, or (2) to Apple Suites Advisors or Apple Suites Realty in lieu of cash payments required under the Advisory Agreement or other contract or obligation. The board of directors, in its sole discretion, may determine the value of any common shares or other equity or debt securities issued in consideration of property or services provided, or to be provided, to us, except that while common shares are offered by us to the public, the public offering price of the shares shall be deemed their value.

We have adopted two stock incentive plans for the benefit of our directors and a limited number of our employees and employees of Apple Suites Advisors and Apple Suites Realty. The effect of the exercise of those options could be to dilute the value of the shareholders' investments to the extent of any difference between the exercise price of an option and the value of the shares purchased at the time of the exercise of the option.

In addition, we expressly reserve the right to implement a dividend reinvestment plan involving the issuance of additional shares by us, at an issue price determined by the board of directors.

 OUR ARTICLES AND BYLAWS CONTAIN ANTITAKEOVER PROVISIONS AND OWNERSHIP LIMITS.

OWNERSHIP LIMITS. Our bylaws contain restrictions on stock ownership that may discourage third parties from making acquisition proposals. These same antitakeover provisions may also impede our shareholders' ability to change our management.

In order to maintain our qualification as a REIT, no more than 50% in value of our outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals or entities. As a result, our bylaws prohibit ownership, either directly or indirectly, of more than 9.8% of the outstanding shares by any shareholder. Our board may waive this ownership limitation on a case-by-case basis. As a result, without our board's approval, no person may acquire more than 9.8% of our outstanding shares, limiting a third-party's ability to acquire control of us.

PREFERRED SHARES. Our articles of incorporation authorize the board to issue up to 15,000,000 preferred shares and to establish the preference and rights of those shares. These preferred shares would be in addition to the Series A preferred shares. Thus, our board could create a new class of preferred shares with voting or other rights senior to any existing class of stock. These rights could delay or prevent a change in control even if a change were in our shareholders' best interest.

              WE MAY BECOME SUBJECT TO ENVIRONMENTAL LIABILITIES.

Although we will subject our properties to an environmental assessment prior to acquisition, we may not be made aware of all the environmental liabilities associated with a property prior to its purchase. There may be hidden environmental hazards that may not be discovered prior to acquisition. The costs of investigation, remediation or removal of hazardous substances may be substantial. In addition, the presence of hazardous substances on one of our properties, or the failure to remediate properly a contaminated property, could adversely affect our ability to sell or rent the property or to borrow using the property as collateral.

Various federal, state and local environmental laws impose responsibilities on an owner or operator of real estate and subject those persons to potential joint and several liabilities. Typical provisions of those laws include:

-- Responsibility and liability for the costs of removal or remediation of hazardous substances released on or in real property, generally without regard to knowledge of or responsibility for the presence of the contaminants.

-- Liability for the costs of removal or remediation of hazardous substances at disposal facilities for persons who arrange for the disposal or treatment of those substances.

-- Potential liability under common law claims by third parties based on damages and costs of environmental contaminants.

       WE MAY INCUR SIGNIFICANT COSTS COMPLYING WITH THE AMERICANS WITH
                      DISABILITIES ACT AND SIMILAR LAWS.

Our properties will be required to meet federal requirements related to access and use by disabled persons as a result of the Americans with Disabilities Act of 1990. In addition, a number of additional federal, state and local laws may require modifications to any properties we purchase, or may restrict further renovations thereof, with respect to access by disabled persons. Noncompliance with these laws or regulations could result in the imposition of fines or an award of damages to private litigants. Additional legislation could impose additional financial obligations or restrictions with respect to access by disabled persons. If required changes involve greater expenditures than we currently anticipate, or if the changes must be made on a more accelerated basis, our ability to make expected distributions could be adversely affected.

   WE MAKE FORWARD-LOOKING STATEMENTS IN THIS PROSPECTUS WHICH MAY PROVE TO
                                BE INACCURATE.

This prospectus contains forward-looking statements within the meaning of the federal securities laws which are intended to be covered by the safe harbors created by those laws. These statements include our plans and objectives for future operations, including plans and objectives relating to future growth and availability of funds. These forward-looking statements are based on current expectations that involve numerous risks and uncertainties. Assumptions relating to these statements involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to accurately predict and many of which are beyond our control. Although we believe the assumptions underlying the forward-looking statements, and the forward looking statements themselves, are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that these forward-looking statements will prove to be accurate. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans, which we consider to be reasonable, will be achieved.

                                USE OF PROCEEDS

We intend to invest the net proceeds of this offering in equity ownership interests in upper-end, extended-stay hotel properties located in selected metropolitan areas of the United States. Pending investment in real estate, the proceeds may be invested in temporary investments consistent with our bylaws and the Internal Revenue Code. These temporary investments include U.S. government securities, certificates of deposit, or commercial paper. All proceeds of this offering received by us must be invested in properties or allocated to working capital reserves within the later of two years after commencement of the offering or one year after termination of the offering. Any proceeds not invested in properties or allocated to working capital reserves by the end of this time period will be returned to investors within 30 days after the expiration of the period. We may elect to return the proceeds earlier if required by applicable law, including to the extent necessary to avoid characterization as an investment company. The proceeds of this offering will be received and held in trust for the benefit of investors in compliance with applicable securities laws, to be used only for the purposes set forth in this prospectus.

Our bylaws prohibit our total organizational and offering expenses from exceeding 15% of the amount raised in this offering. Organizational and offering expenses are all expenses incurred in organizing us and offering and selling the Units, including: selling commissions and fees, legal fees and accounting fees, and federal, state and other regulatory filing fees. The bylaws also prohibit the total of all acquisition fees and acquisition expenses paid in connection with an acquisition of a property from exceeding 6% of the contract price for the property unless these excess fees or expenses are approved by the board of directors. Acquisition fees are all fees and commissions paid by any party in connection with our purchase of real property. Acquisition expenses are all expenses related to the selection or acquisition of properties by us. Any organizational and offering expenses or acquisition fees and acquisition expenses incurred by us in excess of the permitted limits will be payable by Apple Suites Advisors to us immediately upon our demand.

On February 28,2001, we obtained a line of credit in a principal amount of up to $300,000 to fund our start-up costs. The lender is Apple Suites, Inc. Glade M. Knight, our president and chairman of the board, is also the president and chairman of the board of Apple Suites, Inc. This line of credit bears interest at 8 112%. Interest and the principal balance are due in full upon written demand by Apple Suites, Inc. any time after ninety days from the first advance made to us. Glade M. Knight, our president and chairman of the board, has guaranteed repayment of the loan. We expect to repay this debt with proceeds from the sale of common shares.

As indicated below, we expect, that once the minimum offering of 3,157,894.7 Units is completed, that 86.0% of the gross offering proceeds will be available for investment in properties and 0.5% will be allocated to our working capital reserve. However, the percentage of gross offering proceeds available for investment could be less if the offering expenses are greater than the amounts indicated or if we feel it prudent to establish a larger working capital reserve. For example, we might feel it prudent to establish a larger working capital reserve to cover possible unanticipated costs or liabilities. If we only receive the proceeds from the minimum offering, we will invest in fewer properties than if we were to receive the proceeds from the maximum offering of 20,157,894.7 Units.

The following table reflects the intended application of the proceeds from the sale of the Units.

                                                            MINIMUM OFFERING                    MAXIMUM OFFERING
                                                      -----------------------------      -------------------------------
                                                                               % OF                                 % OF
                                                                              GROSS                                GROSS
                                                        AMOUNT             PROCEEDS            AMOUNT           PROCEEDS
                                                      -----------        ----------        -------------      ----------
Gross Proceeds (1)................................    $30,000,000          100.00%          $200,000,000         100.00%
LESS
Offering Expenses (2).............................        450,000            1.50%             1,000,000           0.50%
Selling Commissions (3)...........................      2,250,000            7.50%            15,000,000           7.50%
Marketing Expense Allowance (3)...................        750,000            2.50%             5,000,000           2.50%
                                                      -----------         -------           ------------         ------
Net Proceeds after Offering Costs.................    $26,550,000           88.50%          $179,000,000          89.50%
Less Acquisition Fees and Expenses (4)............        600,000            2.00%             4,000,000           2.00%
                                                      -----------         -------           ------------         ------
Proceeds Available for Investment
 and Working Capital .............................    $25,950,000           86.50%          $173,000,000          87.50%
Less Working Capital Reserve (5)..................        150,000            0.50%             1,000,000           0.50%
                                                      -----------         -------           ------------         ------
Net Amount Available for
 Investment in Properties (6).....................    $25,800,000           86.00%          $172,000,000          87.00%
                                                      ===========         =======           ============         ======

(1) The Units are being offered on a best-efforts basis.

(2) These amounts reflect our estimate of offering expenses, exclusive of the selling commissions and the marketing expense allowance payable to David Lerner Associates, Inc. If the offering expenses are greater than the amounts indicated, the amount of proceeds available for investment will decrease, and if these expenses are less, the amount available for investment will increase.

(3) Payable to David Lerner Associates, Inc.

(4) These amounts include a real estate commission payable to Apple Suites Realty in an amount equal to 2% of the proceeds of the offering used to pay the purchase price of each property acquired not including amounts budgeted for repairs and improvements plus our estimates of certain other expenses and fees which will be incurred on our behalf in connection with property acquisitions.

(5) Until used, amounts in our working capital reserve, together with any other proceeds not invested in properties or used for other company purposes, will be invested in permitted temporary investments such as U.S. Government securities or similar liquid instruments.

(6) We expect the investment properties to be upper-end, extended-stay hotel properties located in selected metropolitan areas of the United States.

                                COMPENSATION

The table below describes all the compensation, fees, reimbursement and other benefits which we will pay to Apple Suites Advisors and Apple Suites Realty. Mr. Knight is the sole shareholder of Apple Suites Advisors and Apple Suites Realty. Mr. Knight is also our sole executive officer. As sole shareholder of Apple Suites Advisors and Apple Suites Realty, Mr. Knight will receive dividend income from Apple Suites Advisors and Apple Suites Realty. Mr. Knight will receive no compensation directly from us, except that as described in various places throughout this prospectus (including, without limitation, Management's Discussion and Analysis of Financial Condition and Results of Operations-Series B Convertible Preferred Shares), the issuance to Mr. Knight of his Series B convertible preferred shares will result in us recognizing compensation expense for accounting purposes when certain conditions have been satisfied. Consistent with the accounting treatment, the Series B convertible preferred shares will comprise an economic benefit to Mr. Knight measured by the difference between the purchase price for the Series B convertible preferred shares and the value of Units into which they are converted.

We will pay David Lerner Associates, Inc. selling commissions equal to 7.5% of the purchase price of the Units and a marketing expense allowance equal to 2.5% of the purchase price of the Units. If the minimum offering of $30,000,000 is sold, the selling commissions would be $2,250,000 and the marketing expense allowance would be $750,000. If the maximum offering of $200,000,000 is sold, the selling commissions would be $15,000,000 and the marketing expense allowance would be $5,000,000. David Lerner Associates, Inc. is not related to nor an affiliate of either Apple Suites Advisors or Apple Suites Realty.

        PERSON RECEIVING
        COMPENSATION (1)         TYPE OF COMPENSATION           AMOUNT OF COMPENSATION (2)
   ---------------------      -------------------------       -----------------------------
                                  ACQUISITION PHASE
   Apple Suites Realty        Real estate commission          2% of the proceeds of the
     Group, Inc.              for acquiring our               offering used to pay the purchase
                              properties                      prices of the properties
                                                              purchased by us. (3)

                                  OPERATIONAL PHASE

   Apple Suites               Asset management fee for        Annual fee payable
     Advisors, Inc            managing our day-to-day         quarterly based upon a ratio
                              operations                      of our modified funds from
                                                              operations to the amount
                                                              raised in this offering
                                                              ranging from 0.1% to 0.25%
                                                              of the amount raised in this
                                                              offering -- a maximum of $75,000
                                                              per year if the minimum of
                                                              offering is sold; a maximum of
                                                              $500,000 per year if the maximum
                                                              offering is sold. (4)

Apple Suites
Advisors, Inc. and                Reimbursement for certain                 Amount is indeterminate
Apple Suites                      costs and expenses
Realty Group,                     incurred on our behalf, as
Inc.                              described in Note (5)

                                        DISPOSITION PHASE

Apple Suites Realty               Real estate commission                    up to 2% of the gross sales
   Group, Inc.                    for selling our properties                prices of the properties sold
                                                                            by us. (6)

                                               ALL PHASES

Apple Suites                      Payment for certain                    Amount is indeterminate
   Advisors, Inc. and             services and property
   Apple Suites                   provided to us (7)
   Realty Group,
   Inc.

(1) Apple Suites Advisors and Apple Suites Realty will receive different types of compensation for services rendered in connection with the acquisition and disposition of our properties, as well as the management of our day-to-day operations. As discussed under Conflicts of Interest, the receipt of these fees could result in potential conflicts of interest for persons who participate in decision making on behalf of both our company and these other entities.

(2) Except as otherwise indicated in this table, the specific amounts of compensation or reimbursement payable to Apple Suites Advisors and Apple Suites Realty are not now known and generally will depend upon factors determinable only at the time of payment. Compensation payable to these entities may be shared or reallocated among them or their affiliates in their sole discretion as they may agree. However, compensation and reimbursements which would exceed specified limits or ceilings cannot be recovered by them or their affiliates through reclassification into a different category.

(3) Under a Property Acquisition/Disposition Agreement with us, Apple Suites Realty has agreed to serve as the real estate advisor in connection with both our purchases and sales of properties. In exchange for these services, Apple Suites Realty will be entitled to a fee from us of 2% of the gross purchase price of each property purchased by us not including amounts budgeted for repairs and improvements. If the person from whom we purchase or to whom we sell a property pays any fee to Apple Suites Realty that amount will decrease the amount of our obligation to Apple Suites Realty.

(4) Under an Advisory Agreement with Apple Suites Advisors we are obligated to pay an asset management fee which is a percentage of the gross offering proceeds which have been received from time to time from the sale of the Units. The percentage used to calculate the asset management fee is based on the return ratio. The return ratio is the ratio of our modified funds from operations to the amount raised in this offering for the preceding calendar quarter. The per annum asset management fee is equal to the following with respect to each calendar quarter: 0.1% of the amount raised in this offering if the return ratio for the preceding calendar quarter is 6% or less; 0.15% of the amount raised in this offering if the return ratio for the preceding calendar quarter is more than 6% but not more than 8%; and 0.25% of the amount raised in this offering if the return ratio for the preceding calendar quarter is above 8%. Assuming the minimum offering of $30,000,000 is sold, the annual asset management fee would be between $30,000 and $75,000. Assuming the maximum offering of $200,000,000 is sold, the annual asset management fee would be between $200,000 and $500,000.

(5) Apple Suites Advisors and Apple Suites Realty will be reimbursed for certain direct costs incurred on our behalf of acquiring and operating our properties and of goods and materials used for or by us and obtained from entities that are not affiliated with Apple Suites Advisors. These costs and expenses include, but are not limited to, expenses relating to shareholder communications, costs of appraisals, non-refundable option payments on property not acquired, title insurance, and all other fees, costs and expenses directly attributable to the acquisition and ownership of our properties. Operating expenses reimbursable to Apple Suites Advisors and Apple Suites Realty are subject to the overall limitation on operating expenses discussed under Apple Suites Advisors and Affiliates -- The Advisory Agreement, but the amount of reimbursement is not otherwise limited.

(6) Under the Property Acquisition/Disposition Agreement described in note (3), Apple Suites Realty also will be entitled to a fee from us in connection with our sale of each property equal to 2% of the gross sales price of the property if, and only if, the sales price exceeds the sum of (1) our cost basis in the property (consisting of the original purchase price plus any and all capitalized costs and expenditures connected with the property) plus (2) 10% of the cost basis. For purposes of this calculation, our cost basis will not be reduced by depreciation.

(7) Apple Suites Advisors and Apple Suites Realty may provide other services or property to us, and will be entitled under certain conditions to compensation or payment for those services or property. Those conditions, which are summarized under Conflicts of Interest -- Transactions with Affiliates and Related Parties, include the requirement that each transaction be approved by the affirmative vote of a majority of the independent directors. Currently, there are no arrangements or proposed arrangements between us, on the one hand, and these two entities, on the other hand, for the provision of other services or property to us or the payment of compensation or reimbursement. If any other arrangements arise in the future, the terms of the arrangements, including the compensation or reimbursement payable, will be subject to the restrictions in our bylaws. The compensation, reimbursement or payment could take the form of cash or property, including Units.

                            CONFLICTS OF INTERESTS

 GENERAL

We may be subject to various conflicts of interest arising from our relationship with Apple Suites Advisors, Apple Suites Realty and Glade M. Knight, our chairman of the board. Mr. Knight is the sole shareholder of Apple Suites Advisors and Apple Suites Realty.

Apple Suites Advisors and Apple Suites Realty and Mr. Knight are not restricted from engaging for their own account in business activities of the type conducted by us. Occasions may arise when our interests conflict with those of one or more of Mr. Knight, Apple Suites Advisors and Apple Suites Realty. Apple Suites Advisors, Apple Suites Realty and Mr. Knight are accountable to us and our shareholders as fiduciaries, and consequently must exercise good faith and integrity in handling our affairs.

Apple Suites Advisors and Apple Suites Realty will assist us in acquisition, organization, servicing, management and disposition of investments. At this time, Apple Suites Advisors and Apple Suites Realty do not provide services exclusively to us, but perform similar services for Apple Suites, Inc., a Virginia corporation and real estate investment trust. Apple Suites Advisors and Apple Suites Realty may perform similar services to other parties, both affiliated and unaffiliated, in the future.

Although we do not currently anticipate entering into joint ventures with other entities, including Apple Suites Advisors or Apple Suites Realty, we may do so in order to obtain an interest in hotel properties. These joint ventures may have divergent interests or goals which may be inconsistent with our goals. In addition, we may be represented by the same legal counsel that represents Apple Suites Advisors or Apple Suites Realty. To the extent a conflict arises regarding legal representation, Apple Suites Advisors and Apple Suites Realty will obtain separate independent counsel.

CONFLICTS WITH RESPECT TO FEES PAID BY US TO APPLE SUITES ADVISORS AND APPLE SUITES REALTY

The receipt of various fees from us by Apple Suites Advisors and Apple Suites Realty may result in potential conflicts of interest for persons, particularly Mr. Knight who participate in decision making on behalf of both us and these other entities.

CONFLICTS WITH RESPECT TO COMMISSIONS. For example, because Apple Suites Realty will receive a 2% commission upon each purchase by us of a property, and a commission of 2% upon each sale by us of a property. Therefore, its compensation will increase in proportion to the number of properties purchased and sold by us and the properties' purchase and sale prices. Apple Suites Realty has an incentive to see that multiple properties are purchased and sold by us.

CONFLICTS WITH RESPECT TO ASSET MANAGEMENT FEES. Apple Suites Advisors asset management fee is a percentage of total proceeds received from time to time by us from the sales of our Units. Accordingly, it has an incentive to see that sales of Units are closed as quickly as possible by us.

Apple Suites Advisors and Apple Suites Realty do not intend to take any action or make any decision on our behalf which is based, wholly or in part, upon a consideration of the compensation payable to them as a consequence of the action or decision. In addition, the presence on our board of directors of independent directors is intended to ameliorate the potential impact of conflicts of interest for persons such as Mr. Knight who participate in decision making on behalf of both us and Apple Suites Advisors or Apple Suites Realty.

POLICIES TO ADDRESS CONFLICTS

The board of directors, Apple Suites Advisors and Apple Suites Realty will also be subject to the various conflicts of interest described below. Policies and procedures will be implemented to ameliorate the effect of potential conflicts of interest. By way of illustration, the bylaws place limitations on the terms of contracts between us and Apple Suites Advisors or Apple Suites Realty designed to ensure that these contracts are not less favorable to us than would be available from an unaffiliated party. However, some potential conflicts of interest are not easily susceptible to resolution.

Prospective shareholders are entitled to rely on the general fiduciary duties of the directors, Apple Suites Advisors and Apple Suites Realty as well as the specific policies and procedures designed to ameliorate potential conflicts of interest. Apple Suites Advisors and Apple Suites Realty believe that general legal principles dealing with fiduciary and similar duties of corporate officers and directors, combined with specific contractual provisions in the agreements between us, on the one hand, and Apple Suites Advisors and Apple Suites Realty on the other hand, will provide substantial protection for the interests of the shareholders. We do not believe that the potential conflicts of interests described above will have a material adverse effect upon our ability to realize our investment objectives.

TRANSACTIONS WITH AFFILIATES AND RELATED PARTIES

At the time of initial closing, the board of directors will consist of five members, all of whom, other than Mr. Knight, will be independent directors. Our bylaws define an independent director as a director who is not affiliated, directly or indirectly, with Apple Suites Advisors and Apple Suites Realty or an affiliate of any of these entities. An affiliate of a company generally means a person who controls the company, who owns 10% or more of the voting stock of the company, or who is an officer or director of the company. Generally, our independent directors may perform no other services for us, except as directors. However, any director who performs legal services for us or Apple Suites Advisors, Apple Suites Realty or an affiliate will qualify as an independent director. At all times on and after initial closing, a majority of the board of directors must be independent directors. Under our bylaws, any transaction between us, on the one hand, and Apple Suites Advisors or Apple Suites Realty on the other hand is permitted only if the transaction has been approved by a majority of all of the independent directors. However, the previous sentence does not apply to the entering into, and the initial term under, the Advisory Agreement and the Property Acquisition/Disposition Agreement, each of which is described in this prospectus. In addition, under the bylaws, transactions between us and Apple Suites Advisors or Apple Suites Realty must be in all respects fair and reasonable to our shareholders. If any proposed transaction involves the purchase of property, the purchase must be on terms not less favorable to us than those prevailing for arms-length transactions concerning comparable property, and at a price to us no greater than the cost of the asset to the seller unless a majority of the independent directors determines that substantial justification for the excess exists. Examples of substantial justification might include, without limitation, an extended holding period or capital improvements by the seller which would support a higher purchase price.

Apple Suites Advisors and Apple Suites Realty will receive compensation from us for providing many different services. The fees payable and expenses reimbursable are subject to the general limitation on operation expenses. The board of directors will have oversight responsibility with respect to our relationships with Apple Suites Advisors or Apple Suites Realty and will attempt to ensure that they are structured to be no less favorable to us than our relationships with unrelated persons or entities and are consistent with our objectives and policies.

COMPETITION BETWEEN US AND MR KNIGHT

We have obtained a $300,000 loan to cover our start-up costs. This loan is guaranteed by Glade M. Knight, our president and chairman of the board. We expect to repay this loan with proceeds of this offering. Because Mr. Knight is personally liable for repayment of this loan, he has an incentive to see that at least the minimum offering is raised. This could present a conflict of interest for Mr. Knight since his personal interests would be adversely affected if the offering is not successful for any reason.

Mr. Knight or other companies organized by him, may form additional REITs, limited partnerships and other entities to engage in activities similar to ours. Mr. Knight has no present intention of organizing any additional REITs. However, until the time as more than 95% of the proceeds of this offering are invested, Mr. Knight, Apple Suites Advisors and Apple Suites Realty shall notify us of any suitable investment opportunity in light of our focus on purchasing and owning upper-end, extended-stay hotel properties before notifying or offering it to any other affiliated entity. We have no contractual rights with Mr. Knight, such as a right of first refusal, that obligates him to sell any property to us. In addition, we may purchase properties from entities affiliated with Mr. Knight.

The competing activities of Apple Suites Advisors, Apple Suites Realty and Mr. Knight may involve conflicts of interest. For example, Mr. Knight is interested in the continuing success of previously formed ventures because he has fiduciary responsibilities to investors in those ventures, he may be personally liable on obligations of those ventures and he has equity and incentive interests in those ventures. Those ventures are Cornerstone Realty Income Trust, Inc. and Apple Suites, Inc. Apple Suites, Inc. has similar investment objectives as we do and, in addition, may compete against us for properties. Conflicts of interest would also exist if properties acquired by us compete with properties owned or managed by Mr. Knight or affiliates of Apple Suites Advisors and Apple Suites Realty. Conflicts of interest may also arise in the future if we sell, finance or refinance properties at the same time as ventures developed by Mr. Knight or affiliates of Apple Suites Advisors and Apple Suites Realty.

We will issue to Mr. Knight Series B convertible preferred shares on or before the closing of the minimum offering. Each Serie B convertible preferred share will be issued in exchange for $0.10 per share. Under limited circumstances these shares may be converted into Units thereby resulting in dilution of the shareholders' interest in us. There are no dividends payable on the Series B convertible shares. For a description of the Series B convertible shares see Principal and Management Shareholders and Description of Capital Stock.

COMPETITION FOR MANAGEMENT SERVICES

Mr. Knight is and in the future will be an officer or director of one or more entities, which engage in the brokerage, sale, operation, or management of real estate. These entities include Cornerstone Realty Income Trust, Inc. and Apple Suites, Inc. Accordingly, Mr. Knight may have conflicts of interest in allocating management time and services between us and those entities. None of the organizational documents of Apple Hospitality Inc., Cornerstone Realty Income Trust, Inc. nor Apple Suites, Inc. specify a minimum standard of time and attention that Apple Suites Advisors, Apple Suites Realty or Mr. Knight are required to provide to each of those entities.

                      INVESTMENT OBJECTIVES AND POLICIES

The following is a discussion of our current policies with respect to investments, financing and other activities. These policies have been established by our management. These policies may be amended or waived from time to time at the discretion of our board of directors without a vote of our shareholders. No assurance can be given that our investment objectives will be attained.

INVESTMENTS IN REAL ESTATE OR INTERESTS IN REAL ESTATE

Our primary business objective is to maximize shareholder value by achieving long-term growth in cash distributions to our shareholders. We intend to pursue this objective by acquiring upper-end, extended-stay hotel properties for long-term ownership. We intend to acquire fee ownership of our hotel properties. We seek to maximize current and long-term net income and the value of our assets. Our policy is to acquire assets where we believe opportunities exist for acceptable investment returns.

We expect to pursue our objectives primarily through the direct ownership of upper-end, extended-stay hotel properties located in selected metropolitan areas. However, future investment activities will not be limited to any geographic area or product type or to a specified percentage of our assets.

Although we are not currently doing so, we may also participate with other entities in property ownership, through joint ventures or other types of common ownership. We will only enter into joint ventures to the extent that such ventures are consistent with our goal of acquiring upper-end, extended-stay hotel properties which we believe will provide acceptable investment returns. Equity investments may be subject to existing mortgage financing and other indebtedness which have priority over our equity interests. We do not anticipate investing in the securities of other issuers for the purpose of exercising control.

We reserve the right to dispose of any property if we determine the disposition of a property is in our best interests and the best interests of our shareholders.

BORROWING POLICIES

We intend to purchase our properties on an all-cash basis or initially use limited interim borrowings in order to purchase properties. We will endeavor to repay any interim borrowings with proceeds from the sale of Units and thereafter to hold our properties on an unleveraged basis. However, for the purpose of flexibility in operations, we will have the right, subject to the approval of the board of directors, to borrow. To the extent that any interim borrowings are not paid with proceeds from the sale of Units we will need to incur permanent debt secured by our properties.

One purpose of borrowing could be to permit our acquisition of additional properties through the leveraging of shareholders' equity contributions. Alternatively, we might find it necessary to borrow to permit the payment of operating deficits at properties we already own. Furthermore, properties may be financed or refinanced if the board of directors deems it in the best interests of shareholders because, for example, indebtedness can be incurred on favorable terms and the incurring of indebtedness is expected to improve the shareholders' after-tax cash return on invested capital.

Loans we obtain may be evidenced by promissory notes secured by mortgages on our properties. As a general policy, we would seek to obtain mortgages securing indebtedness which encumber only the particular property to which the indebtedness relates, but recourse on these loans may include all of our assets. If recourse on any loan incurred by us to acquire or refinance any particular property includes all of our assets, the equity in other properties could be reduced or eliminated through foreclosure on that loan.

Subject to the approval of the board of directors, we may borrow from Apple Suites Advisors or Apple Suites Realty or establish a line of credit with a bank or other lender. Those entities are under no obligation to make any loans, however. After the initial closing of $30,000,000, any loans made by them must be approved by a majority of the independent directors as being fair, competitive and commercially reasonable and no less favorable to us than loans between unaffiliated lenders and borrowers under the same circumstances.

After the initial closing of $30,000,000, our bylaws will prohibit us from incurring debt if the debt would result in aggregate debt exceeding 100% of Net Assets, defined generally to mean assets at cost, before subtracting liabilities, unless the excess borrowing is approved by a majority of the independent directors and disclosed to the shareholders as required by the bylaws. The bylaws also will prohibit us from allowing aggregate borrowings to exceed 50% of our Adjusted Net Asset Value, defined generally to mean assets at fair market value, before subtracting liabilities, subject to the same exception described in the previous sentence. In addition, the bylaws will provide that the aggregate borrowings must be reasonable in relation to our net assets and must be reviewed quarterly by the directors. Subject to the limitations on the permitted maximum amount of debt, there is no limitation on the number of mortgages or deeds of trust which may be placed against any particular property.

Assuming the independent directors approve, we may initially borrow in excess of the debt limitations described in the previous paragraph in order to acquire a portfolio of extended-stay hotel properties. If attainable, the acquisition of a portfolio of properties early in our existence would, in the opinion of our management, provide us with greater ability to acquire extended-stay hotel properties in the future as proceeds from the sale of Units are received and provide us with economies of scale from the outset. We would endeavor to use only interim borrowing for these acquisitions in order to maintain our long-term policy of purchasing our properties on an all cash basis. We would repay any interim borrowings with proceeds from the sale of Units.

We do not anticipate making loans to other persons or entities.

RESERVES

A portion of the proceeds of this offering will be reserved to meet working capital needs and contingencies associated with our operations. We will initially allocate to our working capital reserve not less than 0.5% of the proceeds of the offering. As long as we own any properties, we will retain as working capital reserves an amount equal to at least 0.5% of the proceeds of the offering, subject to review and re-evaluation by the board of directors. If reserves and any other available income become insufficient to cover our operating expenses and liabilities, it may be necessary to obtain additional funds by borrowing, refinancing properties or liquidating our investment in one or more properties.

SALE POLICIES

We are under no obligation to sell our investment properties, and currently anticipate that we will hold our investment properties for a minimum of three years. However, a sale of one or more properties may occur at any time if Apple Suites Advisors deems it advisable for us based upon current economic considerations, and the board of directors concurs with the decision. In deciding whether to sell a property, Apple Suites Advisors will also take into consideration factors such as: the amount of appreciation in value, if any, to be realized; federal, state and local tax consequences; the possible risks of continued ownership; and the anticipated advantages to be gained for the shareholders from sale of a property versus continuing to hold property.

Currently, we expect that within approximately three to five years from the initial closing, we will either:

(1) cause the common shares to be listed on a national securities exchange or quoted on the NASDAQ National Market System or

(2) with shareholder approval, dispose of all of our properties in a manner which will permit distributions to our shareholders of cash.

The taking of either type of action would be conditioned on the board of directors determining the action to be prudent and in the best interests of the shareholders, and would be intended to provide shareholders with liquidity either by initiating the development of a market for the common shares or by disposing of properties and distributing to shareholders cash. Virginia law and our articles of incorporation state that a majority of the common shares then outstanding and entitled to vote is required to approve the sale of all or substantially all our assets. However, we are under no obligation to take any of these actions, and these actions, if taken, might be taken after the five-year period.

CHANGES IN OBJECTIVES AND POLICIES

Subject to the limitations in the articles of incorporation, the bylaws and the Virginia Stock Corporation Act, the powers of our company will be exercised by or under the authority of, and the business and affairs of our company will be controlled by, the board of directors. The board of directors also has the right and power to establish policies concerning investments and the right, power and obligation to monitor the procedures, investment operations and performance of our company.

In general, the articles of incorporation and the bylaws can be amended only with the affirmative vote of a majority of the outstanding common shares, except that the bylaws may be amended by the board of directors if necessary to comply with the real estate investment trust provisions of the Internal Revenue Code or with other applicable laws, regulations or requirements of any state securities regulator. The bylaws can also be amended by the board of directors to:

 .    correct any ambiguity in the bylaws or resolve inconsistencies between the bylaws and the Articles;

 .    make changes that are not materially adverse to the rights of shareholders;
     or

 .    allow us to take any action or fulfill any obligation which we are legally obligated or permitted to take.

Within the express restrictions and prohibitions of the bylaws, the articles of incorporation and applicable law, however, the board of directors has significant discretion to modify our investment objectives and policies, as stated in this prospectus. We have no present intention to modify any of our investment objectives and policies, and it is anticipated that any modification would occur only if business and economic factors affecting us made our stated investment objectives and policies unworkable or imprudent. By way of illustration only, the board of directors could elect to acquire residential apartment communities, or to acquire one or more commercial properties in addition to extended-stay hotel properties.

Thus, while this prospectus accurately and fully discloses our current investment objectives and policies, prospective shareholders must be aware that the board of directors, acting consistently with our organizational documents, applicable law and their fiduciary obligations, may elect to modify or expand our objectives and policies from time to time. Any action by the board of directors would be based upon the perceived best interests of our company and the shareholders.

                             DISTRIBUTIONS POLICY

Distributions will be at the discretion of our board of directors and will depend upon factors including:

-- the gross revenues we receive from our properties,

-- our operating expenses,

-- our interest expense incurred in borrowing,

-- capital expenditures, and

-- our need for cash reserves.

While we intend to make quarterly distributions, there can be no assurance that we will be able to make distributions at any particular rate, or at all.

In accordance with applicable real estate investment trust requirements, we will make distributions in compliance with the Internal Revenue Code.

We anticipate distributions will exceed net income determined in accordance with generally accepted accounting principles due to non-cash expenses, primarily depreciation and amortization.

                                   BUSINESS

GENERAL

We are a Richmond, Virginia-based company. We plan to elect to be treated as a real estate investment trust for federal income tax purposes beginning with our taxable year ending December 31, 2001. We plan to purchase and own upper-end, extended-stay hotel properties located in selected metropolitan areas. However, we currently own no properties.

BUSINESS STRATEGIES

Our primary business objective is to maximize shareholder value by maintaining long-term growth in cash distributions to our shareholders. To achieve this objective, we will focus on maximizing the internal growth of our portfolio by selecting properties that have strong cash flow growth potential. We intend to pursue this objective by acquiring upper-end, extended-stay hotel properties for long-term ownership by purchasing properties in fee simple. We will seek associations with distinctive brands in the upper-end, extended-stay hotel market. However, we do not anticipate affiliating ourselves with only one brand of franchise or license. Because we are prohibited under the federal tax laws pertaining to qualifying as a real estate investment trust from operating our extended stay hotel properties, we will lease each of our hotel properties to our wholly-owned, taxable REIT subsidiary, Apple Hospitality Management, or another lessee for their management. We anticipate that substantially all of our hotel properties will be leased to Apple Hospitality Management, a Virginia corporation that will qualify as a taxable REIT subsidiary.

With the enactment of the REIT Modernization Act, which is effective January
1, 2001, we can own up to 100% of the stock of a taxable REIT subsidiary. The REIT Modernization Act permits us to lease the hotels that we own to Apple Hospitality Management, rather than requiring us to lease our hotels to a separate, unaffiliated entity. The hotels that we lease to Apple Hospitality Management will still have to be managed by an unaffiliated third party. Any net profit from the leases held by Apple Hospitality Management, after payment of any applicable corporate tax, will be available for distribution to us.

LEASES

We expect that our leases with Apple Hospitality Management will be long-term leases. We anticipate that each lease will provide for an initial term of ten
(10) years. We would anticipate that we will have identified and secured an unaffiliated manager and licensor at or prior to entering into a lease agreement with Apple Hospitality Management. We anticipate that each lease will provide that rents will be based on a base amount and a percentage of gross income. We anticipate that Apple Hospitality Management will pay (1) fixed monthly base rent, (2) on a monthly basis, the excess of participating rent over base rent, with participating rent based on percentages of room revenue, food and beverage revenue and telephone and other revenue at each property, and (3) other amounts, including interest accrued on any late payments or charges. Base rent may increase annually by a percentage equal to the percentage increase in the consumer price index compared to the prior year. Base rent will be payable monthly in advance. Participating rent may be payable in arrears based on a monthly schedule adjusted to reflect the seasonal variations in the property's revenue.

In addition to rent, the leases may require Apple Hospitality Management to pay many of the following items: liability insurance; real estate and personal property taxes and assessments; casualty insurance, including loss of income insurance; and all costs and expenses and all utility and other charges incurred in the operation of the properties. The leases may also provide for rent reductions and abatements in the event of damage or destruction or a partial condemnation of any property.

UPPER-END, EXTENDED-STAY HOTELS

The upper-end, extended-stay hotel industry offers upscale, high-quality, residential-style lodging with a comprehensive package of guest services and amenities, for extended-stay business and leisure travelers. These properties are designed to meet the needs of the business and leisure traveler whose stay is typically more than one or two nights. The upper-end, extended-stay hotels are designed for people working on field assignments, relocating to a new community, attending seminars and conventions, participating in corporate training programs, taking an extended vacation or attending a family event.

It is anticipated that these properties will provide their guests with spacious residential-style quarters with separate living and sleeping areas large enough for work, study, entertaining or relaxation. Typically, the properties feature a fully equipped kitchen and worksite with telephone(s) featuring data ports and voice mail. Often the facility features an executive center with fax machine and photocopier in addition to an exercise center, swimming pool and other recreational facilities.

OTHER REAL ESTATE INVESTMENTS

Although we anticipate that our focus will be on upper-end, extended-stay hotel properties our bylaws and articles of incorporation do not preclude us from acquiring other residential properties. Although we currently own no properties we may acquire other real estate assets including, but not limited to, multi-family residential properties and other income producing properties in addition to extended-stay hotel properties. The purchase of any property will be based upon our perceived best interests and those of our shareholders. Regardless of the mix of properties we may own, our primary business objective is to maximize shareholder value by acquiring properties that have strong cash flow growth potential.

LEGAL PROCEEDINGS

We are not presently subject to any material litigation. To our knowledge, there is no material litigation threatened against us. We may become subject in the future to litigation, including routine litigation arising in the ordinary course of business.

REGULATION

GENERAL Our properties may be subject to various laws, ordinances and regulations, including regulations relating to recreational facilities such as swimming pools, activity centers and other common areas. We intend to acquire the necessary permits and approvals under present laws, ordinances and regulations to operate our business.

AMERICANS WITH DISABILITIES ACT Our properties will need to comply with Title III of the Americans with Disabilities Act of 1990 (the ADA) to the extent they are public accommodations and/or commercial facilities under the ADA. Compliance with ADA requirements could require removal of structural barriers to handicapped access in public areas of the properties where removal is readily achievable.

ENVIRONMENTAL MATTERS

Under federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real estate may be required to investigate and remediate hazardous or toxic substances or petroleum product releases at a property. In addition, the owner or operator may be held liable to a government entity or third party for property damage and investigation and remediation costs incurred by parties in connection with the contamination. These laws typically impose cleanup responsibility and liability without regard to whether the owner or operator knew of, or caused the presence of, the contaminants. The costs of investigation, remediation or removal of substances may be substantial, and the presence of these substances, or the failure to properly remediate these substances, may adversely affect the owner's ability to sell or rent the real estate or to borrow using the real estate as collateral.

In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and costs incurred in connection with the contamination. Individuals who arrange for the disposal or treatment of hazardous or toxic substances may be held liable for the costs of investigation, remediation or removal of hazardous or toxic substances at or from the disposal or treatment facility regardless of whether the facility is owned or operated by the person. Finally, the owner of a site may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from a site.

Federal, state and local laws, ordinances and regulations also govern the removal, encapsulation or disturbance of asbestos-containing materials (ACMs) when the materials are in poor condition or in the event of the remodeling, renovation or demolition of a building. These laws may impose liability for the release of ACMs and may provide for third parties to seek recovery from owners or operators of real estate for personal injury associated with ACMs. In connection with the ownership and operation of its properties, we may be potentially liable for costs in connection with ACMs or other hazardous or toxic substances.

Prior to acquisition, all of our properties will have been the subject of environmental assessments, which are intended to reveal information regarding, and to evaluate the environmental condition of, the surveyed properties and surrounding properties. These assessments will generally include:

-- a historical review,

-- a public records review,

-- a preliminary site investigation of the site and surrounding properties,

-- examining for the presence of asbestos,

-- examining for equipment containing polychlorinated biphenyls,

-- examining for underground storage tanks, and

-- the preparation of a written report.

These assessments generally will not include soil sampling or subsurface investigations.

Nevertheless, it is possible that these assessments will not reveal all environmental liabilities or that there are unknown material environmental liabilities. Moreover, we cannot guarantee that

-- future laws, ordinances or regulations will not require any material expenditures by or impose any material liabilities in connection with environmental conditions by or on us or our properties,

-- the environmental condition of a property we purchase will not be adversely affected by residents and occupants of the property, by the condition of properties in the vicinity, such as the presence of underground storage tanks, or by unrelated third parties, or

-- prior owners of any property we purchase will not have created unknown environmental problems.

We will endeavor to ensure our properties will be in compliance in all material respects with all Federal, state and local laws, ordinances and regulations regarding hazardous or toxic substances or petroleum products.

INSURANCE

We will carry comprehensive liability, fire, extended coverage and rental loss insurance with respect to any property we acquire, with policy specifications, insured limits and deductibles customarily carried for similar properties. There are, however, certain types of losses, such as losses arising from earthquakes or wars, that are not generally insured because they are either uninsurable or not economically insurable. Should an uninsured loss or a loss in excess of insured limits occur, we could lose our capital invested in the affected property, as well as the anticipated future revenues from the property and would continue to be obligated on any mortgage indebtedness or other obligations related to the property. We could be adversely affected by any such loss.

AVAILABLE INFORMATION

We have filed a registration statement, of which this prospectus is a part, on Form S-11 with the Securities and Exchange Commission (the Commission) relating to this offering of Units. This prospectus does not contain all of the information in the registration statement and the exhibits and financial statements included with the registration statement. If we describe the contents of any contract or other document in this prospectus, the description may not necessarily be a complete description. You should refer to the copy of the document filed as an exhibit to the registration statement or incorporated by reference for a complete description. You can obtain copies of the registration statement and the exhibits for a fee from the Commission at its principal office in Washington, D.C.

We will also file periodic reports, proxy statements and other information with the Commission. You can review and copy these documents at the offices of the Commission in Washington, D.C. and at the Commission's regional offices in Chicago, Illinois and New York, New York. The Commission also maintains an Internet web site that contains these documents and other information regarding registrants that file electronically. The Internet address of the Commission's web site is: http://www.sec.gov.

We will furnish our shareholders with annual reports containing financial statements audited by our independent auditors.

                                  MANAGEMENT

We are managed by our board of directors, elected by our shareholders. The directors are responsible for appointing our executive officers and for determining our strategic direction. The executive officers serve at the discretion of the board and are chosen annually by the board at its first meeting following the annual meeting of shareholders. Currently, Glade M. Knight is our sole director and executive officer. The following table sets forth the names and ages of Mr. Knight and those additional persons who will be elected as directors at the time of initial closing of the minimum 3,157,894.7 Units. All of the directors set forth in the following table, other than Mr. Knight, will be independent directors.


     NAME                         AGE                             POSITION
     ------------------------    -----   ----------------------------------
     Glade M. Knight.........     56     Chairman, Chief Executive Officer,
                                         President and Secretary
     Lisa B. Kern............     40     Director*

     Bruce H. Matson.........     43     Director*
     Michael S. Waters.......     45     Director*
     Robert M. Wily..........     51     Director*

* To be elected at initial closing.

GLADE M. KNIGHT. Mr. Knight is our chairman of the board, chief executive officer and President. He is also the chief executive officer and sole shareholder of Apple Suites Advisors and Apple Suites Realty.

Mr. Knight founded and serves as chairman of the board and president of Apple Suites, Inc. and Cornerstone Realty Income Trust, Inc., which are real estate investment trusts. Cornerstone Realty Income Trust, Inc., a publicly traded company, which began operations in 1993, acquires, owns and operates apartment complexes in the mid-Atlantic and southeastern regions of the United States. Apple Suites, Inc., which began operations in 1999, acquires, owns and operates extended-stay hotels in selected metropolitan areas.

Mr. Knight is chairman of the board of trustees of Southern Virginia College in Buena Vista, Virginia. Mr. Knight is also a member of the advisory board to the Graduate School of Real Estate and Urban Land Development at Virginia Commonwealth University. He has served on a National Advisory Council for Brigham Young University and is a founding member of and active lecturer for the university's Entrepreneurial Department of the Graduate School of Business Management.

LISA B. KERN. Ms. Kern is a portfolio manager and vice president of Davenport & Co., LLC, an investment banking firm, in Richmond, Virginia. Previously, Ms. Kern was a Vice president with Crestar Bank's Trust and Investment Management Group from 1989 to 1996. Ms. Kern is also a director of Apple Suites, Inc.

BRUCE H. MATSON. Mr. Matson is a vice president and director of the law firm of LeClair Ryan, a Professional Corporation, in Richmond, Virginia. He has been with LeClair Ryan since 1994. Mr. Matson has practiced law since 1983. He is also a director of Apple Suites, Inc.

MICHAEL S. WATERS. Mr. Waters is president and co-founder of Partnership Marketing, Inc. From 1995 through 1998, Mr. Waters served as a vice president and general manager of GT Foods, a division of GoodTimes Home Video. From 1987 to 1995, he served as a vice president and general manager for two U.S. subsidiaries (Instant Products of America and Chocolate Products) of George Weston Ltd. (Canada), a fully-integrated food retailer and manufacturer. He is also a director of Apple Suites, Inc.

ROBERT M. WILY. Mr. Wily is the Director of Client Services of the Center for Claims Resolution. Prior to that position he served as the Deputy Chief, Article III Judges Division, of the Administrative Office of the U.S. Courts from 1999 to 2000. He has served as the Clerk of Court for both the United States Bankruptcy Court for the Eastern District of Virginia from 1986 to 1999 and the District of Utah from 1981 to 1986. Prior to those positions, Mr. Wily was in the private practice of law. He is also a director of Apple Suites, Inc.

CLASSIFICATION OF THE BOARD

The board is divided into three classes. The terms of the first, second and third classes expire in 2001, 2002, and 2003, respectively. Directors of each class are elected for three year terms upon the expiration of the current class' term. The staggered terms for directors may affect our shareholders' ability to effect a change in control even if a change in control were in our shareholders' best interest. Mr. Knight's term expires in 2003.

COMMITTEES OF THE BOARD

The board has an Executive Committee, an Audit Committee and a Compensation Committee.

The Executive Committee has all powers of the board except for those which require action by all directors under our Articles or Bylaws or under applicable law. The Executive Committee will consist of Messrs. Knight, Matson and Wily.

The Audit Committee's function is to make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees and review the adequacy of our internal accounting controls. The Audit Committee will consist of Ms. Kern and Mr. Waters.

The Compensation Committee will administer our stock incentive plans. The Compensation Committee will consist of Messrs. Matson and Wily.

DIRECTOR COMPENSATION

We will pay to each director who is not an affiliate of Apple Suites Advisors an annual fee of $5,000 plus $500 for each meeting of the full board of directors attended by each director in person ($100 if any are attended by telephonic means). There will be no additional compensation for serving on a committee or attending a committee meeting. We will, however, reimburse all directors for their travel and other out-of-pocket expenses incurred in connection with attending any meeting of the board of directors or any committee, and for carrying on the business of our company, including reimbursement for expenses for any on-site review of properties presented for acquisition or of new markets. Directors who are affiliates of Apple Suites Advisors receive no compensation from us for their service as directors. These directors, however, are remunerated indirectly by their relationship to Apple Suites Advisors and its affiliated companies and are reimbursed by us for their expenses in attending meetings of the board of directors or a committee and in carrying on our business.

INDEMNIFICATION AND INSURANCE

We intend to obtain, and pay the cost of, directors' and officers' liability insurance coverage which insures (1) the directors and officers from any claim arising out of an alleged wrongful act by the directors and officers in their respective capacities as directors and officers of our company, and (2) us to the extent that we have indemnified the directors and officers for loss.

OFFICER COMPENSATION

Our officers are not paid salaries by us. Mr. Knight is currently our sole executive officer. In addition, he is the sole shareholder of Apple Suites Advisors and Apple Suites Realty which are entitled to fees for services rendered by them to us. Mr. Knight will not receive any compensation from Apple Suites Advisors and Apple Suites Realty but will receive dividend income due to his ownership of those entities. See Compensation for a description of the fees payable to Apple Suites Advisors and Apple Suites Realty.

STOCK INCENTIVE PLANS

We plan to adopt two stock incentive plans, which are described below. For purposes of the description below, the term Offering means the Initial Offering plus all additional offerings and sales of Units which may occur during the five-year period beginning April 1, 2001, and ending March 31, 2006. The term Initial Offering means the offering of Units made pursuant to this prospectus.

The aggregate number of Units reserved for issuance under the two stock incentive plans is (1) 80,000 shares, plus (2) 6.425% of the number of shares sold in the Initial Offering in excess of the minimum offering, plus (3) 6.2% of the number of shares sold in the Offering above the Initial Offering.

THE INCENTIVE PLAN

Under one plan (the Incentive Plan), incentive awards may be granted to employees (including officers and directors who are employees) of us, or of Apple Suites Advisors or Apple Suites Realty (the latter two companies being sometimes referred to herein as Apple Hospitality Companies). Of the directors, initially Mr. Knight will be a participant in the Incentive Plan. Incentive awards may be in the form of stock options or restricted stock. Under the Incentive Plan, the number of Shares reserved for issuance is equal to an aggregate of (1) 35,000 Units, plus (2) 4.625% of the number of Units sold in the Initial Offering in excess of the minimum offering, plus (3) 4.4% of the number of the Units sold in the Offering above the Initial Offering. If an option is canceled, terminates or lapses unexercised, any unissued Units allocable to the option may be subjected again to an incentive award. The purpose of the Incentive Plan is to attract and retain the services of experienced and qualified employees who are acting on behalf of us, either directly or through the Apple Hospitality Companies, in a way that enhances the identification of the employees' interests with those of the shareholders.

The Incentive Plan will be administered by a Compensation Committee of the board of directors (the Committee). Notwithstanding anything to the contrary in this prospectus, the Committee must have a minimum of two members who are not eligible to participate in the Incentive Plan or any similar plan other than the Directors' Plan (described below).

Subject to the provisions of the Incentive Plan, the Committee has authority to determine (1) when to grant incentive awards, (2) which eligible employees will receive incentive awards, and (3) whether the award will be an option or restricted stock, and the number of Units to be allocated to each incentive award. The Committee may impose conditions on the exercise of options and upon the transfer of restricted stock received under the Plan, and may impose other restrictions and requirements as it may deem appropriate.

                                 Stock Options

An option granted under the Incentive Plan will not be transferable by the option holder except by will or under the intestacy laws, and will be exercisable only at the times specified by the Committee. During the lifetime of the option holder the option may be exercised only while the option holder is in our employ or in the employ of one of the Apple Hospitality Companies, or within 60 days after termination of employment. In the event the termination is due to death or disability, the option will be exercisable for a 180-day period thereafter.

The exercise price of the options will be not less than 100% of the fair market value of the Units as of the date of grant of the option. Unless the common shares are listed, the fair market value will be determined by the Committee using any reasonable method in good faith.

The Committee has discretion to take action as it deems appropriate with respect to outstanding options in the event of a sale of substantially all of our stock or assets, a merger of the Apple Hospitality Companies in which an option holder is employed, or the occurrence of similar events. Adjustments will be made in the terms of options and the number of Units which may be issued under the Incentive Plan in the event of a future stock dividend, stock split or similar pro rata change in the number of outstanding shares or the future creation or issuance to shareholders generally of rights, options or warrants for the purchase of common shares.

Options granted under the Incentive Plan are non-qualified stock options. Non-qualified stock options are options that are not intended to qualify for favorable incentive stock option tax treatment under the Internal Revenue Code.

                               Restricted Stock

Restricted stock issued pursuant to the Incentive Plan is subject to the following general restrictions: (1) none of those shares may be sold, transferred, pledged, or otherwise encumbered or disposed of until the restrictions on those shares shall have lapsed or been removed under the provisions of the Incentive Plan, and (2) if a holder of restricted stock ceases to be employed by us or one of the Apple Hospitality Companies, he will forfeit any shares of restricted stock on which the restrictions have not lapsed or been otherwise removed.

The Committee will establish as to each share of restricted stock issued under the Incentive Plan the terms and conditions upon which the restrictions on those shares shall lapse. The terms and conditions may include, without limitation, the lapsing of those restrictions at the end of a specified period of time, or as a result of the disability, death or retirement of the participant. In addition, the Committee may, at any time, in its sole discretion, accelerate the time at which any or all restrictions will lapse or remove any or all restrictions.

             Amendment of the Incentive Plan and Incentive Awards

The board of directors may amend the Incentive Plan as it deems advisable; provided that our shareholders must approve any amendment that would (1) materially increase the benefits accruing to participants under the Incentive Plan, (2) materially increase the number of Units that may be issued under the Incentive Plan, or (3) materially modify the requirements of eligibility for participation in the Incentive Plan. Incentive awards granted under the Incentive Plan may be amended with the consent of the recipient so long as the amended award is consistent with the terms of the Plan.

DIRECTORS' PLAN

We also plan to adopt a stock option plan for members of our board of directors who are not our employees or employees of the Apple Hospitality Companies (the Directors' Plan). Under the Directors' Plan, the number of shares reserved for issuance is equal to 45,000 shares plus 1.8% of the number of Shares sold in the Offering in excess of the minimum offering of 3,157,894.7 Units.

A director is eligible to receive an option under the Directors' Plan if the director is not otherwise our employee or an employee of any of the Apple Hospitality Companies or any subsidiary of ours and was not an employee of any of these entities for a period of at least one year before the date of grant of an option under the Plan. Four members of the board (all of the directors except Mr. Knight) are expected initially to qualify to receive options under the Directors' Plan.

The Directors' Plan will be administered by the board of directors. Grants of stock options to eligible directors under the Plan will be automatic. However, the board of directors has powers vested in it by the terms of the Plan, including, without limitation, the authority to prescribe the form of the agreement embodying awards of stock options under the Plan, to construe the Plan, to determine all questions arising under the Plan, and to adopt and amend rules and regulations for the administration of the Plan as it may deem desirable. Any decision of the board of directors in the administration of the Directors' Plan will be final and conclusive. The board of directors may act only by a majority of its members in office, except members thereof may authorize any one or more of their number, or any officer, to execute and deliver documents on behalf of the board of directors.

The Directors' Plan provides for the following automatic option awards:

(1) As of the initial closing of the Units, each eligible director will receive an option to purchase 5,500 Units plus 0.0125% of the number of Units in excess of the minimum offering sold by the initial closing.

(2) As of each June 1 during the years 2001 through 2005 (inclusive), each eligible director shall automatically receive an option to purchase 0.02% of the number of Units issued and outstanding on that date.

(3) As of the election as a director of any new person who qualities as an eligible director, the eligible director will automatically receive an option to purchase 5,000 Units.

The purpose of the Directors' Plan is to enhance the identification of the participating directors' interests with those of the shareholders.

The exercise price for each option granted under the Directors' Plan will be 100% of the fair market value on the date of grant; no consideration will be paid to us for the granting of the option. Options granted under the Directors' Plan will have a term of 10 years and will be fully exercisable six months after the date of grant. If an optionee ceases to serve as a director prior to the expiration of the six-month period following the date of grant, the option will terminate on the date of termination of service as a director. If an optionee ceases to serve as a director after the expiration of the six-month period following the date of grant, the option will terminate three years after the date of termination of service, or on expiration of the option, whichever is earlier.

Options granted under the Directors' Plan are non-transferable other than by will or the laws of descent and distribution upon the death of the optionee and, during the lifetime of the optionee, are exercisable only by him. Payment upon exercise of an option under the Directors' Plan may be made in cash or with our Units of equivalent value.

The board of directors may suspend or discontinue the Directors' Plan or revise or amend the Plan in any respect; provided, however, that without approval of the shareholders no revision or amendment may increase the number of Units subject to the Plan or materially increase the benefits accruing under the Plan. In addition, the Directors' Plan may not be amended more than once every six months other than to comply with changes in the Internal Revenue Code or ERISA.

STOCK OPTION GRANTS

As of the date of this prospectus, there have been no grants under the Incentive Plan or the Directors' Plan.

                         APPLE SUITES ADVISORS, INC.,
                APPLE SUITES REALTY GROUP, INC. AND AFFILIATES

GENERAL

On or before the initial closing of the minimum offering of $30,000,000, we will enter into an advisory agreement with Apple Suites Advisors, who will, among other things, seek to obtain, investigate, evaluate and recommend property investment opportunities for us, serve as property investment advisor and consultant in connection with investment policy decisions made by the board of directors and, subject to its direction, supervise our day-to-day operations. Apple Suites Advisors is a Virginia corporation all of the common shares of which are owned by Glade M. Knight. Glade M. Knight is the sole director of Apple Suites Advisors and also its sole officer.

Apple Suites Realty is engaged in the business of management of real property and the solution of financial and marketing problems related to investments in real property. Glade M. Knight is the sole shareholder and director of Apple Suites Realty as well as its sole officer.

Apple Suites Advisors and Apple Suites Realty will be staffed in a manner at all times sufficient to fully serve us. We will not obtain, and neither will Apple Suites Advisors nor Apple Suites Realty obtain, key-man life insurance on the life of any officer. In the event a key person ceases to serve us, Apple Suites Advisors or Apple Suites Realty the staff of these companies will be adjusted to serve us.

The term affiliate as used in this document refers generally to a person or entity which is related to another specific person or entity through common control, through significant (10% or more) equity ownership, or by serving as an officer or director with the specified entity. Affiliates of Apple Suites Advisors include Apple Suites Realty and Glade M. Knight.

THE ADVISORY AGREEMENT

The advisory agreement will have a five-year term and will be renewable for additional two-year terms thereafter by the board of directors. The advisory agreement provides that it may be terminated at any time by a majority of the independent directors or Apple Suites Advisors upon 60 days' written notice. Under the advisory agreement, Apple Suites Advisors undertakes to use its best efforts (1) to supervise and arrange for the day-to-day management of our operations and (2) to assist us in maintaining a continuing and suitable property investment program consistent with our investment policies and objectives. Under the advisory agreement, generally, Apple Suites Advisors is not required to, and will not, advise us on investments in securities, i.e., the temporary investment of offering proceeds pending investment of those proceeds in real property. It is expected that we will generally make our own decisions with respect to temporary investments.

Pursuant to the advisory agreement, Apple Suites Advisors will be entitled to an annual asset management fee. The asset management fee is payable quarterly in arrears. The amount of the asset management fee is a percentage of the amount raised in this offering. The applicable percentage used to calculate the asset management fee is based on the ratio of our modified funds from operations to the amount raised in this offering for the preceding calendar quarter. This ratio is referred to as the return ratio. The per annum asset management fee is initially equal to the following with respect to each calendar quarter:

 . 0.1 % if the return ratio for the preceding calendar quarter is 6% or less;

 . 0.15% if the return ratio for the preceding calendar quarter is more than 6% but not more than 8%; and

 . 0.25% if the return ratio for the preceding calendar quarter is above 8%.

Our modified funds from operations is defined as net income excluding gains or losses from debt restructuring and sales of property, plus depreciation of real property, after adjustments for significant non-recurring items and unconsolidated partnerships and joint ventures, if any.

We believe that modified funds from operations is an appropriate measure to use in determining the fees to be paid to Apple Suites Advisors. Modified funds from operations differs from funds from operations as defined by the National Association of Real Estate Investment Trust's (NAREIT) October 1999 White Paper. Funds from operations is defined by NAREIT as net income (computed in accordance with generally accepted accounting principles), excluding gains on sales of depreciable property, plus depreciation and amortization of real estate property used in operations, less preferred dividends and after adjustments for unconsolidated partnerships and joint ventures. Modified funds from operations includes the NAREIT definition but allows for add back of non-recurring items which are not indicative of on-going performance. Modified funds from operations does not represent cash flow from operating, investing or financing activities in accordance with GAAP and is not indicative of cash available to fund all of our cash needs. Modified funds from operations should not be considered as an alternative to net income or any other GAAP measure as an indicator of performance and should not be considered as an alternative to cash flow as a measure of liquidity or the ability to service debt or to pay dividends.

The bylaws require our independent directors to monitor Apple Suites Advisors' performance under the advisory agreement and to determine at least annually that the amount of compensation we pay to Apple Suites Advisors is reasonable, based on factors as they deem appropriate, including:

 . the amount of the asset management fee in relation to the size, composition and profitability of our investments;

 . the success of Apple Suites Advisors in selecting opportunities that meet our investment objectives;

 . the rates charged by other investment advisors performing comparable services;

 . the amount of additional revenues realized by it for other services performed for us;

 .    the quality and extent of service and advice furnished by it;

 .    the performance of our investments; and

 .    the quality of our investments in relation to any investments generated by it for its own account.

Our bylaws generally prohibit our operating expenses from exceeding in any year the greater of 2% of our total Average Invested Assets or 25% of our Company Net Income for the year. Operating expense means, generally, all operating, general and administrative expenses, but excluding depreciation and similar non-cash items and expenses of raising capital, interest, taxes and costs related to asset acquisition, operation and disposition. Average Invested Assets means, generally, the monthly average of the aggregate book value of assets invested in real estate, before deducting depreciation. Company Net Income means, generally, the revenues for any period, less expenses other than depreciation or similar non-cash items.

Unless the independent directors conclude that a higher level of expenses is justified based upon unusual and nonrecurring factors which they deem sufficient, Apple Suites Advisors must reimburse us for the amount of any excess operating expenses. It must make reimbursement within 120 days from the end of our fiscal year. Apple Suites Advisors will be entitled to be repaid reimbursements in succeeding fiscal years to the extent actual operating expenses are less than the permitted levels. In determining that unusual and nonrecurring factors are present, the independent directors will be entitled to consider all relevant factors pertaining to our business and operations, and will be required to explain their conclusion in written disclosure to the shareholders. Apple Suites Advisors generally would expect to pay any required reimbursement out of compensation received from us in the current or prior years. However, there can be no assurance that it would have the financial ability to fulfill its reimbursement obligations.

Our bylaws further prohibit the total organizational and offering expenses, including selling commissions from exceeding 15% of the amount raised in this offering. Furthermore, the total of all acquisition fees and acquisition expenses paid by us in connection with the purchase of a property by us shall be reasonable and shall in no event exceed an amount equal to 6% of the contract price for the property, unless a majority of the board of directors, including a majority of the independent directors, not otherwise interested in the transaction approves the transaction as being commercially competitive, fair and reasonable to us. For purposes of this limitation, the contract price for the property means the amount actually paid or allocated to the purchase, development, construction or improvement of the property, exclusive of acquisition fees and acquisition expenses. Any organizational and offering expenses or acquisition fees and acquisition expenses incurred by us in excess of the permitted limits shall be payable by Apple Suites Advisors immediately upon our demand.

This discussion is only a summary of the material terms of the Advisory Agreement. A copy of the form of agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. Please refer to the agreement for a complete statement of its provisions.

APPLE SUITES REALTY GROUP, INC.

We will enter into a Property Acquisition/Disposition Agreement with Apple Suites Realty under which Apple Suites Realty has agreed to act as a real estate broker in connection with our purchases and sales of properties. Under the agreement, Apple Suites Realty is entitled to a real estate commission equal to 2% of the gross purchase prices of our properties, payable by us in connection with each purchase; provided that during the course of this offering, the total real estate commission payable to Apple Suites Realty cannot exceed $3,600,000. Under the agreement, Apple Suites Realty is also entitled to a real estate commission equal to 2% of the gross sales prices of our properties, payable by us in connection with each property sale if, but only if, any property is sold and the sales price exceeds the sum of (1) our cost basis in the property plus
(2) 10% of the cost basis. The cost basis is the original purchase price plus any and all capitalized costs and expenditures connected with the property. For purposes of this calculation, our cost basis will not be reduced by depreciation. If the sales price of a particular property does not equal the required amount, no real estate commission is payable, but Apple Suites Realty is still entitled to payment from us of certain of its costs incurred on our behalf in marketing the property. If the person from whom we purchase or to whom we sell a property pays any fee to Apple Suites Realty that amount will decrease the amount of our obligation to Apple Suites Realty. The agreement will have an initial term of five years and will renew automatically for successive terms of five years unless either party to the agreement elects not to renew by notice sent to the other party within 60 days before the end of any term.

This discussion is only a summary of the material terms of the Property Acquisition/Disposition Agreement. A copy of the form of Property
Acquisition/Disposition Agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. Please refer to the agreement for a complete description of its provisions.

Subject to the conditions applicable generally to transactions between us and affiliates of Apple Suites Advisors, Apple Suites Realty or an affiliate may render services to us in connection with our financings or retinancings, and would be entitled to compensation for those services. As of the date of this prospectus, there are no specific agreements for any of these services.

PRIOR PERFORMANCE OF PROGRAMS SPONSORED BY GLADE M. KNIGHT

The following paragraphs contain information on prior programs sponsored by Glade M. Knight to invest in real estate. This discussion is a narrative summary of Mr. Knight's experience in the last ten years (and, in certain contexts, a longer period) with all other programs sponsored by him, both public and nonpublic, that have invested in real estate regardless of the investment objectives of the program. The information set forth is current as of December 31, 2000, except where a different date is specified. This information should not be considered to be indicative of our capitalization or operations. Purchasers of our Units will not have any interest in the entities referred to in this section or in any of the properties owned by those entities.

PRIOR REITS - CORNERSTONE AND APPLE RESIDENTIAL

Mr. Knight was responsible for the organization of Cornerstone Realty Income Trust, Inc. (Cornerstone), a real estate investment trust organized to acquire, own and operate apartment complexes in the mid-Atlantic and southeastern regions of the country. Mr. Knight is the chairman, chief executive officer and president of Cornerstone. Between December 1992 and October 1996, Cornerstone sold approximately $300 million in common shares in a continuous best-efforts offering to approximately 12,000 investors. Since that initial offering, Cornerstone has completed additional firm-commitment offerings. Cornerstone currently has approximately 20,000 investors and its common shares are traded on the New York Stock Exchange under the symbol TCR. The net proceeds of the Cornerstone best-efforts public offering and subsequent offerings were used to acquire apartment communities in Virginia, North and South Carolina, and Georgia. Cornerstone currently owns 72 apartment communities. We will, upon request of any investor or prospective investor, provide at no cost a copy of the most recent Report on Form 10-K filed by Cornerstone with the Securities and Exchange Commission. For a reasonable charge, we will also provide copies of the exhibits to the Report on Form 10-K.

In addition, Mr. Knight was responsible for the organization of Apple Residential Income Trust, Inc. (Apple Residential), a real estate investment trust organized to acquire, own and operate apartment complexes in the southwestern region of the country. Mr. Knight is the chairman, chief executive officer and president of Apple Residential. Between January 1997 and February 1999, Apple Residential sold approximately $300 million in common shares in a continuous best-effort offering to approximately 11,000 investors. The net proceeds of the Apple Residential public offering were used to acquire 28 apartment communities in Texas. We will, upon request of any investor or prospective investor, provide at no cost a copy of the most recent Report on Form 10-K filed by Apple Residential with the Securities and Exchange Commission. For a reasonable charge, we will also provide copies of the exhibits to the Report on Form 10-K.

On July 23, 1999, Apple Residential Income Trust, Inc. was merged into a subsidiary of Cornerstone Realty Income Trust, Inc. Thus, as a result of that merger, Apple Residential Income Trust, Inc. ceased to exist and its properties became properties of Cornerstone Realty Income Trust, Inc.

As of December 31, 2000, Cornerstone had approximately 18,000 holders of its common shares and approximately 10,000 holders of its preferred shares. Its common shares are listed and traded on the New York Stock Exchange under the symbol TCR, but its preferred shares are not listed. At December 31, 2000, Cornerstone owned a total of 72 apartment communities in Texas, North Carolina, Virginia, Georgia and South Carolina.

ADDITIONAL INFORMATION ON CORNERSTONE AND APPLE SUITES ACQUISITIONS

Part II of our registration statement (which is not a part of this prospectus) contains a more detailed summary of the 73 property acquisitions by Cornerstone

(excluding properties disposed of) and 13 property acquisitions by Apple Suites which occurred on or before December 31, 2000. We will provide a copy of the summary without charge upon request of any investor or prospective investor.

PRIOR REITS - APPLE SUITES

Mr. Knight was responsible for the organization of Apple Suites, Inc. (Apple Suites), a real estate investment trust organized to acquire and own extended-stay hotels in selected metropolitan areas. Mr. Knight is the chairman, chief executive officer and president of Apple Suites. Between August 1999 and December 2000, Apple Suites sold approximately $85 million in common shares in a continuous best-effort offering to approximately 3,000 investors. The net proceeds of the Apple Suites public offering were used to acquire 13 extended-stay hotels in 10 metropolitan areas in the United States. We will, upon request of any investor or prospective investor, provide at no cost a copy of the most recent Report on Form 10-K filed by Apple Suites with the Securities and Exchange Commission. For a reasonable charge, we will also provide copies of the exhibits to the Report on Form 10-K.

PRIOR PARTNERSHIPS

Mr. Knight, between 1981 and 1989, organized 40 partnerships for the purpose of investing in real estate. Interests in 38 of these partnerships, in which Mr. Knight served as a general partner and all but one of which were limited partnerships, were sold to investors in privately-offered transactions. Two of the partnerships were publicly-offered.

PUBLICLY-OFFERED PARTNERSHIPS

Two partnerships sponsored by Mr. Knight were issuers in public offerings of assignee units of limited partnership interest. One publicly-offered partnership, Southeastern Income Properties Limited Partnership (Southeastern
I), was organized in 1987 and raised $25,000,000 from 2,714 investors. Southeastern I acquired four apartment complexes comprising 833 apartment units. The other publicly-offered partnership, Southeastern Income Properties II Limited Partnership (Southeastern II), was also organized in 1987 and raised $17,883,780 from 1,710 investors. Southeastern II acquired four apartment complexes comprising 794 apartment units. The aggregate cost of the eight properties purchased by Southeastern I and Southeastern II, including capital improvements thereto, was approximately $41,178,606. The affiliates of Mr. Knight which originally served as the general partners for these two partnerships transferred management control over these partnerships to a third party in February 1992 by converting to limited partner status. Thus, those affiliates of Mr. Knight ceased to serve as the general partners. Thereafter, those affiliates ceased to hold their limited partnership interests.

PRIVATELY-OFFERED PARTNERSHIPS

The 38 privately-offered partnerships were all organized in the 1980's, and a majority of them were organized before 1985. All of the privately-offered partnerships were formed before and had investment objectives dissimilar to those of Apple Hospitality Two, Inc. The dissimilar nature of the investment objectives is described below in this section.

The privately-offered partnerships collectively owned and operated 40 apartment complexes with a total of 5,972 apartment units and one motel with 144 rooms. A total of 733 investors in these partnerships contributed an aggregate of approximately $47,788,965 to the capital of the partnerships. The aggregate cost of the 41 properties purchased by these 38 privately-offered partnerships was approximately $129,088,000. Interests in all but one of the privately-offered partnerships were offered and sold in the period preceding 1987. One private partnership offered and sold its interests in 1989 (with a final closing in early 1990). This 1989 partnership acquired and later sold a single property and did not experience any of the adverse business developments experienced by certain of the other privately-offered partnerships, as described below.

The privately-offered partnerships used borrowing which varied from substantial to 100% of required funds in the acquisition of their properties. In addition, a significant objective of the privately-offered partnerships was the realization of tax losses which could be used to offset some or all of investors' other sources of income. The investment objectives of these partnerships were dissimilar to our investment objectives in that we do not seek to generate tax losses based in part on high levels of borrowing. Rather, we seek to realize increasing cash distributions to shareholders with no, low, or at most moderate levels of debt.

Certain Bankruptcy Reorganizations. Seven of these partnerships with investment objectives dissimilar to ours filed for reorganization under Chapter 11 of the United States Bankruptcy Code. Five of these seven partnerships subsequently reached agreements with their lenders to allow foreclosure on their properties on terms which were more favorable to the partnerships than were available before the filing of the petition for reorganization. The other two of the seven partnerships emerged from their Chapter 11 reorganizations with restructured debt. In addition, two other partnerships in which Mr. Knight formerly served as a general partner filed for reorganization under Chapter 11 of the United States Bankruptcy Code within two years after Mr. Knight ceased to serve as general partner.

Certain Foreclosures. Six of the dissimilar partnerships acquiesced to negotiated foreclosures on their properties upon terms which were more favorable to the partners than would have been available in the absence of negotiation.

Mr. Knight no longer holds any interests in any of the partnerships organized by him.

Causes and Effects of Bankruptcies and Foreclosures. Each of the partnerships described in the preceding two paragraphs owned a single property, and the adverse business development affecting the partnership therefore resulted in the partnership ceasing all cash distributions to investors. In the opinion of Mr. Knight, the bankruptcy filings and foreclosures described above were attributable to a combination of high borrowing, a downturn in economic conditions generally and the real estate industry in particular, a fundamental change in tax laws, which decreased the perceived value of real estate to potential buyers and lenders, and the unavailability of favorable financing. As a result of these factors, each of the partnership was unable to meet debt obligations or dispose of its property on terms that would allow repayment of its debt obligations.

Mr. Knight does not expect that the combination of factors applicable to those privately-offered partnerships will be applicable to our operations.

The privately-offered partnerships that experienced adverse business developments were tax-shelter investments, a principal objective of which was to generate tax losses for investors. A large portion of the tax losses resulted from interest deductions on mortgage debt on the properties. Since more mortgage debt resulted in higher tax losses to investors, there was an incentive to place a large amount of debt on the properties. We do not have as an objective to, and as a real estate investment trust we cannot, generate tax losses for shareholders. Our policy is to own properties on an all-cash basis, or use limited interim borrowing to be repaid with proceeds from this offering.

The properties owned by the privately-offered partnerships were purchased by those partnerships when federal income tax laws permitted partnership investors to use partnership losses to offset their income from other sources. When this law was changed in 1986 to, in effect, prohibit the use of such losses, the value of such real estate decreased, making sale or refinancing of the properties at an amount sufficient to pay off the high mortgage debt difficult or impossible. Again, since our objectives do not include the generation of tax losses to shareholders, we do not expect this to be a risk for us.

In the private partnerships, the generation of tax losses was in general a much more important investment objective than the making of cash distributions to partners, either from operations or property dispositions. Our principal business objective is to maximize shareholder value by achieving long-term growth in cash distributions to our shareholders, and we do not plan to generate tax losses for investors. The fact that our investment objectives are radically different from those of the privately-offered partnerships means that we expect key operating policies (such as the amount of debt) to be substantially different and that the basic causes of the operating difficulties of the privately-offered partnerships should not be present in our operations.

Finally, the privately-offered partnerships, which incurred much debt, had little equity investment (some had no equity investment while the equity investment in others was less than $1 million). The privately-offered partnerships had no property diversification and small, if any, reserves to fund operational difficulties. Even if only our minimum offering is raised, we expect to have some property diversification and a reasonable reserve fund. To the extent more than our minimum offering is raised, property diversification and reserve amounts will increase.

ADDITIONAL INFORMATION ON PRIOR PROGRAMS

Prospective investors should also refer to the tabular information on prior programs sponsored by Mr. Knight appearing under the heading Experience of Prior Programs in this prospectus.

                     PRINCIPAL AND MANAGEMENT SHAREHOLDERS

Beneficial ownership of our Units, and options to purchase our Units, held by our directors and officers as of the date of this prospectus, are indicated in the table below. Each person named in the table has sole voting and investment powers as to the shares or shares those powers with his spouse and minor children, if any.

                                   NUMBER OF UNITS       PERCENT OF AGGREGATE
              NAME                BENEFICIALLY OWNED    OUTSTANDING UNITS OWNED
  -----------------------------  --------------------  -------------------------
  Apple Suites Advisors, Inc.             10                     100%

Mr. Knight is the sole shareholder of Apple Suites Advisors In addition to the foregoing, Glade M. Knight, who is our director, chairman of the board and president, will own 202,500 Series B convertible preferred shares. In addition, Mr. Stanley J. Olander, Jr. and Ms. Debra A. Jones, business associates of Mr. Knight, will each own 18,750 Series B convertible preferred shares. The Series B convertible preferred shares are convertible into Units pursuant to the formula and on the terms and conditions set forth below. We plan to issue the Series B convertible preferred shares to Mr. Knight and others on or before the initial closing of the minimum offering of $30,000,000, in exchange for the payment by them of $0.10 per Series B convertible preferred share, or an aggregate of $24,000.

There are no dividends payable on the Series B convertible preferred shares. Holders of more than two-thirds of the Series B convertible preferred shares must approve any proposed amendment to the Articles of Incorporation that would adversely affect the Series B convertible preferred shares.

Upon our liquidation, the holder of the Series B convertible preferred shares is entitled to a priority liquidation payment before any distribution of liquidation proceeds to the holders of the common shares. However, the priority liquidation payment of the holders of the Series B convertible preferred shares is junior to the holders of the Series A preferred shares distribution rights. The holder of a Series B convertible preferred share is entitled to a liquidation payment of $10 per number of common shares each Series B convertible preferred share would be convertible into according to the formula described below. In the event that the liquidation of our assets results in proceeds that exceed the distribution rights of the Series A preferred shares and the Series B convertible preferred shares, the remaining proceeds will be distributed between the common shares and the Series B convertible preferred shares, on an as converted basis.

The Series B convertible preferred shares are convertible into Units upon and for 180 days following the occurrence of either of the following events: (1) substantially all of our assets, stock or business is transferred, whether through exchange, merger, consolidation, lease, share exchange or otherwise, or
(2) the Advisory Agreement with Apple Suites Advisors is terminated or not renewed. Upon the occurrence of either triggering event and for purposes of determining the liquidation payment due to each holder of a Series B convertible preferred share, each Series B convertible preferred share is convertible into a number of Units based upon the gross proceeds raised through the date of conversion in the offering made by this prospectus according to the following formula:


           GROSS PROCEEDS RAISED                NUMBER OF UNITS THROUGH
        FROM SALES OF UNITS THROUGH           CONVERSION OF ONE SERIES B
            DATE OF CONVERSION                CONVERTIBLE PREFERRED SHARE
      -------------------------------        -----------------------------
              $    50 million...............             1.0
              $   100 million...............             2.0
              $   150 million...............             3.5
              $   200 million...............             5.3


No additional consideration is due upon the conversion of the Series B convertible preferred shares. The conversion into Units of the Series B convertible preferred shares will result in dilution of the shareholders' interests.

                       FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

The following summary of material federal income tax considerations that may be relevant to a holder of Units is based on current law and is not intended as tax advice. The statements of law and legal conclusions set forth in this summary represents the opinion of McGuireWoods LLP, special tax counsel to Apple Hospitality, Inc. The following discussion, which is not exhaustive of all possible tax considerations, does not include a detailed discussion of any state, local or foreign tax considerations. Nor does it discuss all of the aspects of federal income taxation that may be relevant to a prospective shareholder in light of his or her particular circumstances or to certain types of shareholders (including insurance companies, tax-exempt entities, financial institutions or broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) who are subject to special treatment under the federal income tax laws.

The statements in this discussion are based on current provisions of the Internal Revenue Code, existing, temporary and currently proposed Treasury Regulations under the Code, the legislative history of the Code, existing administrative rulings and practices of the IRS and judicial decisions. No assurance can be given that legislative, judicial or administrative changes will not affect the accuracy of any statements in this prospectus with respect to transactions entered into or contemplated prior to the effective date of the changes.

THIS DISCUSSION IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING. EACH PROSPECTIVE PURCHASER OF UNITS IS ADVISED TO CONSULT WITH HIS OR HER OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF UNITS IN AN ENTITY ELECTING TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, DISPOSITION AND ELECTION, AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

We will elect to be treated as a REIT for federal income tax purposes commencing with our taxable year ended December 31, 2001. Based on assumptions and representations summarized below, McGuireWoods LLP, our legal counsel, is of the opinion that beginning with our taxable year ended December 31, 200l:

-- we are organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and

-- our proposed method of operations described in this prospectus will enable us to satisfy the requirements for qualification as a REIT.

The rules governing REITs are highly technical and require ongoing compliance with a variety of tests that depend, among other things, on future operating results. McGuireWoods LLP will not monitor our compliance with these requirements. While we expect to satisfy these tests, and will use our best efforts to do so, we cannot ensure we will qualify as a REIT for any particular year, or that the applicable law will not change and adversely affect us and our shareholders. The following is a summary of the material federal income tax considerations affecting us as a REIT and our shareholders:

REIT QUALIFICATION

In order to maintain our REIT qualification, we must meet the following criteria:

-- We must be organized as an entity that would, if we did not maintain our REIT status, be taxable as a regular corporation;

-- We must be managed by one or more directors;

-- Our taxable year must be the calendar year;

-- Our beneficial ownership must be evidenced by transferable shares;

-- Our capital stock must be held by at least 100 persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months; and

-- Not more than 50% of the value of our shares of capital stock may be held, directly or indirectly, applying constructive ownership rules, by five or fewer individuals at any time during the last half of each our taxable years.

To protect against violations of these requirements, our bylaws provide restrictions on transfers of our shares, as well as provisions that automatically convert shares into nonvoting, non-dividend paying excess shares to the extent that the ownership otherwise might jeopardize our REIT status.

To monitor our compliance with the share ownership requirements, we are required to and will maintain records disclosing the actual ownership of common shares. To do so, we will demand written statements each year from the record holders of certain percentages of shares in which the record holders are to disclose the actual owners of the shares. A list of those persons failing or refusing to comply with this demand will be maintained as part of our records. Shareholders who fail or refuse to comply with the demand must submit a statement with their tax returns disclosing the actual ownership of the shares and other information.

We expect to satisfy each of the requirements discussed above. We also expect to satisfy the requirements that are separately described below concerning the nature and amounts of our income and assets and the levels of required annual distributions.

Sources of Gross Income

In order to qualify as a REIT for a particular year, we also must meet two tests governing the sources of our income. These tests are designed to ensure that a REIT derives its income principally from passive real estate investments. In evaluating a REIT's income, the REIT will be treated as receiving its proportionate share of the income produced by any partnership in which the REIT holds an interest as a partner, and that income will retain the character that it has in the hands of the partnership. The Code allows us to own and operate a number of our properties through wholly-owned subsidiaries which are qualified REIT subsidiaries. The Code provides that a qualified REIT subsidiary is not treated as a separate corporation, and all of its assets, liabilities and items of income, deduction and credit are treated as assets, liabilities and items of the REIT.

75% Gross Income Test

At least 75% of a REIT's gross income for each taxable year must be derived from specified classes of income that principally are real estate related. The permitted categories of principal importance to us are:

-- rents from real property;

-- interest on loans secured by real property;

-- gain from the sale of real property or loans secured by real property (excluding gain from the sale of property held primarily for sale to customers in the ordinary course of a company's trade or business, referred to below as dealer property);

-- income from the operation and gain from the sale of property acquired in connection with the foreclosure of a mortgage securing that property (foreclosure property);

-- distributions on, or gain from the sale of, shares of other qualifying
REITs;

-- abatements and refunds of real property taxes; and

qualified temporary investment income (described below).

In evaluating our compliance with the 75% gross income test, as well as the 95% gross income test described below, gross income does not include gross income from prohibited transactions. In general, a prohibited transaction is one involving a sale of dealer property, not including foreclosure property and dealer property held by us for at least four years.

We expect that substantially all of our operating gross income will be considered rent from real property. Rent from real property is qualifying income for purposes of the gross income tests only if certain conditions are satisfied. Rent from real property includes charges for services customarily rendered to tenants, and rent attributable to personal property leased together with the real property so long as the personal property rent is less than 15% of the total rent. We do not expect to earn material amounts in these categories. Rent from real property generally does not include rent based on the income or profits derived from the property. We do not intend to lease property and receive rentals based on the tenant's net income or profit. However, rent based on a percentage of gross income is permitted as rent from real property and we will have leases where rent is based on a percentage of gross income.

With the exception for certain rents received from a taxable REIT subsidiary, rents from real property also excludes amounts received from a person or corporation in which we (or any of our 10% or greater owners) directly or indirectly through the constructive ownership rules contained in section 318 of the Code, owns a 10% or greater interest. As described below, we expect that amounts received from Apple Suites Management will satisfy the conditions of the exception for rents received from a taxable REIT subsidiary with the result that such amounts will be considered rents from real property. A third exclusion covers amounts received with respect to real property if we furnish services to the tenants or manage or operate the property, other than through an independent contractor from whom we do not derive any income. The obligation to operate through an independent contractor generally does not apply, however, if the services provided by us are usually or customarily rendered in connection with the rental of space for occupancy only and are not considered rendered primarily for the convenience of the tenant. Further, if the value of the non-customary service income with respect to a property (valued at no less than 150% of our direct cost of performing the services) is 1% or less of the total income derived from the property, then all rental income from that property except the non-customary service income will qualify as rents from real property.


For taxable years beginning after December 31, 2000, a REIT may jointly elect with a corporation, in which the REIT directly or indirectly owns stock, to cause the corporation to be treated as a taxable REIT subsidiary. We expect to make a joint election that would cause Apple Suites Management to be treated as a taxable REIT subsidiary. In connection with that election, we intend to lease all our hotels to Apple Suites management.

Amounts received as rent from a taxable REIT subsidiary are not excluded from rents from real property by reason of the related party rule described above, if the activities of the taxable REIT subsidiary and the nature of the properties it leases meet certain requirements. Generally, amounts received by us from Apple Suites Management with respect to any hotels we own will be considered rents from real property only if the following conditions are met:

-- each hotel must not be managed or operated by Apple Suites Management, but rather must be managed or operated by an entity that qualities for federal tax purposes as an independent contractor that is actively engaged in the trade or business of operating lodging facilities for persons not related to us or Apple Hospitality Management;

-- Apple Suites Management may not directly or indirectly provide to any person, under a franchise, license or otherwise, rights to any brand name under which the any hotel facility is operated, except with respect to an independent contractor in relation to facilities it owns or leases from us; and

-- no wagering activities may be conducted at or in connection with our hotels by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business.

We expect that all our hotels will be operated in accordance with these requirements with the result that amounts received from Apple Suites Management will be considered rents from real property. Apple Suites Management, as a taxable REIT subsidiary, will pay regular corporate rates on any income it earns from the lease of our hotels.

Upon the ultimate sale of any of our properties, any gains realized also are expected to constitute qualifying income, as gain from the sale of real property (not involving a prohibited transaction).

95% Gross Income Test

In addition to earning 75% of its gross income from the sources listed above, at least an additional 20% of our gross income for each taxable year must come either from those sources, or from dividends, interest or gains from the sale or other disposition of stock or other securities that do not constitute dealer property. This test permits a REIT to earn a significant portion of its income from traditional passive investment sources that are not necessarily real estate related. The term interest (under both the 75% and 95% tests) does not include amounts that are based on the income or profits of any person, unless the computation is based only on a fixed percentage of receipts or sales.

Failing the 75% or 95% Tests; Reasonable Cause

As a result of the 75% and 95% tests, REITs generally are not permitted to earn more than 5% of their gross income from active sources such as brokerage commissions or other fees for services rendered. We may receive this type income. This type of income will not qualify for the 75% test or 95% test but is not expected to be significant and this income, together with other non-qualifying income, is expected to be at all times less than 5% of our annual gross income. While we do not anticipate we will earn substantial amounts of non-qualifying income, if non-qualifying income exceeds 5% of our gross income, we could lose our status as a REIT. As described above, we will establish one or more taxable REIT subsidiaries with whom we will enter into leases for all of our hotels. The gross income generated by these taxable REIT subsidiaries would not be included in our gross income, however, we will realize gross income from these subsidiaries in the form of rents. In addition, any dividends from subsidiaries to us would be included in our gross income and qualify for the 95% income test.

If we fail to meet either the 75% or 95% income tests during a taxable year, we may still qualify as a REIT for that year if

-- we report the source and nature of each item of our gross income in our federal income tax return for that year;

-- the inclusion of any incorrect information in our return is not due to fraud with intent to evade tax; and

-- the failure to meet the tests is due to reasonable cause and not to willful neglect.

However, in that case we would be subject to a 100% tax based on the greater of the amount by which we fail either the 75% or 95% income tests for the year, multiplied by a fraction intended to reflect our profitability.

Character of Assets Owned

On the last day of each calendar quarter, we also must meet two tests concerning the nature of our investments. First, at least 75% of the value of our total assets generally must consist of real estate assets, cash, cash items and government securities. For this purpose, real estate assets include interests in real property, interests in loans secured by mortgages on real property or by interests in real property, shares in other REITs and certain options, but excluding mineral, oil or gas royalty interests. The temporary investment of new capital in debt instruments also qualifies under this 75% asset test, but only for the one-year period beginning on the date we receive the new capital.

Second, although the balance of our assets generally may be invested without restriction, not more than 20% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries. Also, with exception for securities includible for purposes of the 75% test as well as the securities of a taxable REIT subsidiary and qualified REIT subsidiary, we will not be permitted to own (1) securities of any one issuer that represent more than 5% of the value of our total assets; (2) more than 10% of the outstanding voting securities of any single issuer; or (3) more than 10% of the value of the outstanding securities of any single issuer. As noted, a REIT, however, may own 100% of the stock of a qualified REIT subsidiary, in which case the assets, liabilities and items of income, deduction and credit of the subsidiary are treated as those of the REIT. In evaluating a REIT's assets, if the REIT invests in a partnership, it is deemed to own its proportionate share of the assets of the partnership. We expect to satisfy these asset tests.

Annual Distributions to Shareholders

To maintain REIT status, we generally must distribute to our shareholders in each taxable year at least 95% of our net ordinary income. More precisely, we must distribute an amount equal to (1) 95% of the sum of (a) our REIT taxable income before deduction of dividends paid and excluding any net capital gain and
(b) any net income from foreclosure property less the tax on the income, minus
(2) limited categories of excess noncash income (including, cancellation of indebtedness and original issue discount income). For taxable years beginning after December 31, 2000, the above described 95% distribution requirements will be lowered to 90%.

REIT taxable income is defined to be the taxable income of the REIT, computed as if it were an ordinary corporation, with modifications. For example, the deduction for dividends paid is allowed, but neither net income from foreclosure property, nor net income from prohibited transactions, is included. In addition, the REIT may carry over, but not carry back, a net operating loss for 20 years following the year in which it was incurred.

A REIT may satisfy the 95% distribution test (90% for years beginning after December 31, 2000) with dividends paid during the taxable year and with dividends paid after the end of the taxable year if the dividends fall within one of the following categories:

-- Dividends paid in January that were declared during the last calendar quarter of the prior year and were payable to shareholders of record on a date during the last calendar quarter of that prior year are treated as paid in the prior year for ourselves and our shareholders.

-- Dividends declared before the due date of our tax return for the taxable year (including extensions) also will be treated as paid in the prior year for ourselves if they are paid (1) within 12 months of the end of the taxable year and (2) no later than our next regular distribution payment occurring after that declaration.

Dividends that are paid after the close of a taxable year that do not qualify under the rule governing payments made in January (described above) will be taxable to the shareholders in the year paid, even though we may take them into account for a prior year. A nondeductible excise tax equal to 4% will be imposed on a company for each calendar year to the extent that dividends declared and distributed or deemed distributed before December 31 are less than the sum of
(a) 85% of a company's ordinary income plus (b) 95% of a company's capital gain net income plus (c) any undistributed income from prior periods.

We will be taxed at regular corporate rates to the extent we retain any portion of our taxable income. It is possible that we may not have sufficient cash or other liquid assets to meet the distribution requirement. This could arise because of competing demands for our funds, or because of timing differences between tax reporting and cash receipts and disbursements. Although we do not anticipate any difficulty in meeting this requirement, no assurance can be given that necessary funds will be available. In the event this occurs, we may arrange for short-term, or possibly long-term, borrowings to permit the payment of required dividends and meet the 95% distribution requirement (90% for years beginning after December 31, 2000).

If we fail to meet the 95% distribution requirement (90 % for years beginning after December 31, 2000) because of an adjustment to our taxable income by the IRS, we may be able to retroactively cure the failure by paying a deficiency dividend, as well as applicable interest and penalties, within a specified period.

TAXATION AS A REIT

As a REIT, we generally will not be subject to corporate income tax to the extent we currently distribute our REIT taxable income to our shareholders. This treatment effectively eliminates the double taxation imposed on investments in most corporations. We generally will be taxed only on the portion of our taxable income which we retain, including any undistributed net capital gain, because we will be entitled to a deduction for dividends paid to shareholders during the taxable year. A dividends paid deduction is not available for dividends that are considered preferential within any given class of shares or as between classes except to the extent a class is entitled to a preference. We do not anticipate we will pay any preferential dividends.

Even as a REIT, we will be subject to tax in the following circumstances:

-- certain income or gain from foreclosure property will be taxed at the highest corporate rate;

-- a tax of 100% applies to any net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business;

-- if we fail to meet either the 75% or 95% source of income tests, a 100% tax would be imposed equal to the amount obtained by multiplying (1) the greater of the amount, if any, by which we failed either the 75% income test or the 95% income test, times (2) the ratio of our REIT taxable income to our gross income (excluding capital gain and other items);

-- items of tax preference, excluding items specifically allocable to our shareholders, will be subject to the alternative minimum tax;

-- if we fail to distribute with respect to each calendar year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, and (3) any undistributed taxable income from prior years, we would be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed; and

-- under regulations that are to be promulgated, we also may be taxed at the highest regular corporate tax rate on any built-in gain attributable to assets we acquire in tax-free corporate transactions, to the extent the gain is recognized during the first ten years after we acquire the assets.

FAILURE TO QUALIFY AS A REIT

If we fail to qualify as a REIT and are not successful in seeking relief, we will be taxed at regular corporate rates on all of our taxable income. Distributions to our shareholders would not be deductible in computing that taxable income, and we would no longer be required to make distributions. Any corporate level taxes generally would reduce the amount of cash available for distribution to our shareholders and, because our shareholders would continue to be taxed on any distributions they receive, the net after tax yield to our shareholders likely would be substantially reduced.

As a result, our failure to qualify as a REIT during any taxable year could have a material adverse effect upon us and our shareholders. If we lose our REIT status, unless we are able to obtain relief, we will not be eligible to elect REIT status again until the fifth taxable year which begins after the taxable year during which our election was terminated.

TAXATION OF SHAREHOLDERS

In general, distributions will be taxable to shareholders as ordinary income to the extent of our earnings and profits. Specifically, dividends and distributions will be treated as follows:

-- Dividends declared during the last quarter of a calendar year and actually paid during January of the immediately following calendar year are generally treated as if received by the shareholders on December 31 of the calendar year during which they were declared.

-- Distributions paid to shareholders will not constitute passive activity income, and as a result generally cannot be offset by losses from passive activities of a shareholder who is subject to the passive activity rules.

-- Distributions we designate as capital gains dividends generally will be taxed as long-term capital gains to shareholders to the extent that the distributions do not exceed our actual net capital gain for the taxable year. Corporate shareholders may be required to treat up to 20% of any capital gains dividends as ordinary income.

-- If we elect to retain and pay income tax on any net long-term capital gain, our shareholders would include in their income as long-term capital gain their proportionate share of net long-term capital gain. Our shareholders would receive a credit for the shareholder's proportionate share of the tax paid by us on retained capital gains and an increase in basis in their shares in an amount equal to the difference between the undistributed long-term capital gains and the amount of tax we paid.

-- Any distributions we make, whether characterized as ordinary income or as capital gains, are not eligible for the dividends received deduction for corporations.

-- Shareholders are not permitted to deduct our losses or loss carry-forwards.

We may generate cash in excess of our net earnings. If we distribute cash to our shareholders in excess of our current and accumulated earnings and profits, other than as a capital gain dividend, the excess cash will be deemed to be a return of capital to each shareholder to the extent of the adjusted tax basis of the shareholder's shares. Distributions in excess of the adjusted tax basis will be treated as gain from the sale or exchange of the shares. A shareholder who has received a distribution in excess of our current and accumulated earnings and profits may, upon the sale of the shares, realize a higher taxable gain or a smaller loss because the basis of the shares as reduced will be used for purposes of computing the amount of the gain or loss.

Generally, gain or loss realized by a shareholder upon the sale of shares will be reportable as capital gain or loss. If a shareholder receives a long-term capital gain dividend and has held the shares for six months or less, any loss incurred on the sale or exchange of the shares is treated as a long-term capital loss to the extent of the corresponding long-term capital gain dividend received.

In any year in which we fail to qualify as a REIT, our shareholders generally will continue to be treated in the same fashion described above, except that none of our dividends will be eligible for treatment as capital gains dividends, corporate shareholders will qualify for the dividends received deduction and the shareholders will not be required to report any share of our tax preference items.

BACKUP WITHHOLDING

We will report to our shareholders and the IRS the amount of dividends paid during each calendar year and the amount of tax withheld, if any. If a shareholder is subject to backup withholding, we will be required to deduct and withhold from any dividends payable to that shareholder a tax of 31%. These rules may apply in the following circumstances:

-- when a shareholder fails to supply a correct taxpayer identification number,

-- when the IRS notifies us that the shareholder is subject to the rules or has furnished an incorrect taxpayer identification number, or

-- in the case of corporations or others within exempt categories, when they fail to demonstrate that fact when required.

A shareholder that does not provide a correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount withheld as backup withholding may be credited against the shareholder's federal income tax liability. We also may be required to withhold a portion of capital gain distributions made to shareholders who fail to certify their non-foreign status.

The United States Treasury has recently issued final regulations regarding the withholding and information reporting rules discussed above. In general, the final regulations do not alter the substantive withholding and information reporting requirements but unify current certification procedures and clarify reliance standards. The final regulations are generally effective for payments made on or after January 1, 2001, subject to transition rules. Prospective investors should consult their own tax advisors concerning the adoption of the final regulations and the potential effect on their ownership of Units.

TAXATION OF TAX EXEMPT ENTITLES

In general, a tax-exempt entity that is a shareholder will not be subject to tax on distributions with respect to our shares or gain realized on the sale of our shares. In Revenue Ruling 66-106, the IRS confirmed that a REIT's distributions to a tax-exempt employees' pension trust did not constitute unrelated business taxable income (UBTI). A tax-exempt entity may be subject to UBTI, however, to the extent that it has financed the acquisition of its shares with acquisition indebtedness within the meaning of the Code. The Revenue Reconciliation Act of 1993 has modified the rules for tax exempt employees' pension and profit sharing trusts which qualify under section 401 (a) of the Code and are exempt from tax under section 501(a) of the Code for tax years beginning after December 31, 1993. In determining the number of shareholders a REIT has for purposes of the 50% test described above, any stock held by a qualified trust will be treated as held directly by its beneficiaries in proportion to their actuarial interests in the trust and will not be treated as held by the trust.

 A qualified trust owning more than 10% of a REIT may be required to treat a percentage of dividends from the REIT as UBTI. The percentage is determined by dividing the REIT's gross income, less direct expenses related thereto, derived from an unrelated trade or business for the year (determined as if the REIT were a qualified trust) by the gross income of the REIT for the year in which the dividends are paid. However, if this percentage is less than 5%, dividends are not treated as UBTI. These UBTI rules apply only if the REIT qualifies as a REIT because of the change in the 50% test discussed above and if the trust is predominantly held by qualified trusts. A REIT is predominantly held by qualified trusts if at least one pension trust owns more than 25% of the value of the REIT or a group of pension trusts each owning more than 10% of the value of the REIT collectively own more than 50% of the value of the REIT.

For social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, income from an investment our securities will constitute UBTI unless the organization is able to deduct an amount properly set aside or placed in reserve for certain purposes so as to offset the unrelated business taxable income generated by the investment our securities. These prospective investors should consult their own tax advisors concerning the set aside and reserve requirements.

TAXATION OF FOREIGN INVESTORS

The rules governing federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign shareholders are complex. Prospective Non-U.S. Shareholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws with regard to an investment in Units, including any reporting requirements, as well as the tax treatment of an investment under the laws of their home country.

STATE AND LOCAL TAXES

We may be subject to state or local taxation in various state or local jurisdictions, including those in which we transact business. In addition, it is not clear that subsequent to December 31, 2000, all of the states will have legislation similar to the federal legislation permitting taxable REIT subsidiaries. In those states where legislation similar to the federal legislation regarding taxable REIT subsidiaries is not in force the state tax treatment will not conform to the federal treatment described above. If we were to transact business in a state whose tax laws do not conform to the Internal Revenue Code the rents received from Apple Hospitality Management may be treated as related party rents with the result that for state income tax purposes we may not qualify as a REIT. In addition, our shareholders may also be subject to state or local taxation. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our securities.

                             ERISA CONSIDERATIONS

A fiduciary of a pension, profit-sharing, retirement employee benefit plan, individual retirement account (IRA), or Keogh Plan (each, a Plan) subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA), should consider the fiduciary standards under ERISA in the context of the Plan's particular circumstances before authorizing an investment of a portion of a Plan's assets in Units. In particular, the fiduciary should consider:

--whether the investment satisfies the diversification requirements of Section 404(a)(l)(c) of ERISA,

-- whether the investment is in accordance with the documents and instruments governing the Plan as required by Section 404(a)(l)(D) of ERISA,

-- whether the investment is for the exclusive purpose of providing benefits to participants in the Plan and their beneficiaries, or defraying reasonable administrative expenses of the Plan, and

-- whether the investment is prudent under ERISA.

In addition to the genera1 fiduciary standards of investment prudence and diversification, specific provisions of ERISA and the Internal Revenue Code of 1986 (the Code) prohibit a wide range of transactions involving the assets of a Plan and transactions with persons who have specified relationships to the Plan. These persons are referred to as parties in interest in ERISA and as disqualified persons in the Code. Thus, a fiduciary of a Plan considering an investment in Units should also consider whether acquiring or continuing to hold Units, either directly or indirectly, might constitute a prohibited transaction.

The Department of Labor (the DOL) has issued final regulations (the Regulations) as to what constitutes assets of an employee benefit plan under ERISA. Under these Regulations, if a Plan acquires an equity interest that is neither a publicly offered security nor a security issued by an investment company registered under the Investment Company Act of 1940, as amended, then for purposes of fiduciary and prohibited transaction provisions under ERISA and the Code, the assets of the Plan would include both the equity interest and an undivided interest in each of the entity's underlying assets, unless an exemption applies.

The Regulations define a publicly-offered security as a security that is:

-- widely held

-- freely transferable, and

-- either part of a class of securities registered under the Exchange Act, or sold pursuant to an effective registration statement under the Securities Act, provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering occurred.

The Regulations provide that a security is widely held only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. However, a security will not fail to be widely held if the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer's control. The Regulations further provide that whether a security is freely transferable is a factual question to be determined on the basis of all relevant facts and circumstances. The Regulations also provide that when a security is part of an offering in which the minimum investment is $10,000 or less, the existence of certain restrictions ordinarily will not, alone or in combination, affect the finding that the securities are freely transferable.

We believe that the restrictions imposed under our bylaws on the transfer of shares are limited to the restrictions on transfer generally permitted under the Regulations, and are not likely to result in the failure of the shares to be freely transferable. We also believe that the restrictions that apply to the shares held by us, or which may be derived from contractual arrangements requested by David Lerner Associates in connection with shares are unlikely to result in the failure of the shares to be freely transferable. Nonetheless, no assurance can be given that the DOL and/or the U.S. Treasury Department could not reach a contrary conclusion. Finally, the Units offered are securities that will be registered under the Securities Act and are or will be registered under the Exchange Act.

Assuming that the Units satisfy the definition of publicly-offered securities, described above, the underlying assets will not be deemed to be plan assets of any Plan that invests in the securities offered in this prospectus.

Notwithstanding the above, the Regulations provide that even if a security offered hereunder were not a publicly-traded security, investment by a Plan would not include the underlying assets if equity participation by benefit plan investors will not be significant. Under the Regulations, equity participation is significant if 25 percent or more in the security is held by benefit plan investors. The term benefit plan investors generally includes the plans described above.

                                CAPITALIZATION

Our capitalization as of January 17, 2001, and as adjusted to reflect the issuance and sale of the common shares offered assuming the minimum offering and maximum and after deducting anticipated expenses, selling commissions and the marketing expense allowance is as follows:

                                                                            AS ADJUSTED
                                                                     --------------------------
                                                                      MINIMUM        MAXIMUM
                                                          ACTUAL      OFFERING       OFFERING
                                                         --------    -----------   ------------
Units; no par value; 10 shares issued,
3,157,894.7 and  20,157,894.7 shares issued
as adjusted, respectively .....................            $100      $26,550,100   $179,000,100

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

We were organized on October 18, 2000 and have no significant operations to date. In addition, we currently own no properties. We intend to qualify as a REIT under the Internal Revenue Code.

The proceeds of this offering and the cash flow generated from properties we will acquire and any short term investments will be our principal source of liquidity. In addition, we may borrow funds, subject to the approval of our board of directors.

On February 28, 2001, we obtained a line of credit in a principal amount of up to $300,000 to fund our start-up costs. The lender is Apple Suites, Inc. This line of credit bears interest at 8 1/2%. Interest and the principal balance are due in full upon written demand by Apple Suites, Inc. any time after ninety days from the first advance made to us. Glade M. Knight, our president and Chairman of the Board, has guaranteed repayment of the loan. We expect to repay this debt with proceeds from the sale of common shares.

We anticipate that our cash flow will be adequate to cover our operating expenses and to permit us to meet our anticipated liquidity requirements, including distribution requirements. Inflation may increase our operating costs, including our costs on bank borrowings, if any. As of the date of this prospectus, we have no material commitments for capital expenditures.

We intend to establish a working capital reserve of at least 0.5% of the proceeds from this offering. This reserve, in combination with income from our properties and short term investments, is anticipated to satisfy our liquidity requirements.

SERIES B CONVERTIBLE PREFERRED SHARES

Mr. Knight has offered, and each of Debra A. Jones and Stanley J. Olander, Jr. have agreed to purchase, 18,750 Series B preferred convertible shares in exchange for the payment to us of $0.10 per Series B preferred convertible share. Ms. Jones and Mr. Olander have been business associates of Mr. Knight for approximately 20 years, and they have substantial experience with real estate investments and real estate investment trusts in particular. Mr. Knight has made this investment opportunity available to each of them in consideration of their past service to us, and advice in structuring our company, and to Mr. Knight in his capacity as the sole director and chief executive officer of Apple Suites Advisors, Inc. and Apple Suites Realty Group, Inc. It is not expected that either Ms. Jones or Mr. Olander will devote any additional amount of time to the affairs of Apple Suites Advisors, Inc. or Apple Suites Realty Group, Inc. (and thus to our affairs). Mr. Knight will remain the sole director and chief executive officer of Apple Suites Advisors, Inc. and Apple Suites Realty Group, Inc., and will be responsible for the actions and performance of those companies.

Compensation expense related to issuance of 202,500 Series B convertible preferred shares to Mr. Knight will be recognized at such time when the number of Units to be issued for conversion of the Series B convertible preferred shares can be reasonably estimated and the event triggering the conversion of the Series B convertible preferred shares to Units is probable. The expense will be measured as the difference between the fair value of the Units for which the Series B convertible preferred shares can be converted and the amounts paid for the Series B convertible preferred shares.

The issuance of the Series B convertible preferred shares to Mr. Olander and Ms. Jones will be accounted for under FASB Statement No. 123, Accounting for Stock-Based Compensation since these individuals are not our employees. Expense related to the issuance of the Series B convertible preferred shares will be determined based on fair value of the Series B convertible preferred shares at grant date in excess of amounts paid by Mr. Olander and Ms. Jones. Since the number of Units to which the Series B convertible preferred shares can be converted is not known at grant date and ultimate convertibility to Units is only allowed through a defined triggering event, the fair value of the Series B convertible preferred shares will be remeasured and not recorded as expense until the likely occurrence of an event triggering the conversion of the Series B convertible preferred shares to Units.

                             PLAN OF DISTRIBUTION

We are offering to sell the Units using the service of David Lerner Associates, Inc. as the managing dealer, and other broker-dealers selected by the managing dealer. The Units are being offered on a best efforts basis, meaning that the managing dealer and other broker-dealers are not obligated to purchase any Units. No Units will be sold unless at least a minimum of 3,157,894.7 Units has been sold no later than one year after the date of this prospectus. Our officers and directors and those of Apple Suites Advisors, Apple Suites Realty and Apple Hospitality Management will not be permitted to purchase Units in order to reach the minimum offering of 3,157,894.7 Units. If the minimum offering of Units is not sold by that date, the offering will terminate and all funds deposited by investors into the interest-bearing escrow account will be promptly refunded in full, with interest. First Union National Bank will act as escrow agent for the escrow account until the minimum offering of Units is sold.

The Units are offered at $9.50 per unit until the minimum offering of $30,000,000 in Units is achieved and the minimum 3,157,894.7 Units have been sold. Thereafter, the Units will be offered at $10 per share.

The offering of Units is expected to terminate when all Units offered by this prospectus have been sold or one year from the date hereof, unless extended by us for up to an additional year in order to achieve the maximum offering of 20,157,894.7 Units. In some states, extension of the offering may not be allowed, or may be allowed only upon the filing of a new application with the appropriate state administrator.

Purchasers will be sold Units at one or more closings. Following the sale of the minimum offering, additional closings will be held monthly during the offering period as orders are received. The final closing will be held shortly after the termination of the offering period or, if earlier, upon the sale of all the Units. It is expected that after the initial closing of the sale of the minimum offering, purchasers will be sold Units no later than the last day of the calendar month following the month in which their orders are received. Funds received during the offering but after the initial disbursement of funds will be held in escrow for the benefit of purchasers until the next closing, and then disbursed to us.

In no event are we required to accept the subscription of any prospective investor, and no subscription shall become binding on us until a properly completed subscription agreement prepared and executed by the prospective investor has been accepted by our duly authorized representative. We will either accept or reject each subscription within four business days from the receipt of the subscription by David Lerner Associates, Inc. or other broker-dealer.

We intend to hold investors' funds in escrow in an interest-bearing account with First Union National Bank until the minimum offering of 3,157,894.7 Units is achieved and the initial closing has occurred. The account will pay interest to investors from the date the investor's funds are received until the date of the initial closing. First Union National Bank will remit the aggregate interest on escrowed funds to David Lerner Associates, Inc., and David Lerner Associates, Inc. will pay the individual investors their interest. After the initial closing, investors' funds will be held in an interest-bearing account with David Lerner Associates, Inc. or other broker-dealers pending each applicable closing. That account will provide the investor with interest based on a then current money market fund rate. We and David Lerner Associates, Inc. reserve the right to formulate and adopt reasonable simplifying conventions in determining each investor's share of interest earned pending each closing. For example, we and David Lerner Associates, Inc. may average interest rates on escrowed funds over a given period of time or treat all investors subscribing during a given period of time (such as during a particular month or other period) as having subscribed on the same day during such period. These simplifying conventions would be designed to avoid costs necessary to compute interest amounts precisely where the costs are not commensurate with the amount of interest involved. Investors' subscriptions will be revocable by written notice delivered to the escrow agent at least five days before the initial closing.

Each investor who desires to purchase Units will be required to complete and sign a Subscription Agreement in the form attached to this prospectus as Exhibit
A. In addition to requesting basic identifying information concerning the investor, such as his or her name and address, the number of Units subscribed for, and the manner in which ownership will be held, the Subscription Agreement requires the investor to make a series of representations to us set forth in paragraphs designated (a) through (h).

We ask for these representations to help us determine whether you have received the disclosure materials pertaining to the investment, meet certain suitability requirements we have established, and understand what you are investing in. Should a dispute later arise between you and us concerning matters that are the subject of any representation, we would expect to rely upon your making of that representation in the Subscription Agreement if you later claim that that representation is not correct.

Set forth below is a brief summary of the nature of each representation in the lettered paragraphs of the Subscription Agreement. You should, however, carefully review the Subscription Agreement in its entirety.

(a) You acknowledge that you have received a copy of the prospectus and that you understand that your investment will be governed by the terms of that prospectus.

(b) You represent that you are of majority age and, therefore, can enter into a binding contract to purchase the Units.

(c) You represent that you have adequate financial resources, understand the financial risks of an investment in Units, and understand that there is no ready ability to sell or otherwise dispose of your investment in Units.

(d) You specifically represent that you either have a net worth (excluding home, furnishings and automobiles) of at least $50,000 (higher in certain states) and gross income of $50,000, or a net worth (with the same exclusions) of at least $100,000 (higher in certain states). You further represent that your investment in

Units is 10% or less of your net worth (with the indicated exclusions). This representation helps us determine that your proposed investment is suitable for you based on your financial condition.

(e) If you are acting on behalf of an entity, you represent that you have authority to bind the entity.

(f) You represent that the taxpayer identification number (social security number in the case of an individual) provided is correct and that you are not subject to backup withholding. This representation allows us to make distributions to you without any requirement to withhold for income tax purposes.

(g) You understand that we have the right, in our sole discretion, to accept or reject your subscription for Units.

(h) You agree to settle by arbitration any controversy between you and your broker concerning the Subscription Agreement and the investment represented by the Subscription Agreement.

It is expected that shareholders will be able to elect to reinvest any distributions from us in additional Units available in this offering, for as long as this offering continues. This option is referred to as the Additional Share Option. Any purchase by reinvestment of distributions would be at the same price per share and on the same terms applicable generally to subscriptions in this offering effective at the time of reinvestment. We reserve the right to establish rules governing reinvestment, as well as the right to modify or terminate the Additional Share Option at any time. We estimate that approximately 500,000 Units offered through this prospectus will be purchased through shareholders' reinvestment of distributions in Units pursuant to the Additional Share Option, but the number of shares which will be purchased cannot be determined at this time.

Subject to the Additional Share Option being available through the broker-dealer which initially sells a shareholder its Units, a shareholder will be able to elect the option by directing, on its subscription agreement, that cash distributions be reinvested in additional Units. Distributions attributable to any calendar quarter will then be used to purchase Units in this offering. As described under Federal Income Tax Consequences -- Federal Income Taxation of the Shareholders, a shareholder who elects the Additional Share Option will be taxed as if it had received its distributions which are used to purchase additional Units. A shareholder may elect to terminate its participation in the Additional Share Option at any time by written notice sent by it to the broker-dealer through which the shareholder initially purchased Units. The notice will be effective with respect to distributions attributable to any calendar quarter if it is sent at least 10 days before the end of that calendar quarter.

Funds not invested in real properties may only be invested by us in:

(a) bank accounts, including savings accounts and bank money market accounts (as bank is defined in Section 3(a)(6) of the Securities Exchange Act of 1934) (including bank money market accounts managed by the escrow agent and its affiliates);

(b) short-term direct obligations of the United States of America or obligations the principal of and the interest on which are unconditionally guaranteed by the United States of America; or

(c) short-term certificates of deposit issued by any bank (as defined in Section 3(a)(6) of the Securities Exchange Act of 1934) (including the escrow agent and its affiliates) located in the United States and having net worth of at least $50,000,000;

or similar highly liquid investments to the extent permitted by applicable laws and regulations.

We will pay to David Lerner Associates, Inc. selling commissions on all sales made in an amount equal to 7.5% of the purchase price of the Units or $0.7125 per Unit purchased at $9.50 per Unit and $0.75 per Unit purchased at $10 per Unit. We will also pay to David Lerner Associates, Inc. a marketing expense allowance equal to 2.5% of the purchase price of the Units, as a non-accountable reimbursement for expenses incurred by it in connection with the offer and sale of the Units. The marketing expense allowance will equal $0.2375 per Unit purchased at $9.50 per Unit and $0.25 per Unit purchased at $10 per Unit. The maximum selling commission payable to David Lerner Associates, Inc. is $15,000,000. The maximum marketing expense allowance payable to David Lerner Associates, Inc. is $5,000,000. The selling commissions and marketing expense allowance are payable to David Lerner Associates, Inc. at the times of the issuance of Units to purchasers.

The following table reflects the compensation payable to David Lerner Associates, Inc.

                                                                                                MARKETING

                                                PRICE TO PUBLIC          COMMISSIONS         EXPENSE ALLOWANCE
                                                ---------------          -----------         -----------------
Per Unit Minimum Offering..................     $          9.50       $    0.7125                $   0.2375
Per Unit Maximum Offering..................     $         10.00       $      0.75                      0.25
Total Minimum Offering.....................     $    30,000,000       $ 2,250,OOO                $  750,000
Total Maximum Offering.....................     $   200,000,000  $    $15,000,000                $5,000,000

Prospective investors are advised that David Lerner Associates, Inc., reserves the right to purchase Units, on the same terms applicable generally to sales pursuant to this prospectus, for its own account, at any time and in any amounts, to the extent not prohibited by relevant law. However, it is not expected that the managing dealer or other broker-dealers will purchase Units.

The Agency Agreement between us and David Lerner Associates, Inc. permits David Lerner Associates, Inc. to use the services of other broker-dealers in offering and selling the Units, subject to our approval. David Lerner Associates, Inc. will pay the compensation owing to the broker-dealers out of the selling commissions or marketing expense allowance payable to it. Sales by the broker-dealers will be carried on in accordance with customary securities distribution procedures. David Lerner Associates, Inc. may be deemed to be an underwriter for purposes of the Securities Act of 1933 in connection with this offering. Purchasers' checks are to be made payable to David Lerner Associates, Inc. unless the investor elects to use a portion of the proceeds in his or her David Lerner brokerage account. David Lerner Associates, Inc. will forward to the escrow agent funds representing subscription payments by noon of the next business day following receipt by David Lerner Associates, Inc. of the subscription payments.

Purchasers are required to purchase a minimum of $5,000 in Units or $2,000 in Units for Plans. After the minimum offering is achieved, Apple Suites Advisors and Apple Suites Realty may purchase in this offering up to 2.5% of the total number of Units sold in the offering, on the same terms and conditions as the public. If Apple Suites Advisors and Apple Suites Realty purchase any Units, they will be permitted to vote on any matters submitted to a vote of holders of the common shares. Any purchase of Units in this offering by Apple Suites Advisors and Apple Suites Realty must be for investment, and not for resale or distribution. The Units described in this paragraph are exclusive of the Units which may be issued under our stock incentive plans.

There has been no previous market for any of our Units. The initial offering price for the Units is arbitrary and was determined on the basis of our proposed capitalization, market conditions and other relevant factors.

We have agreed to indemnify David Lerner Associates, Inc. and other broker-dealers against a limited number of liabilities under the Securities Act. These liabilities include liabilities arising out of untrue statements of a material fact contained in this registration statement or arising out of the omission of a material fact required to be stated in this registration statement. We will also indemnify David Lerner Associates, Inc. for losses from a breach of any warranties made by us in the agency agreement.

                         DESCRIPTION OF CAPITAL STOCK

The information set forth below is only a summary of the material terms of our common shares and Series A preferred shares. You should refer to our articles of incorporation, and bylaws for a complete description of the common shares and the Series A preferred shares.

Our authorized capital stock consists of: (i) 200,000,000 common shares, no par value, (ii) 200,000,000 Series A preferred shares, no par value, (iii) 240,000 Series B convertible preferred shares, no par value and (iv) 15,000,000 additional preferred shares. Each common share and accompanying Series A preferred share will be fully paid and nonassessable upon issuance and payment therefor. As of the date of this prospectus, there were 10 common shares and accompanying Series A preferred share issued and outstanding. All 240,000 authorized Series B convertible preferred shares will initially be held by Glade
M. Knight, Stanley J. Olander, Jr., and Debra A. Jones.

COMMON SHARES

                       DIVIDEND AND DISTRIBUTION RIGHTS

Our common shares have equal rights in connection with:

-- dividends

-- distributions, and

-- liquidations.

If our board of directors determines, in its sole discretion, to declare a dividend, the right to a dividend is subject to the following restrictions:

-- the dividend rights of the common shares may be subordinate to any other of our shares ranking senior to the common shares, and

-- the amount of the dividend may be limited by law.

If we liquidate our assets or dissolve entirely, the holders of the common shares will share, on a pro rata basis, in the assets we are legally allowed to distribute. We must pay all of our known debts and liabilities or have made adequate provision for payment of these debts and liabilities before holders of common shares can share in our assets. Upon liquidation, the rights of the holders of the common shares will initially arise out of their rights as holders of the Series A preferred shares. In addition, in the event that the liquidation of our company results in proceeds that exceed the distribution rights of the Series A preferred shares and the Series B convertible preferred shares, the remaining proceeds will be distributed between the holders of the common shares and the holders of the Series B convertible preferred shares, on an as converted basis.

Holders of common shares do not have the right to convert or redeem their shares. In addition, they do not have rights to a sinking fund or to subscribe for any of our securities.

VOTING RIGHTS

Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders. The holders of common shares have exclusive voting power with respect to the election of directors, except as otherwise required by law or except as provided with respect to any other class or series of stock. There is no cumulative voting in the election of directors. Therefore the holders of a majority of the outstanding common shares can elect all of the directors then standing for election and the holders of the remaining shares will not be able to elect any directors.

Our articles state that a majority of common shares outstanding and entitled to vote on a matter may approve our company to take any of the following actions:

-- dissolve,

-- amend our charter or articles of incorporation,

-- merge,

-- sell all or substantially all of our assets, or

-- engage in a share exchange or similar transactions;

-- except for amendments to our articles of incorporation relating to the classification of the board of directors. This matter requires the approval of at least two-thirds of the shares entitled to vote.

The transfer agent and registrar for the common shares is First Union National Bank.

SERIES A PREFERRED SHARES

The Series A preferred shares have no voting rights, no distribution rights and no conversion rights. In addition, the Series A preferred shares are not separately tradable from the common shares to which they relate. The only right associated with each Series A preferred share is a priority distribution upon the sale of our assets. The priority distribution will be equal to $10.00 per Series A preferred share, and no more, before any distribution will be made to the holders of any other shares. Upon that distribution the Series A preferred shares will have no other distribution rights.

SERIES B CONVERTIBLE PREFERRED SHARES

Our authorized capital stock includes 240,000 Series B convertible preferred shares. There are no dividends payable on the Series B convertible preferred shares. Holders of more than two-thirds of the Series B convertible preferred shares must approve any proposed amendment to the Articles of Incorporation that would adversely affect the Series B convertible preferred shares.

Upon our liquidation, the holder of the Series B convertible preferred shares is entitled to a priority liquidation payment. However the priority liquidation payment of the holders of the Series B convertible preferred shares is junior to the holders of the Series A preferred shares distribution rights. The holder of a Series B convertible preferred share is entitled to a liquidation payment of $10 per number of common shares each Series B convertible preferred share would be convertible into according to the formula described below. In the event that the liquidation of our assets results in proceeds that exceed the distribution rights of the Series A preferred shares and the Series B convertible preferred shares, the remaining proceeds will be distributed between the common shares and the Series B convertible preferred shares, on an as converted basis.

The Series B convertible preferred shares are convertible into Units upon and for 180 days following the occurrence of either of the following events:

(1) substantially all of our assets, stock or business is transferred, whether through exchange, merger, consolidation, lease, share exchange or otherwise, or

(2) the Advisory Agreement with Apple Suites Advisors is terminated or not renewed.

Upon the occurrence of either triggering event and for purposes of determining the liquidation payment due to each holder of a Series B convertible preferred share, each Series B convertible preferred share is convertible into a number of Units based upon the gross proceeds raised through the date of conversion in the offering made by this prospectus according to the following formula:

          GROSS PROCEEDS RAISED FROM SALES                   NUMBER OF UNITS
              OF UNITS THROUGH DATE OF                   THROUGH CONVERSION OF ONE
                    CONVERSION                     SERIES B CONVERTIBLE PREFERRED SHARE
          ----------------------------------       -------------------------------------
          $50 million ......................                               1.0
          $100 million......................                               2.0
          $150 million......................                               3.5
          $200 million......................                               5.3

No additional consideration is due upon the conversion of the Series B convertible preferred shares. The conversion into Units of the Series B convertible preferred shares will result in dilution of the shareholders' interests.

PREFERRED SHARES

Our articles of incorporation authorize our issuance of up to 15 million additional preferred shares. No preferred shares other than the Series A preferred shares and the Series B convertible preferred shares have been issued.

We believe that the authorization to issue additional preferred shares benefit us and our shareholders by permitting flexibility in financing additional growth, giving us additional financing options in our corporate planning and in responding to developments in our business, including financing of additional acquisitions and other general corporate purposes. Having authorized preferred shares available for issuance in the future gives us the ability to respond to future developments and allow preferred shares to be issued without the expense and delay of a special shareholders' meeting.

At present, we have no specific financing or acquisition plans involving the issuance of additional preferred shares and we do not propose to fix the characteristics of any series of preferred shares in anticipation of issuing preferred shares. We cannot now predict whether or to what extent, if any, additional preferred shares will be used or if so used what the characteristics of a particular series may be.

The voting rights and rights to distributions of the holders of common shares will be subject to the prior rights of the holders of any subsequently-issued preferred shares. Unless otherwise required by applicable law or regulation, the preferred shares would be issuable without further authorization by holders of the common shares and on such terms and for such consideration as may be determined by the board of directors. The preferred shares could be issued in one or more series having varying voting rights, redemption and conversion features, distribution (including liquidating distribution) rights and preferences, and other rights, including rights of approval of specified transactions. A series of preferred shares could be given rights that are superior to rights of holders of common shares and a series having preferential distribution rights could limit common share distributions and reduce the amount holders of common shares would otherwise receive on dissolution.

RESTRICTIONS ON TRANSFER

To qualify as a REIT under the Code, our common shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year. Further, not more than 50% of the value of our issued and outstanding common shares may be owned, directly or indirectly, by five or fewer individuals or, in limited circumstances, entities such as qualified private pension plans, during the last half of a taxable year or during a proportionate part of a shorter taxable year.

Since our board of directors believes it is essential that we maintain our REIT status, our bylaws provide that no person may own or be deemed to own more than 9.8% of the issued and outstanding shares of any class or series. The board may exempt a proposed transferee from this ownership limit. The board may require opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure our status as a REIT.

Any acquisition or transfer of common shares that would: (1) result in the common shares and any other stock being owned by fewer than 100 persons or (2) result in our being closely-held within the meaning of section 856(h) of the Code, will be null and void, and the intended transferee will acquire no rights to the common shares. These restrictions on transferability and ownership will not apply if the board determines it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT and our articles are amended accordingly.

Any purported transfer of common shares or any other stock that would result in a person owning shares of capital stock in excess of the ownership limit will result in the transfer being declared null and void. The shares subject to the purported transfer will be considered to be excess shares. Under our bylaws, excess shares will be deemed to have been acquired and to be held on our behalf. The excess shares will not be considered to be outstanding for quorum and voting purposes. The excess shares will not be entitled to receive dividends or any other distributions. Any dividends or distributions paid to a purported transferee of excess shares prior to our discovery that the shares have been transferred in violation of our bylaws must be repaid to us upon demand.

Our bylaws provide that we may redeem any excess shares. The redemption price for any excess share will be equal to:

-- the price paid for the excess shares by the intended transferee, or

-- if no consideration was paid, the fair market value of the shares measured on the last business day prior to date on which we elect to redeem the excess shares.

Fair market value means the average daily closing price of a share if listed on a national securities exchange. If the shares are quoted on the NASD National Market System, fair market value will be the average of closing bid prices and closing asked prices. If there have been no sales or published bid and asked quotations with respect to the shares, the fair market value will be as determined in good faith by our board.

In addition, each shareholder shall, upon demand, be required to disclose in writing all information regarding the direct and indirect beneficial ownership of shares of capital stock as our board deems reasonably necessary to comply with the provisions of the Internal Revenue Code applicable to a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any compliance with those provisions or requirements.

These ownership limitations could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of shares of capital stock might receive a premium for their shares over the then-prevailing market price or which these holders might believe to be otherwise in their best interest.

FACILITIES FOR TRANSFERRING COMMON SHARES

David Lerner Associates may, but is not obligated to, assist shareholders who desire to transfer their Units. In the event David Lerner Associates provides assistance, it will be entitled to receive compensation as specified by it. Any assistance offered by David Lerner Associates may be terminated or modified at any time without notice, and any fee charged for transfer assistance may be modified or terminated at any time and without notice. David Lerner Associates currently has no plans for rendering the type of assistance referred to in this paragraph. This assistance, if offered, would likely consist of informally matching isolated potential buyers and sellers, and would not represent the creation of any market for the Units.

No public market for the Units currently exists. We do not plan to cause the common shares nor the Series A preferred shares to be listed on any securities exchange or quoted on any system or in any established market either immediately or at any definite time in the future. While we may cause the Units to be listed or quoted if our board of directors determines that action to be prudent, there can be no assurance that this event will ever occur. Prospective shareholders should view the Units as illiquid and must be prepared to hold their investment for an indefinite length of time.

                      SUMMARY OF ORGANIZATIONAL DOCUMENTS

The following is a summary of the material provisions of our articles of incorporation and bylaws, some of which may be described or referred to elsewhere in this prospectus. Neither this summary nor the descriptions appearing elsewhere in this prospectus purport to be, or should be considered, a complete statement of the terms and conditions of the articles of incorporation or bylaws or any specific provision thereof, and this summary and all the descriptions are qualified in their entirety by reference to, and the provisions of, the articles of incorporation and bylaws, which have been filed as exhibits to the registration statement of which this prospectus is a part. Our articles of incorporation have been reviewed and approved unanimously by the board of directors.

BOARD OF DIRECTORS

The board of directors, subject to specific limitations in the articles of incorporation and those imposed by law, has full, exclusive, and absolute power, control and authority over our property and business. The board of directors, without approval of the shareholders, may alter our investment policies in view of changes in economic circumstances and other relevant factors, subject to the investment restrictions set forth in the bylaws.

A director may be removed if the director is declared of unsound mind by an order of court or if the director has pled guilty to or been convicted of a felony involving moral turpitude. In addition, a director may be removed (1) for cause by the vote or written consent of all directors other than the director whose removal is being considered, or (2) with or without cause at a special meeting of the shareholders by vote of a majority of the outstanding common shares. For cause is defined as willful violations of the articles of incorporation or bylaws, or gross negligence in the performance of a director's duties. Any vacancies in the office of director may be filled by a majority of the directors continuing in office or at a special meeting of shareholders by vote of a majority of the common shares present at a meeting at which there is a quorum. Any director so elected shall hold office for the remainder of his predecessor's term. The number of directors shall not be less than three nor more than 15. At the time of initial closing, there will be five directors, a majority of whom are independent directors. The holders of the common shares are entitled to vote on the election or removal of the board of directors, with each common share entitled to one vote.

The board of directors is empowered to fix the compensation of all officers and the board of directors. Under the bylaws, directors may receive reasonable compensation for their services as directors and officers and reimbursement of their expenses, and we may pay a director such compensation for special services, including legal and accounting services, as the board of directors deems reasonable. The board of directors may delegate some of its powers to one or more committees, each comprised of at least three directors, the majority of whom are independent directors. At all times a majority of the directors and a majority of the members of any board committee shall be independent directors, except that upon the death, removal, or resignation of an independent director this requirement shall not be applicable for 60 days.

RESPONSIBILITY OF BOARD OF DIRECTORS, APPLE SUITES ADVISORS, INC., OFFICERS AND EMPLOYEES

Our articles of incorporation provide that the directors and officers shall have no liability to us or our shareholders in actions by or in the right of the company unless the officer or director has engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities laws. The advisory agreement provides that Apple Suites Advisors shall have no liability to us or our shareholders unless it has engaged in gross negligence or willful misconduct. Generally, claimants must look solely to our property for satisfaction of claims arising in connection with our affairs. The articles of incorporation and the advisory agreement, respectively, provide that we shall indemnify any present or former director, officer, employee or agent and Apple Suites Advisors against any expense or liability in an action brought against the person if the directors, excluding the indemnified party, determine in good faith that the director, officer, employee or agent or Apple Suites Advisors was acting in good faith within what he or it reasonably believed to be the scope of his or its employment or authority and for a purpose which he or it reasonably believed to be in our best interests or of our shareholders, and that the liability was not the result of willful misconduct, bad faith, reckless disregard of duties or violation of the criminal law. Indemnification is not allowed for any liability imposed by judgment, and costs associated therewith, including attorneys' fees, arising from or out of a violation of federal or state securities laws associated with the public offering of the Units unless
(1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnity, or
(2) the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnity, or
(3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnity. To the extent that the indemnification provisions purport to include indemnification for liabilities arising under the Securities Act of 1933, in the opinion of the Securities and Exchange Commission, the indemnification is contrary to public policy and therefore unenforceable.

The exculpation and indemnification provisions in the articles of incorporation and the advisory agreement have been adopted to help induce the beneficiaries of these provisions to agree to serve on our behalf or the behalf of Apple Suites Advisors by providing a degree of protection from liability for alleged mistakes in making decisions and taking actions. The exculpation and indemnification provisions have been adopted, in part, in response to a perceived increase generally in shareholders' litigation alleging director and officer misconduct. The exculpation and indemnification provisions in the articles of incorporation and the advisory agreement may result in a shareholder or our company having a more limited right of action against a director, Apple Suites Advisors or its affiliates than he or it would otherwise have had in the absence of the provisions. Conversely, the presence of these provisions may have the effect of conferring greater discretion upon the directors, Apple Suites Advisors and its affiliates in making decisions and taking actions with respect to us. Subject to the exculpation and indemnification provisions in the articles of incorporation, the advisory agreement, and as otherwise provided by law, Apple Suites Advisors and the directors and officers are accountable to us and our shareholders as fiduciaries and must exercise good faith and integrity in handling our affairs. As noted above, however, the exculpation and indemnification provisions in the articles of incorporation and the advisory agreement represent a material change from the accountability which would be imposed upon the directors, officers, Apple Suites Advisors and its affiliates in the absence of the contractual provisions. Thus, the fiduciary duties will be materially different from the fiduciary duties as they would exist in the absence of the provisions of the articles of incorporation and the advisory agreement.

ISSUANCE OF SECURITIES

The board of directors may in its discretion issue additional common shares, preferred shares, or other equity or debt securities, including options, warrants, and other rights, on such terms and for such consideration as it may deem advisable. The board of directors may, in its sole discretion, issue shares of stock or other equity or debt securities, (1) to persons from whom we purchases property, as part or all of the purchase price of the property, or (2) to Apple Suites Advisors and Apple Suites Realty in lieu of cash payments required under the advisory agreement or other contract or obligation. The board of directors, in its sole discretion, may determine the value of any shares or other equity or debt securities issued in consideration of property or services provided, or to be provided, to us, except that while Units are offered by us to the public, the public offering price of the Units shall be deemed their value.

We have adopted two stock incentive plans for the benefit of our directors and employees and for the benefit of employees of Apple Suites Advisors and Apple Suites Realty.

REDEMPTION AND RESTRICTIONS ON TRANSFER

For us to qualify as a REIT under the Internal Revenue Code, not more than 50% of our outstanding shares may be owned directly or indirectly by five or fewer individuals during the last half of any year other than the first year, and after the first year all shares must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. As a means of attempting to ensure compliance with these requirements, the bylaws provide that we may prohibit any person from directly or indirectly acquiring ownership, beneficial or otherwise, of more than 9.8% of the issued and outstanding shares of any class or series.

AMENDMENT

The articles of incorporation and the bylaws may be amended or altered or we may be dissolved by the affirmative vote of the holders of a majority of the outstanding common shares, with each shareholder entitled to cast one vote per common share held. Our articles and bylaws may not be amended unless approved by the vote of the holders of a majority of the common shares except that the directors may amend the bylaws if they determine the amendment to be necessary to comply with the REIT provisions of the Internal Revenue Code or other applicable laws and regulations or the requirements of any state securities regulator or similar official. The bylaws can also be amended by the board of directors to: correct any ambiguity in the bylaws or resolve inconsistencies between the bylaws and the Articles; make changes that are not materially adverse to the rights of shareholders; or allow us to take any action or fulfill any obligation which we are legally obligated or permitted to take. No amendment that would change any rights with respect to any outstanding common shares, or diminish or eliminate any voting rights pertaining thereto, may be made unless approved by the vote of the holders of two-thirds of the outstanding common shares so affected.

SHAREHOLDER LIABILITY

The holders of our shares shall not be liable personally on account of any of our obligations.

                               SALES LITERATURE

We may use sales or marketing literature in connection with the offering of the Units. Sales or marketing materials which may be used include sales brochures highlighting our company, our properties or other aspects of our business. The literature may also include a brochure describing Apple Suites Advisors, Apple Suites Realty or affiliates and a tombstone advertisement, mailer and introductory letter. We may, from time to time, also utilize brochures describing completed or proposed property acquisitions, summaries of our company or of the offering of the Units, and discussions of REIT investments generally.

The offering is, however, made only by means of this prospectus. Except as described, we have not authorized the use of other supplemental literature in connection with the offering other than marketing bulletins to be used internally by broker-dealers. Although the information contained in the literature does not conflict with any of the information contained in this prospectus, the material does not purport to be complete, and should not be considered as a part of this prospectus or the registration statement of which this prospectus is a part, as incorporated in this prospectus or the registration statement by reference, or as forming the basis of the offering of the Units.

                            REPORTS TO SHAREHOLDERS

Financial information contained in all reports to shareholders will be prepared in accordance with generally accepted accounting principles. The annual report, which will contain financial statements audited by a nationally recognized accounting firm, will be furnished within 120 days following the close of each fiscal year. The annual report will contain a complete statement of compensation and fees paid or accrued by us to Apple Suites Advisors and Apple Suites Realty together with a description of any new agreements. Under the bylaws, we are also obligated to send to our shareholders quarterly reports after the end of the first three calendar quarters of each year. Quarterly reports will include unaudited financial statements prepared in accordance with generally accepted accounting principles, a statement of fees paid during the quarter to Apple Suites Advisors and Apple Suites Realty and a reasonable summary of our activities during the quarter. The shareholders also have the right under applicable law to obtain other information about us.

We will file a report meeting the requirements of Form 8-K under the Securities Exchange Act of 1934 if, after the termination of the offering, a commitment is made involving the use of 10 percent or more of the net proceeds of the offering and will provide the information contained in the report to the shareholders at least once each quarter after the termination of this offering.

                                 LEGAL MATTERS

Certain legal matters in connection with the Units will be passed upon for us by McGuireWoods LLP, Richmond, Virginia.

                                    EXPERTS

Ernst & Young LLP, independent auditors, have audited our balance sheet at January 17, 2001, as set forth in their report. We've included our balance sheet in the prospectus and in the registration statement in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                         EXPERIENCE OF PRIOR PROGRAMS

The tables following this introduction set forth information with respect to prior real estate programs sponsored by Glade M. Knight, who is sometimes referred to as the prior program sponsor. These tables provide information for use in evaluating the programs, the results of the operations of the programs, and compensation paid by the programs. Information in the tables is current as of December 31, 2000. The tables are furnished solely to provide prospective investors with information concerning the past performance of entities formed by Glade M. Knight. Regulatory filings and annual reports of Cornerstone Realty Income Trust, Inc. (Cornerstone) and Apple Suites, Inc. (Apple Suites) will be provided upon request for no cost (except for exhibits, for which there is a minima1 charge). In addition, Part II of our Registration Statement contains detailed information on the property acquisitions of Cornerstone and Apple Suites and is available without charge upon request of any investor or prospective investor. Please send all requests to Cornerstone Realty Income Trust, Inc., 306 East Main Street, Richmond, VA 23219; telephone: 804-643-1761.

In the five years ending December 31, 2000, Glade M. Knight sponsored only Cornerstone, Apple Residential and Apple Suites, which have investment objectives similar to ours. Cornerstone, Apple Residential and Apple Suites were formed to invest in existing residential properties on a substantially debt-free basis for the purpose of providing regular quarterly distributions to shareholders and the possibility of long-term appreciation in the value of properties and shares.

The information in the following tables should not be considered as indicative of our capitalization or operations. Purchasers of shares offered by our offering will not have any interest in the entities referred to in the following tables or in any of the properties owned by those entities as a result of the acquisition of shares in us.

See Apple Suites Advisors, Inc., and Affiliates - Prior Performance of Programs Sponsored by Glade M. Knight in the prospectus for additional information on certain prior real estate programs sponsored by Mr. Knight, including a description of the investment objectives which are deemed by Mr. Knight to be similar and dissimilar to those of the Company.

The following tables use certain financial terms. The following paragraphs briefly describe the meanings of these terms.

 . Acquisition Costs means fees related to the purchase of property, cash down payments, acquisition fees, and legal and other costs related to property acquisitions.

 . Cash Generated From Operations means the excess (or the deficiency in the case of a negative number) of operating cash receipts, including interest on investments, over operating cash expenditures, including debt service payments.

 . GAAP refers to Generally Accepted Accounting Principles.

 . Recapture means the portion of taxable income from property sales or other dispositions that is taxed as ordinary income.

 . Reserves refers to offering proceeds designated for repairs and renovations to properties and offering proceeds not committed for expenditure and held for potential unforeseen cash requirements.

 . Return of Capital refers to distributions to investors in excess of net income.

TABLE I: EXPERIENCE IN RAISING AND INVESTING FUNDS

Table I presents a summary of the funds raised and the use of those funds by Apple Suites, Inc., Cornerstone and Apple Residential Income Trust, Inc. whose investment objectives are similar to those of the Company and whose offering closed within three years ending December 31, 2000.

                                                                      SUITES                CORNERSTONE           RESIDENTIAL
                                                                -----------------       ------------------     ----------------
Dollar Amount Offered.........................................  $     300,000,000       $      424,681,167     $    316,043,668
Dollar Amount Raised..........................................  $      84,996,699       $      424,681,167     $    316,043,668
LESS OFFERING EXPENSES:
   Selling Commissions and Discounts..........................              10.00%                    0.35%               10.00%
   Organizational Expenses ...................................               2.37%                    0.00%                1.00%
   Other......................................................               0.00%                    0.00%                0.00%
Reserves .....................................................               0.50%                    3.00%                0.50%
Percent Available from Investment ............................              87.13%                   96.65%               88.50%
ACQUISITION COSTS:
   Prepaid items and fees to purchase property................              81.45%                   95.57%               86.50%
   Cash down payment..........................................               0.00%                    0.00%                0.00%
   Acquisition fees...........................................               5.68%                    1.08%                2.00%
   Other......................................................               0.00%                    0.00%                0.00%
Total Acquisition Costs.......................................              87.13%                   96.65%               88.50%
Percent Leverage (excluding unsecured debt)...................              47.35%                   32.41%                0.00%
Date offering began...........................................        August 1999                 May 1993         January 1997
Length of offering (in months) ...............................                 17                       66                   31
Months to invest amount available for investment..............                 17                       66                   31

TABLE II: COMPENSATION TO SPONSOR AND ITS AFFILIATES

Table II summarizes the compensation paid to the Prior Program Sponsor and its Affiliates (i) by programs organized by it and closed within three years ended December 31, 2000, and (ii) by all other programs during the three years ended December 31, 2000.

                                                                            APPLE                                  APPLE
                                                                            SUITES          CORNERSTONE          RESIDENTIAL
                                                                         ------------      --------------       -------------
Date offering commenced............................................       AUGUST 1999            MAY 1993        JANUARY 1997
Dollar amount raised ..............................................      $ 84,996,699      $  424,681,167       $ 316,043,668
AMOUNTS PAID TO PRIOR PROGRAM SPONSOR FROM PROCEEDS OF OFFERING:
     Acquisition fees..............................................
     Real Estate commission........................................      $  2,436,000      $    4,075,337       $   4,882,032
     Advisory fees.................................................      $    158,153      $      515,689       $   1,140,874
     Other.........................................................      $         --      $           --       $          --
Cash generated from operations before deducting payments to
     Prior Program Sponsor.........................................      $  7,343,144      $  242,547,927       $  21,265,581
AGGREGATE COMPENSATION TO PRIOR PROGRAM SPONSOR

     Management and accounting fees................................      $         --      $    3,088,348       $   3,859,448
     Reimbursements................................................      $         --      $    2,717,655       $          --
     Leasing fees .................................................      $         --      $           --       $          --
     Other fees....................................................      $         --      $           --       $          --

There have been no fees from property sales or refinancing

TABLE III: OPERATING RESULTS OF PRIOR PROGRAMS

Table III presents a summary of the annual operating results for Apple Suites, Inc., Cornerstone and Apple Residential Income Trust, Inc. of the offerings closed in the five years ending December 31, 2001. Table III is shown on both an income tax basis as well as in accordance with generally accepted accounting principles, the only significant difference being the methods of calculating depreciation.

                                                                   2000                                 1999
                                                                  APPLE                                APPLE
                                                                 SUITES         CORNERSTONE         RESIDENTIAL
                                                            --------------    --------------      --------------
Capital contributions by year...........................    $   46,631,958    $    6,108,737      $   28,591,160
Gross revenue...........................................    $   16,202,929    $  144,875,214      $    2,687,117
operating expenses......................................    $    2,083,533    $   54,425,951      $      426,532
Interest income (expense)...............................    $   (6,611,716)   $  (17,125,452)     $  (1,245,044)
Depreciation............................................    $    2,990,381    $   36,295,408      $      496.209
Net income (loss) GAAP basis............................    $    3,469,087    $   58,144,303      $      3651465
Taxable income..........................................    $           --    $           --      $           --
Cash generated from operations..........................    $    5,512,154    $   53,726,841      $      548,015
Less cash distributions to investors....................    $    4,099,158    $   40,251,087      $      169,990
Cash generated after cash distribution..................    $    1,412,996    $   13,475,754      $      378,025
Special items...........................................
Capital contributions, net..............................    $   46,631,958    $    6,108,737      $   28,591,160
Fixed assets additions..................................    $   11,195,756    $   77,213,771      $   26.509,326
Line of credit-change in................................    $           --    $           --      $           --
Cash generated..........................................    $    2,071,714    $  (12,127,695)     $      581,244
End of period cash......................................    $    2,653,058    $    4,140,641      $      581,344
Tax and distribution data per $1,000
 invested...............................................
Federal income tax results..............................
Cornerstone Realty Income Trust, is a...................
REIT and thus is not taxed at the.......................
corporate level.........................................
Cash distributions to investors.........................
Source (on GAAP basis)..................................
Investment income.......................................    $           71    $           46      $           22
Long-term capital gain..................................    $           --    $           19      $           --
Return of capital.......................................    $           31    $           45      $           11
Source (on Cash basis)..................................
Sales...................................................    $           --    $           --      $           --
Refinancings............................................    $           --    $           --      $           --
Operations..............................................    $          102    $          110      $           33
Other...................................................    $           --    $           --      $           --


                                                                                   APPLE               1998             APPLE
                                                              CORNERSTONE       RESIDENTIAL         CORNERSTONE      RESIDENTIAL
                                                            --------------    --------------      --------------   --------------
Capital contributions by year...........................    $    9,168,728    $   32,497,218      $   38,905,636   $  142,800,094
Gross revenue...........................................    $  125,041,524    $   26,243,431      $   93,637,948   $   30,764,904
operating expenses......................................    $   46,940,388    $   15,307,051      $   33,797,439   $   14,958,699
Interest income (expense)...............................    $  (14,935,613)   $     (302,919)     $  (12,175,940)  $      900.669
Depreciation............................................    $   29,310,325    $    5,893,349      $   20,741,130   $    5,788,476
Net income (loss) GAAP basis............................    $   30,037,102    $  (16,328,050)     $   23,210,642   $   10,079,908
Taxable income..........................................    $           --    $           --      $           --   $           --
Cash generated from operations..........................    $   62,310,895    $   10,680,641      $   45,027,655   $   17.122.276
Less cash distributions to investors....................    $   42,050,415    $   19,346,455      $   38,317,602   $   13,040,936
Cash generated after cash distribution..................    $   20,260,480    $  (8,665,814)      $    6,710,053   $    4,081,340
Special items...........................................
Capital contributions, net..............................    $    9,168,728    $   32,497,218      $   38,905,636   $  142,800,094
Fixed assets additions..................................    $  332,558,553    $   44,755,816      $   97,863,162   $  125,017,627
Line of credit-change in................................    $  (44,392,999    $           --      $   50,323,852   $           --
Cash generated..........................................    $   13,677,972    $  (21,366,155)     $   (1,923,622)  $   15,910,626
End of period cash......................................    $   16,268,336    $   18,707,044      $    2,590,364   $   40,073,198
Tax and distribution data per $1,000
 invested...............................................
Federal income tax results..............................
Cornerstone Realty Income Trust, is a...................
REIT and thus is not taxed at the.......................
corporate level.........................................
Cash distributions to investors.........................
Source (on GAAP basis)..................................
Investment income.......................................    $           95    $           46      $           82   $           --
Long-term capital gain..................................    $           --    $           --      $           --   $           --
Return of capital.......................................    $           12    $           21      $           21   $           82
Source (on Cash basis)..................................
Sales...................................................    $           --    $           --      $           --   $           --
Refinancings............................................    $           --    $           --      $           --   $           --
Operations..............................................    $          107    $           67      $          103   $           82
Other...................................................    $           --    $           --      $           --   $           --

                                                                 1997             APPLE                1997
                                                              CORNERSTONE       RESIDENTIAL         CORNERSTONE
                                                            ---------------   --------------      --------------
Capital contributions by year...........................    $   63,485,868    $  109,090,359      $  144,798,035
Gross revenue...........................................    $   71,970,624    $   12,005,968      $   40,261,674
operating expenses......................................    $   27,339,955    $    5,993,492      $   17,198,882
Interest income (expense)...............................    $   (7,230,205)   $     (235,708)     $   (1,140,667)
Depreciation............................................    $   15,163,593    $    1,898,003      $    8,069,063
Net income (loss) GAAP basis............................    $   19,225,553    $    3,499,194      $   (4,169,849)
Taxable income..........................................    $           --    $           --      $           --
Cash generated from operations..........................    $   34,973,533    $    7,075,025      $   20,162,776
Less cash distributions to investors....................    $   31,324,870    $    3,249,098      $   15,934,901
Cash generated after cash distribution..................    $    3,648,663    $    3,825,927      $    4,227,875
Special items...........................................
Capital contributions, net..............................    $   63,485,868    $  109,090,359      $  144,798,035
Fixed assets additions..................................    $  157,859,343    $   88,753,814      $  194,519,406
Line of credit-change in................................    $   96,166,147    $           --      $   41,603,000
Cash generated..........................................    $    1,331,335    $   24,162,472      $   (3,890,496)
End of period cash......................................    $    4,513,986    $   24,162,572      $    3,182,651
Tax and distribution data per $1,000
 invested...............................................
Federal income tax results..............................
Cornerstone Realty Income Trust, is a...................
REIT and thus is not taxed at the.......................
corporate level.........................................
Cash distributions to investors.........................
Source (on GAAP basis)..................................
Investment income.......................................    $           77    $           --      $           85
Long-term capital gain..................................    $           --    $           --      $           --
Return of capital.......................................    $           23    $           60      $           14
Source (on Cash basis)..................................
Sales...................................................    $           --    $           --      $           --
Refinancings............................................    $           --    $           --      $           --
Operations..............................................    $          100    $           60      $           99
Other...................................................    $           --    $           --      $           --

TABLE IV: RESULTS OF COMPLETED PROGRAMS

Table IV shows the results of programs sponsored by Affiliates of Apple Hospitality Two, Inc. which completed operations in the five years ending December 31,2000. All of these programs other than Apple Residential had investment objectives dissimilar to those of the Company.

                                                                                          TEAL                 APPLE
                       PROGRAM NAME                                WESTFIELD              POINT              RESIDENTIAL
------------------------------------------------------------    --------------       ---------------        --------------
Dollar amount raised........................................    $   1,825,600               3,310,620          316,043,668
Number of properties........................................                1                       1                   29
Date of closing of offering.................................         NOV 1984                DEC 1989             JAN 1997
Date of first sale of property..............................         APR 1996                DEC 1997            JULY 1999
Date of final sale of property..............................         APR 1996                DEC 1997            JULY 1999
Tax and Distribution data per
   $1,000 investment through-
   Federal income tax results:
   Ordinary income
       From Operations......................................    $          80        $             (4)      $           46
       From recapture.......................................    $       1,302        $             --       $           21
   Capital gain.............................................    $          --        $          2,126       $           --
   Deferred gain............................................
   Capital..................................................    $          --        $             --       $           --
   Ordinary.................................................    $          --        $             --       $           --
Cash distributions investors................................
   Source (On GAAP basis)...................................
       Investment income....................................    $          80        $             (4)      $           46
       Return of capital....................................    $         233        $             --       $           21
   Source (On cash basis)...................................
       Sales................................................    $         233        $          2,126       $           --
       Refinancing..........................................    $          --        $             --       $           --
       Operations...........................................    $          80        $             (4)      $           67
       Other................................................    $          --        $             --       $           --
Receivable on net purchase money
   financing................................................    $          --        $             --       $           --

TABLE V: SALES OR DISPOSALS OF PROPERTIES

On July 23, 1999, Apple Residential Income Trust, Inc. merged with Cornerstone Realty Income Trust, Inc. Prior to the merger, Apple Residential owned 29 apartment communities containing 7,503 apartment homes. The aggregate purchase price was $311 million. In addition, Apple Residential's debt of approximately $32 million was assumed by Cornerstone.

Sale of 16 Cornerstone apartment communities


                                   SELLING PRICE, NET OF CLOSING COSTS AND GAAP
                                                   ADJUSTMENTS

                                                                CASH
                                                              RECEIVED        MORTGAGE      PURCHASE MONEY
                                                               NET OF         BALANCE       MORTGAGE TAKEN
                                  DATE          DATE OF       CLOSING         AT TIME          BACK BY
PROPERTY                        ACQUIRED         SALE          COSTS          OF SALE          PROGRAM
---------------------         -------------   -----------   ------------    -----------    ---------------
Polo Club............         Jun-93          Mar-00         6,981,271           --              --
The Hollows..........         Jun-93          Mar-00         9,022,300           --              --
County Green.........         Dec-93          Mar-00         6,968,193           --              --
Wimbledon Chase......         Feb-94          Mar-00         9,642,424           --              --
Chase Mooring........         Aug-94          Mar-00         9,708,525           --              --
Wind Lake............         Apr-95          Mar-00        11,719,900           --              --
Magnolia Run.........         Jun-95          Mar-00         7,083,707           --              --
Breckinridge.........         Jun-95          Mar-00         7,087,026           --              --
Bay Watch Pointe.....         Jul-95          Mar-00         5,202,102           --              --
Hanover Landing......         Aug-95          Mar-00         7,844,760           --              --
Osprey Landing.......         Nov-95          Mar-00         7,117,989           --              --
Sailboat Bay.........         Nov-95          Mar-00        14,033,626           --              --
West Eagle Green.....         Mar-96          Mar-00         6,270,754           --              --
Savannah West........         Jul-96          Mar-00        12,477,233           --              --
Paces Arbor..........         Mar-97          Mar-00         6,135,943           --              --
Paces Forest.........         Mar-97          Mar-00         7,158,690           --              --
                                                           -----------           --              --
                                                           134,454,443           --              --


                                        COST OF PROPERTIES INCLUDING CLOSING AND SOFT COSTS


                                                                                                EXCESS
                                                                  TOTAL                     (DEFICIENCY) OF
                       ADJUSTMENTS                             ACQUISITION                     PROPERTY
                        RESULTING                             COST, CAPITAL                 OPERATING CASH
                          FROM                    ORIGINAL    IMPROVEMENTS,                  RECEIPTS OVER
                       APPLICATION                MORTGAGE     CLOSING AND                       CASH
PROPERTY                 OF GAAP        TOTAL     FINANCING    SOFT COSTS       TOTAL        EXPENDITURES
---------------------  -----------   -----------  ---------   -------------  -----------    ---------------
Polo Club............      --          6,981,271     --         6,316,249      6,316,249         665,022
The Hollow...........      --          9,022,300     --         5,399,048      5,399,048       3,623,252
County Green.........      --          6,968,193     --         4,513,698      4,513,698       2,454,495
Wimbledon Chase......      --          9,642,424     --         4,921,443      4,921,443       4,720,981
Chase Mooring........      --          9,708,525     --         6,349,566      6,349,566       3,358,959
Wind Lake............      --         11,719,900     --        10,034,679     10,034,679       1,685,221
Magnolia Run.........      --          7,083,707     --         6,062,839      6,062,839       1,020,868
Breckinridge.........      --          7,087,026     --         6,482,929      6,482,929         604,097
Bay Watch Pointe.....      --          5,202,102     --         4,629,336      4,629,336         572,766
Hanover Landing......      --          7,844,760     --         6,912,569      6,912,569         932,191
Osprey Landing.......      --          7,117,989     --         5,187,648      5,187,648       1,930,341
Sailboat Bay.........      --         14,033,626     --        13,618,785     13,618,785         414,841
West Eagle Green.....      --          6,270,754     --         5,681,319      5,681,319         589,435
Savannah West........      --         12,477,233     --        12,738,393     12,738,393        (261,160)
Paces Arbor..........      --          6,135,943     --         5,894,202      5,894,202         241,741
Paces Forest.........      --          7,158,690     --         6,781,828      6,781,828         376,862
                                     -----------              -----------    -----------      ----------
                                     134,454,443     --       111,524,530    111,524,530      22,929,913

                            APPLE HOSPITALITY, INC.
                            INDEX TO BALANCE SHEET

                                JANUARY 17, 2001


                                                             PAGE
                                                             ----
          Report of Independent Auditors...................   F-2
          Balance Sheet at January 17, 2001................   F-3
          Notes to Balance Sheet...........................   F-4

                        REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholder of Apple Hospitality Two, Inc.

We have audited the accompanying balance sheet of Apple Hospitality Two, Inc. as of January 17, 200l. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Apple Hospitality Two, Inc. at January 17, 200l in conformity with accounting principles generally accepted in the United States.



                                                   /s/ Ernst & Young LLP

          Richmond, Virginia
          January 17, 2001

                          APPLE HOSPITALITY TWO, INC.
                                 BALANCE SHEET
                               JANUARY 17, 2001


ASSETS
  Cash......................................................................................                $ 100
                                                                                                             ====
STOCKHOLDER'S EQUITY
  Preferred stock, authorized 15,000,000 shares; none issued and outstanding ...............                   --
  Series A preferred stock, no par value, authorized 200,000,000 shares; issued and
   outstanding 10 shares....................................................................                   --
  Series B preferred convertible stock, no par value, authorized 240,000 shares; none
   issued and outstanding...................................................................                   --
  Common stock, no par value, authorized 200,000,000 shares; issued and outstanding
   10 shares................................................................................                  100
                                                                                                              ---
                                                                                                            $ 100
                                                                                                              ===

See accompanying notes to balance sheet.

                          APPLE HOSPITALITY TWO, INC.
                            NOTES TO BALANCE SHEET


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Apple Hospitality Two, Inc. (the Company) is a Virginia corporation that intends to qualify as a real estate investment trust (REIT) for federal income tax purposes. The Company, which has no operating history, was formed to invest in upper-end, extended-stay hotels. Initial capitalization occurred on January
17, 2001, when 10 shares of common stock and Series A preferred stock were purchased by Apple Suites Advisors, Inc. (see Notes 2 and 3). The Company's fiscal year end is December 31.

SIGNIFICANT ACCOUNTING POLICIES

Income Taxes

The Company intends to make an election to be treated, and expects to qualify, as a REIT under the Internal Revenue Code of 1986, as amended. As a REIT, the Company will be allowed a deduction for the amount of dividends paid to its shareholders, thereby subjecting the distributed net income of the Company to taxation only at the shareholder level. The Company's continued qualification as a REIT will depend on its compliance with numerous requirements, including requirements as to the nature of its income and distribution of dividends.

The Company has established Apple Hospitality Management, Inc. as a 100% owned taxable REIT subsidiary (TRS). The TRS will lease all hotel properties from the Company and be subject to income tax at regular corporate rates on any income that it would earn.

Start Up costs

Start up costs incurred other than offering costs will be expensed upon the successful completion of the minimum offering (see Note 3).

Stock Based Compensation

As permitted under Statement of Financial Accounting Standards Statement No. 123 Accounting for Stock Based Compensation, for stock awards issued to employees, the Company has elected to follow Accounting Principles Board opinion No. 25, Accounting for Stock Issued to Employees (APB No. 25) and related interpretations. For awards granted to employees, compensation expense, if any, is measured as the difference between the award price and market price of the shares at the date in which both the number of shares and price are known.

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                          APPLE HOSPITALITY TWO, INC.
                     NOTES TO BALANCE SHEETS- (CONTINUED)

2. OFFERING OF SHARES

The Company intends to raise capital through a best-efforts offering of shares by David Lerner Associates, Inc. (the Managing Dealer), which will receive selling commissions and a marketing expense allowance based on proceeds of the shares sold.

The minimum offering must be sold within one year from the beginning of this offering or the offering will terminate and investors' subscription payments, with interest, will be refunded to investors. Pending sale of such minimum offering amount, investors' subscription payments will be placed in an escrow account with First Union National Bank.

With each purchase of one common share the Company will issue one Series A preferred share. The Series A preferred shares will have no voting rights, no conversion rights and no distribution rights. The only right associated with the Series A preferred shares will be a priority distribution upon the sale of the Company's assets. The priority would be equal to $10.00 per Series A preferred share, and no more, before any distributions are made to the holders of any other shares. The Series A preferred shares will not be separately tradable from the common shares to which they relate.

3. RELATED PARTIES

The Company has negotiated, but not signed, a Property Acquisition and Disposition Agreement with Apple Suites Realty Group, Inc. (ASRG), to acquire and dispose of real estate assets for the Company. A fee of 2% of the purchase price or sale price in addition to certain reimbursable expenses will be payable for these services.

The Company has negotiated, but not signed, an Advisory Agreement with Apple Suites Advisors, Inc. (ASA) to provide management of the Company and its assets. An annual fee ranging from .l% to .25% of total equity proceeds received by the Company in addition to certain reimbursable expenses will be payable for these services.

ASRG and ASA are 100% owned by Glade M. Knight, Chairman and President of the Company. ASRG and ASA may purchase in the best efforts offering up to 2.5% of the total number of shares sold in the offering.

Affiliates of the Company have incurred certain organization and offering costs on behalf of the Company. Upon successful completion of the minimum offering (see Note 2), the Company will reimburse the affiliates for these organizational and offering costs. The Company is not responsible for these costs in the event that the offering is not successfully completed.

4. STOCK INCENTIVE PLANS

The Company intends to adopt two stock incentive plans (the Incentive Plan and Directors' Plan) to provide incentives to attract and retain directors, officers and key employees. The plans provide for the grant of options to purchase a

                          APPLE HOSPITALITY TWO, INC.
                     NOTES TO BALANCE SHEETS- (CONTINUED)

4. STOCK INCENTIVE PLANS - (CONTINUED)

specified number of shares of common stock (Options) or grants of restricted shares of common stock (Restricted Stock) to selected employees and directors of the Company and certain affiliates. Following consummation of the offering, a Compensation Committee (Committee) will be established to implement and administer the plans. The Committee will be responsible for granting Options and shares of Restricted Stock and for establishing the exercise price of Options and the terms and conditions of Restricted Stock.

5. SERIES B PREFERRED CONVERTIBLE STOCK

The Company has authorized 240,000 shares of Series B preferred convertible stock. The Company will issue 202,500 Series B preferred convertible shares to Mr. Glade M. Knight, Chairman and President of the Company. In addition, Mr. Stanley J. Olander, Jr. and Ms. Debra A. Jones, business associates of Mr. Knight, will each own 18,750 Series B preferred convertible shares. The Series B preferred convertible shares are convertible into common shares pursuant to the formula and on the terms and conditions set forth below. The Company plans to issue the Series B preferred convertible shares to Mr. Knight and others on or before the initial closing of the minimum offering of $10,000,000, in exchange for the payment by them of $0.10 per Series B preferred convertible share, or an aggregate of $24,000.

There are no dividends payable on the Series B preferred convertible shares. Holders of more than two-thirds of the Series B preferred convertible shares must approve any proposed amendment to the Articles of Incorporation that would adversely affect the Series B preferred convertible shares.

Upon our liquidation, the holder of the Series B preferred convertible shares is entitled to a priority liquidation payment before any distribution of liquidation proceeds to the holders of the common shares. However, the priority liquidation payment of the holders of the Series B preferred convertible shares is junior to the holders of the Series A preferred shares distribution rights. The holder of a Series B preferred convertible share is entitled to a liquidation payment of $10 per number of common shares each Series B preferred convertible share would be convertible into according to the formula described below. In the event that the liquidation of the Company's assets results in proceeds that exceed the distribution rights of the Series A preferred shares and the Series B preferred convertible shares, the remaining proceeds will be distributed between the common shares and the Series B preferred convertible shares, on an as converted basis.

Each holder of outstanding Series B preferred convertible shares shall have the right to convert any of such shares into Common Shares of the Company upon and for 180 days following the occurrence of either of the following events:

(1) substantially all of the Company's assets, stock or business is transferred, whether through exchange, merger, consolidation, lease, share exchange or otherwise, or

                         APPLE HOSPITALlTY TWO, INC.
                       NOTES TO BALANCE SHEETS-(CONTINUED)

5. SERIES B PREFERRED CONVERTIBLE STOCK - (CONTINUED)

(2) The Advisory Agreement with ASA is terminated or not renewed.

Upon the occurrence of either conversion event, each Series B preferred convertible share may be converted into a number of Common Shares based upon the gross proceeds raised through the date of conversion in the public offering or offerings of the Company's Common Shares made by the Company's prospectus according to the following formula:



                                              NUMBER OF UNITS THROUGH
          GROSS PROCEEDS RAISED FROM          CONVERSION OF ONE SERIES B
           SALES OF UNITS THROUGH            PREFERED CONVERTIBLE SHARES
             DATE OF CONVERSION             (THE INITIAL CONVERSION RATIO)
          ---------------------------      ------------------------------
          $ 50 million...............                   1.0
          $100 million...............                   2.0
          $150 million...............                   3.5
          $200 million...............                   5.3


No additional consideration is due upon the conversion of the Series B preferred convertible shares.

Compensation expense related to issuance of 202,500 Series B Convertible Preferred shares to Mr. Knight will be recognized at such time when the number of common shares to be issued for conversion of the Series B shares can be reasonably estimated and the event triggering the conversion of the Series B shares to common shares is probable. The expense will be measured as the difference between the fair value of the common stock for which the Series B shares can be converted and the amounts paid for the Series B shares.

The issuance of the Series B Convertible Preferred Shares to Mr. Olander and Ms. Jones will be accounted for under FASB Statement No. 123, Accounting for Stock-Based Compensation since these individuals are not employees of the Company. Expense related to the issuance of the Series B shares will be determined based on fair value of the Series B shares at grant date in excess of amounts paid by Mr. Olander and Ms. Jones. Since the number of common shares to which the Series B shares can be converted is not known at grant date and ultimate convertibility to common shares is only allowed through a defined triggering event, the fair value of the Series B shares will be remeasured and not recorded as expense until the likely occurrence of an event triggering the conversion of the Series B Convertible Preferred shares to common stock.

                                  APPENDIX A

                            SUBSCRIPTION AGREEMENT

To: Apple Hospitality Two, Inc.
306 East Main Street
Richmond, VA 23219

Gentlemen:

By executing or having executed on my (our) behalf this Subscription Agreement and submitting payment, I (we) hereby subscribe for the number of shares of stock set forth on the reverse hereof in Apple Hospitality Two, Inc. (REIT) at a purchase price of and 00/100 Dollars ($ ) per Unit. By executing or having executed on my (our) behalf this Subscription Agreement and submitting payment, I (we) further:

(a) acknowledge receipt of a copy of the Prospectus of Apple Hospitality Two, Inc., of which this Subscription Agreement is a part, and understand that the shares being acquired will be governed by the terms of such Prospectus and any amendments and supplements thereto;

(b) represent that I am (we are) of majority age;

(c) represent that I (we) have adequate means of providing for my (our) current needs and personal contingencies; have no need for liquidity from this investment; and through employment experience, educational level attained, access to advice from qualified advisors, prior experience with similar investments, or a combination thereof, understand the financial risks and lack of liquidity of an investment in the REIT;

(d) represent that I (we) have either: (i) a net worth (excluding home, home furnishings and automobiles) of at least $50,000 ($125,000 in the case of New Hampshire purchasers) and estimate that (without regard to investment in the
REIT) I (we) will have gross income during the current year of $50,000, or (ii) a net worth (excluding home, home furnishings and automobiles) of at least $100,000 ($150,000 in the case of Alaska, Kentucky and North Carolina purchasers, $200,000 in the case of Maine purchasers, and $250,000 in the case of New Hampshire purchasers); and, in either event, further represent that the purchase amount is 10% or less of my (our) net worth as defined above;

(e) represent (if purchasing in a fiduciary or other representative capacity) that I (we) have due authority to execute the Subscription Agreement and to thereby legally bind the trust or other entity of which I am (we are) trustee(s), legal representative(s) or authorized agent(s); and agree to fully indemnify and hold the REIT, its officers and directors, its affiliates and employees, harmless from any and all claims, actions and causes of action whatsoever which may result by a breach or an alleged breach of the representations contained in this paragraph;

(f) certify, under penalties of perjury, (i) that the taxpayer identification number shown on the signature page of this Subscription Agreement is true, correct and complete (or I am (we are) waiting for a number to be issued to me
(us)), and (ii) that I am (we are) not subject to backup withholding either because (a) I am (we are) exempt from backup withholding, or (b) I (we) have not been notified by the Internal Revenue Service that I am (we are) subject to backup withholding as a result of a failure to report all interest or distributions, or (c) the Internal Revenue Service has notified me (us) that I am (we are) no longer subject to backup withholding; and

(g) it is understood that the REIT shall have the right to accept or reject this subscription in whole or in part in its sole and absolute discretion. The REIT will either accept or reject this subscription within four business days from the receipt of the subscription by the Managing Dealer or Selected Dealer.

To the extent permitted by applicable law, the REIT intends to assert the foregoing representations as a defense to any claim based on factual assertions contrary to those set forth above.

(H) PRE-DISPUTE ARBITRATION CLAUSE. REGULATORY AUTHORITIES REQUIRE THAT ANY BROKERAGE AGREEMENT CONTAINING A PRE-DISPUTE ARBITRATION AGREEMENT DISCLOSE THE
FOLLOWING:

1. ARBITRATION IS FINAL AND BINDING BETWEEN THE PARTIES.

2. THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO JURY TRIAL.

3. PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED THAN AND DIFFERENT FROM COURT PROCEEDINGS.

4. THE ARBITRATOR'S AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY'S RIGHT TO APPEAL OR SEEK MODIFICATION OR RULINGS BY THE ARBITRATORS IS STRICTLY LIMITED.

5. THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

6. NO PERSON SHALL BRING A PUTATIVE OR CERTIFIED CLASS ACTION TO ARBITRATION, NOR SEEK TO ENFORCE ANY PRE-DISPUTE ARBITRATION AGREEMENT AGAINST ANY PERSON WHO HAS INITIATED IN COURT A PUTATIVE CLASS ACTION, OR WHO IS A MEMBER OF A PUTATIVE CLASS ACTION WHO HAS OPTED OUT OF THE CLASS WITH RESPECT TO ANY CLAIMS ENCOMPASSED BY THE PUTATIVE CLASS ACTION UNTIL: (1) THE CLASS CERTIFICATION IS DENIED; OR (II) THE CLASS IS DECERTIFIED; OR (III) THE CUSTOMER IS EXCLUDED FROM THE CLASS BY THE COURT. SUCH FORBEARANCE TO ENFORCE AN AGREEMENT TO ARBITRATE SHALL NOT CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THIS AGREEMENT EXCEPT TO THE EXTENT STATED HEREIN.

THE CUSTOMER AGREES TO SETTLE BY ARBITRATION ANY CONTROVERSY BETWEEN HIM/HER AND THE BROKER CONCERNING THIS AGREEMENT, HIS/HER ACCOUNTS(S), OR ACCOUNT TRANSACTIONS, OR IN ANY WAY ARISING FROM HIS/HER RELATIONSHIP WITH BROKER WHETHER ENTERED INTO PRIOR, ON OR SUBSEQUENT TO THIS DATE. SUCH ARBITRATION WILL BE CONDUCTED BEFORE AND ACCORDING TO THE ARBITRATION RULES OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. (NASD) OR ANY OTHER SELF-REGULATORY ORGANIZATION OF WHICH BROKER IS A MEMBER. EITHER THE BROKER OR THE CUSTOMER MAY INITIATE ARBITRATION BY MAILING A WRITTEN NOTICE. IF THE CUSTOMER DOES NOT DESIGNATE THE ARBITRATION FORUM IN HIS/HER NOTICE, OR RESPOND IN WRITING WITHIN 5 DAYS AFTER RECEIPT OF BROKER'S NOTICE, CUSTOMER AUTHORIZES BROKER TO DESIGNATE THE ARBITRATION FORUM ON CUSTOMER'S BEHALF. JUDGMENT ON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION, AND CUSTOMER SUBMITS HIMSELF/HERSELF AND PERSONAL REPRESENTATIVES TO THE JURISDICTION OF SUCH COURT.

                          APPLE HOSPITALITY TWO, INC.
                 SIGNATURE PAGE OF THE SUBSCRIPTION AGREEMENT


1. Social Security Number(s) ____________________________


Tax ID Number(s) _______________

Account # (If applicable)

2. Name(s) in which shares are to be registered:

3. Manner in which title is to be held (Please check one).

   [_]  Individual            [_] Joint Tenants WROS    [_] Corporation   [ ] Community Property

   [_]  Tenants in Common     [_] Partnership           [_] Trust

[_] As Custodian for _________________

[_] For Estate of ____________________

[_] Other ____________________________

4. Address for correspondence ______________________________

5. Are you a non-resident alien individual (other than a non-resident alien who has elected to be taxed as a resident), a foreign corporation, a foreign partnership, a foreign trust, a foreign estate, or otherwise not qualified as a United States person? If so, transaction will not be executed without a completed W -8 Form. [_] Yes [_] No

6. Amount of Investment $_________ for ___________ Units (Investment must be for a minimum of $5,000 in Units or $2,000 in Units for qualified plans). Make check payable to: First Union National Bank, Escrow Agent (or as otherwise instructed). [_] Liquidate funds from money market [_] Check enclosed

7. Instructions for cash distributions [_] Deposit to money market
[_] Reinvest in additional Shares

8.1 (WE) UNDERSTAND THAT THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE AT PARAGRAPH (H).

9. Signature(s) of Investor(s) (Please sign in same manner in which shares are to be registered. Read Subscription Agreement, an important legal document, before signing.)

BY EXECUTING THIS SUBSCRIPTION AGREEMENT, THE INVESTOR IS NOT WAIVING ANY RIGHTS UNDER THE FEDERAL SECURITIES LAWS.


         x
          ______________________________________________________________________
          Signature                                                Date



         x
          ______________________________________________________________________
          Signature                                                Date

 10. Broker/Dealer Information:



   x
    ________________________________     _______________________________________
    Registered Representative's Name     Second Registered Representative's Name

   x
    ________________________________     _______________________________________
    Broker/Dealer Firm                   Representative's Office Address

   x
    ________________________________     _______________________________________
    City/State/Zip                       Telephone Number

11. To substantiate compliance with Appendix F to Article III, Section 34 of the NASD's Rules of Fair Practice, the undersigned Registered Representative hereby certifies: I have reasonable grounds to believe, based on information obtained from the investor(s) concerning investment objectives, other investments, financial situation and needs and any other information known by me, that investment in the REIT is suitable for such investor(s) in light of financial position, net worth and other suitability characteristics.


      __________________________________________________________________________
      Registered Representative                                        Date

      __________________________________________________________________________
      General Securities Principal                                     Date

      __________________________________________________________________________

This Subscription  Agreement and Signature page will not be an effective               Agreed and accepted by:
agreement until it is signed by a duly authorized agent of Apple                       Apple Hospitality Two, Inc.
Hospitality Two Inc.                                                                   BY______________________________________
                                                                                       Date____________________________________

                            SUBSCRIPTION AGREEMENT

To: Apple Hospitality Two, Inc.
306 East Main Street
Richmond, VA 23219

Gentlemen:

By executing or having executed on my (our) behalf this Subscription Agreement and submitting payment, I (we) hereby subscribe for the number of shares of stock set forth on the reverse hereof in Apple Hospitality Two, Inc. (REIT) at a purchase price of and 00/100 Dollars ($ ) per Unit. By executing or having executed on my (our) behalf this Subscription Agreement and submitting payment, I (we) further:

(a) acknowledge receipt of a copy of the Prospectus of Apple Hospitality Two, Inc., of which this Subscription Agreement is a part, and understand that the shares being acquired will be governed by the terms of such Prospectus and any amendments and supplements thereto;

(b) represent that I am (we are) of majority age;

(c) represent that I (we) have adequate means of providing for my (our) current needs and personal contingencies; have no need for liquidity from this investment; and through employment experience, educational level attained, access to advice from qualified advisors, prior experience with similar investments, or a combination thereof, understand the financial risks and lack of liquidity of an investment in the REIT;

(d) represent that I (we) have either: (i) a net worth (excluding home, home furnishings and automobiles) of at least $50,000 ($125,000 in the case of New Hampshire purchasers) and estimate that (without regard to investment in the
REIT) I (we) will have gross income during the current year of $50,000, or (ii) a net worth (excluding home, home furnishings and automobiles) of at least $100,000 ($150,000 in the case of Alaska, Kentucky and North Carolina purchasers, $200,000 in the case of Maine purchasers, and $250,000 in the case of New Hampshire purchasers); and, in either event, further represent that the purchase amount is 10% or less of my (our) net worth as defined above;

(e) represent (if purchasing in a fiduciary or other representative capacity) that I (we) have due authority to execute the Subscription Agreement and to thereby legally bind the trust or other entity of which I am (we are) trustee(s), legal representative(s) or authorized agent(s); and agree to fully indemnify and hold the REIT, its officers and directors, its affiliates and employees, harmless from any and all claims, actions and causes of action whatsoever which may result by a breach or an alleged breach of the representations contained in this paragraph;

(f) certify, under penalties of perjury, (i) that the taxpayer identification number shown on the signature page of this Subscription Agreement is true, correct and complete (or I am (we are) waiting for a number to be issued to me
(us)), and (ii) that I am (we are) not subject to backup withholding either because (a) I am (we are) exempt from backup withholding, or (b) I (we) have not been notified by the Internal Revenue Service that I am (we are) subject to backup withholding as a result of a failure to report all interest or distributions, or(c) the Internal Revenue Service has notified me (us) that I am (we are) no longer subject to backup withholding; and

(g) it is understood that the REIT shall have the right to accept or reject this subscription in whole or in part in its sole and absolute discretion. The REIT will either accept or reject this subscription within four business days from the receipt of the subscription by the Managing Dealer or Selected Dealer.

To the extent permitted by applicable law, the REIT intends to assert the foregoing representations as a defense to any claim based on factual assertions contrary to those set forth above.

(h) PRE-DISPUTE ARBITRATION CLAUSE. REGULATORY AUTHORITIES REQUIRE THAT ANY BROKERAGE AGREEMENT CONTAINING A PRE-DISPUTE ARBITRATION AGREEMENT DISCLOSE THE
FOLLOWING:

1. ARBITRATION IS FINAL AND BINDING BETWEEN THE PARTIES.

2. THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO JURY TRIAL.

3. PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED THAN AND DIFFERENT FROM COURT PROCEEDINGS.

4. THE ARBITRATORS AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY'S RIGHT TO APPEAL OR SEEK MODIFICATION OR RULINGS BY THE ARBITRATORS IS STRICTLY LIMITED.

5. THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

6. NO PERSON SHALL BRING A PUTATIVE OR CERTIFIED CLASS ACTION TO ARBITRATION, NOR SEEK TO ENFORCE ANY PRE-DISPUTE ARBITRATION AGREEMENT AGAINST ANY PERSON WHO HAS INITIATED IN COURT A PUTATIVE CLASS ACTION, OR WHO IS A MEMBER OF A PUTATIVE CLASS ACTION WHO HAS OPTED OUT OF THE CLASS WITH RESPECT TO ANY CLAIMS ENCOMPASSED BY THE PUTATIVE CLASS ACTION UNTIL: (1) THE CLASS CERTIFICATION IS DENIED; OR (II) THE CLASS IS DECERTIFIED; OR (III) THE CUSTOMER IS EXCLUDED FROM THE CLASS BY THE COURT. SUCH FORBEARANCE TO ENFORCE AN AGREEMENT TO ARBITRATE SHALL NOT CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THIS AGREEMENT EXCEPT TO THE EXTENT STATED HEREIN.

THE CUSTOMER AGREES TO SETTLE BY ARBITRATION ANY CONTROVERSY BETWEEN HIM/HER AND THE BROKER CONCERNING THIS AGREEMENT, HIS/HER ACCOUNTS(S), OR ACCOUNT TRANSACTIONS, OR IN ANY WAY ARISING FROM HIS/HER RELATIONSHIP WITH BROKER WHETHER ENTERED INTO PRIOR, ON OR SUBSEQUENT TO THIS DATE. SUCH ARBITRATION WILL BE CONDUCTED BEFORE AND ACCORDING TO THE ARBITRATION RULES OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. (NASD) OR ANY OTHER SELF-REGULATORY ORGANIZATION OF WHICH BROKER IS A MEMBER. EITHER THE BROKER OR THE CUSTOMER MAY INITIATE ARBITRATION BY MAILING A WRITTEN NOTICE. IF THE CUSTOMER DOES NOT DESIGNATE THE ARBITRATION FORUM IN HIS/HER NOTICE, OR RESPOND IN WRITING WITHIN 5 DAYS AFTER RECEIPT OF BROKER'S NOTICE, CUSTOMER AUTHORIZES BROKER TO DESIGNATE THE ARBITRATION FORUM ON CUSTOMER'S BEHALF. JUDGMENT ON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION, AND CUSTOMER SUBMITS HIMSELF/HERSELF AND PERSONAL REPRESENTATIVES TO THE JURISDICTION OF SUCH COURT.

                         APPLE HOSPITALITY TWO, INC.
                  SIGNATURE PAGE OF THE SUBSCIPTION AGREEMENT

1. Social Security Number(s) ______________________________

Tax ID Number(s) ______________________

Account # (If applicable)


2. Name(s) in which shares are to be registered:

3. Manner in which title is to be held (Please check one).

    [_] Individual          [_] Joint Tenants WROS  [_] Corporation  [_] Community Property

    [_] Tenants in Common   [_] Partnership         [_] Trust

[ ] As Custodian for ____________________

[ ] For Estate of _______________________

[ ] Other _______________________________

4. Address for correspondence _________________________________________

5. Are you a non-resident alien individual (other than a non-resident alien who has elected to be taxed as a resident), a foreign corporation, a foreign partnership, a foreign trust, a foreign estate, or otherwise not qualified as a United States person? If so, transaction will not be executed without a completed W-8 Form. [_] Yes [_] No

6. Amount of Investment $_____________ for___________ Units (Investment must be for a minimum of $5,000 in Units or $2,000 in Units for qualified plans). Make check payable to: First Union National Bank, Escrow Agent (or as otherwise instructed). [ ] Liquidate funds from money market [ ] Check enclosed

7. Instructions for cash distributions [ ] Deposit to money market
[ ] Reinvest in additional Shares

8.I (WE) UNDERSTAND THAT THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE AT PARAGRAPH (H).

9. Signature(s) of Investor(s) (Please sign in same manner in which shares are to be registered. Read Subscription Agreement, an important legal document, before signing.)

BY EXECUTING THIS SUBSCRIPTION AGREEMENT, THE INVESTOR IS NOT WAIVING ANY RIGHTS UNDER THE FEDERAL SECURITIES LAWS.


     X
     --------------------------------------------------------------------------
     Signature                                                     Date

     X
     --------------------------------------------------------------------------
     Signature                                                     Date

10. Broker/Dealer Information:


     x
     -------------------------------- ------------------------------------------
     Registered Representative's Name Second Registered Representative's Name

     x
     -------------------------------- ------------------------------------------
     Broker/Dealer Firm               Registered Representative's Office Address

     X
     ----------------------------     ------------------------------------------
     City/State/Zip                   Telephone Number


11. To substantiate compliance with Appendix F to Article III, Section 34 of the NASD's Rules of Fair Practice, the undersigned Registered Representative hereby certifies: I have reasonable grounds to believe, based on information obtained from the investor(s) concerning investment objectives, other investments, financial situation and needs and any other information known by me, that investment in the REIT is suitable for such investor(s) in light of financial position, net worth and other suitability characteristics.


     ------------------------------------------------------------------
     Registered Representative                                Date

     ------------------------------------------------------------------
     General Securities Principal                             Date

     ------------------------------------------------------------------
     Apple Use Only


This Subscription Agreement and Signature page will not be an effective      Agreed and accepted by:
agreement until it is signed by a duly authorized agent of Apple             Apple Hospitality Two, Inc.
Hospitality Two Inc.                                                         By -------------------------------------------
                                                                             Date -----------------------------------------



NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING MADE BY THIS PROSPECTUS, AND, IF GIVEN OR MADE, ANY OTHER INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER IN ANY STATE IN WHICH AN OFFER MAY NOT LEGALLY BE MADE. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION CONTAINED IN THIS PROSPECTUS HAS NOT CHANGED AS OF ANY TIME AFTER ITS DATE.


                               TABLE OF CONTENTS

                                                                    PAGE
                                                                    ----
     Summary...................................................       1
     Risk Factors..............................................       9
     Use of Proceeds...........................................      20
     Compensation..............................................      22
     Conflicts of Interests....................................      25
     Investment Objectives and Policies........................      29
     Distribution Policy.......................................      33
     Business..................................................      34
     Management................................................      39
     Apple Suites Advisors, Inc., Apple Suites Realty
      Group, Inc. and Affiliates...............................      45
     Principal and Management Shareholders.....................      53
     Federal Income Tax Considerations.........................      55
     ERISA Considerations......................................      66
     Capitalization............................................      68
     Management's Discussion and Analysis of Financial
       Condition and Results of Operations.....................      69
     Plan of Distribution......................................      71
     Description of Capital Stock..............................      76
     Summary of Organizational Documents.......................      81
     Sales Literature..........................................      84
     Reports to Shareholders...................................      84
     Legal Matters.............................................      85
     Experts...................................................      85
     Experience of Prior Programs..............................      85
     Index to Balance Sheet....................................     F-l
     Subscription Agreement....................................  Exhibit A

                          APPLE HOSPITALITY TWO, INC.

                                  PROSPECTUS
                                  ----------
                         DAVID LERNER ASSOCIATES, INC.
                             AS MANAGING DEALER

                                APRIL 19, 2001

                    SUPPLEMENT NO. 2 DATED OCTOBER 19, 2001

                      TO PROSPECTUS DATED APRIL 19, 2001

                          APPLE HOSPITALITY TWO, INC.

   The following information supplements the prospectus of Apple Hospitality Two, Inc. dated April 19, 2001 and is part of the prospectus. This supplement is cumulative and replaces the prior supplement. Prospective investors should carefully review the prospectus and this Supplement No. 2.

                    TABLE OF CONTENTS FOR SUPPLEMENT NO. 2

Status of the Offering..........  S-2
Recent Developments.............  S-2
Acquisitions and Related Matters  S-4
Summary of Material Contracts...  S-6
Our Properties..................  S-8
Selected Financial Data......... S-10
Experts......................... S-11
Index to Financial Statements...  F-1

   The prospectus, and each supplement, contains forward-looking statements within the meaning of the federal securities laws, and such statements are intended to be covered by the safe harbors created by those laws. These forward-looking statements may involve our plans and objectives for future operations, including future growth and availability of funds. These forward-looking statements are based on current expectations, which are subject to numerous risks and uncertainties. Assumptions relating to these statements involve judgments with respect to, among other things, the continuation of our offering of units, the future economic, competitive and market conditions and future business decisions. All of these matters are difficult or impossible to predict accurately and many of them are beyond our control. Although we believe the assumptions relating to the forward-looking statements, and the statements themselves, are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that these forward-looking statements will prove to be accurate. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans, which we consider to be reasonable, will be achieved.

                            STATUS OF THE OFFERING

   We completed the minimum offering of units (each unit consisting of one Common Share and one Series A Preferred Share) at $9.50 per unit on May 1, 2001. We are continuing the offering at $10 per unit in accordance with the prospectus.

   As of September 25, 2001, we had closed on the following sales of units:

                                     Proceeds Net of Selling
Price Per  Number of      Gross     Commissions and Marketing
  Unit     Units Sold    Proceeds       Expense Allowance
--------- ------------ ------------ -------------------------
$ 9.50     3,157,894.7 $ 30,000,000        $27,000,000
$10.00     7,771,503.0   77,715,030         69,943,527
          ------------ ------------        -----------
   Total  10,929,397.7 $107,715,030        $96,943,527
          ============ ============        ===========

                              RECENT DEVELOPMENTS

   Effective September 7, 2001, we acquired a limited partnership that, through a subsidiary, owns 10 extended-stay hotels. Although the acquisition involved the transfer of ownership interests in a limited partnership, the purpose and result was our acquisition of the hotels. Each hotel operates as part of the Residence Inn(R) by Marriott(R) franchise. The hotels are described in detail in another section below. The sellers were Crestline Capital Corporation and certain subsidiaries. No seller had any material relationship to us, our affiliates, or our directors or officers (although we made a short-term loan to Crestline Capital Corporation before the closing, as described below). The total base purchase price for the acquisition was $119 million.

   The purchase price, as subject to certain adjustments at closing, was paid through a combination of transactions. In May 2001, we made a deposit of just over $1 million, which was applied toward the purchase price at closing. On May 31, 2001, we provided a short-term secured loan to Crestline Capital Corporation in the amount of $47 million. The loan amount, plus about $1.5 million in interest, also was applied toward the purchase price. In addition, we made a cash payment of approximately $19.5 million at closing. Our source for these funds, which consist of approximately $69 million in the aggregate, was our ongoing registered public offering of units.

   To satisfy the remainder of the purchase price, we received a credit at closing equal to the unpaid balance of a long-term loan, which is secured by the hotels, from Bank of America, N.A. The loan will continue to be an obligation of the subsidiary that directly owns the hotels. Further details about this loan are provided in the next section.

   We also used the proceeds of our ongoing offering to pay 2% of the total base purchase price, which equals $2,380,000, as a commission to Apple Suites Realty Group, Inc. This entity is owned by Glade M. Knight, who is one of our directors and our Chief Executive Officer.

   The following map shows the general location of our hotels, which are described in another section below:

                                             [MAP]

                                Number                              Number
                                  of                                  of
      General Location of Hotel Suites General Location of Hotel    Suites
      ------------------------- ------ -------------------------    ------
       Montgomery, Alabama.....   94     Atlanta, Georgia..........   126
       Bakersfield, California.  114     Boston, Massachusetts.....   130
       Concord, California.....  126     Cincinnati, Ohio..........   118
       San Ramon, California...  106     Dallas, Texas.............   120
       Meriden, Connecticut....  106     Houston, Texas............   110
                                                                    -----
                                            Total Suites........... 1,150
                                                                    =====

                       ACQUISITIONS AND RELATED MATTERS

New Subsidiaries

   We formed or acquired new subsidiaries to obtain the 10 hotels. Specifically, we formed two direct wholly-owned subsidiaries. One of these subsidiaries, AHT Res III GP, Inc., acquired the entire general partnership interest in Marriott Residence Inn USA Limited Partnership and now holds a 1% interest as its sole general partner. The other newly-formed subsidiary, AHT Res III LP, Inc., acquired the entire limited partnership interest in that partnership and now holds a 99% interest as its sole limited partner. The partnership owns 100% of the equity in Residence Inn III LLC, which directly owns all of the hotels. We also acquired 100% of the stock in Crestline Res III Corporation, which serves as the independent managing member of Residence Inn III LLC (without having any equity interest).

Loan Secured By Hotels

   Residence Inn III LLC, the direct owner of the hotels, is also the borrower under a loan from Bank of America, N.A. in the original principal amount of $55,588,000. On September 28, 2001, the unpaid principal balance was $53,256,408. The loan is secured by a mortgage on the hotels and by related liens on their rents and profits, but is generally non-recourse to Residence Inn III LLC, as the borrower. As a result, the lender generally is required to enforce its liens on the hotels, and their rents and profits, instead of taking any actions against the borrower. The lender will have recourse against the borrower upon certain events, such as a violation by the borrower of its covenant not to (a) sell or transfer any of the hotels, or (b) permit other liens on the hotels or on their rents or profits.

   The loan is evidenced by a promissory note dated December 29, 1999. The promissory note has a stated annual interest rate of 8.08% and requires monthly payments of $489,067.76. The maturity date is January 1, 2010. A balloon payment in the amount of approximately $35.4 million is scheduled to be due at maturity.

   At the request of the lender, we have agreed, in our capacity as a principal of the borrower, that the limited recourse provisions of the promissory note also will apply to us. The same agreement has been made by Apple Suites Advisors, Inc., which is owned by Glade M. Knight, who is one of our directors and our Chief Executive Officer. Apple Suites Advisors, Inc. will be released from the promissory note, however, if the debt service coverage ratio for the loan reaches a specified target. These agreements by us and by Apple Suites Advisors, Inc. were executed in connection with a consent agreement, which is one of the material contracts described in the next section.

   We expect that revenues from the hotels will be sufficient to make monthly payments under the promissory note. If hotel revenues are not sufficient, we could lose the hotels through foreclosure. In addition, if our non-recourse protection is not available under the terms of the promissory note, we may be required to use the proceeds from our ongoing offering (or other funds available to us) to make payments to the lender.

   While the loan remains outstanding, certain covenants apply to Residence Inn III LLC, as the borrower. Among other things, these covenants (a) prohibit the borrower from engaging in any business that is not related to the hotels or the loan, (b) require the borrower to maintain a separate legal identity, (c) restrict the transfer of ownership interests in the borrower or the hotels, and
(d) limit the extent to which the organizational documents of the borrower may be modified. In addition, the lender has required us to appoint two independent directors for Crestline Res III Corporation, which is the independent managing member of the borrower.

Other Actions

   The hotels have been leased by their direct owner, Residence Inn III LLC, to Apple Hospitality Management, Inc., which is one of our wholly-owned subsidiaries. The hotels are being managed by Residence Inn By Marriott, Inc. These actions were taken in accordance with a master hotel lease agreement and an amended management agreement, which are among the material contracts described in the next section.

                         SUMMARY OF MATERIAL CONTRACTS

Amended Purchase Agreement

   The acquisition described above was the result of an amended purchase agreement. The original agreement was dated as of May 18, 2001 and was modified by amendments dated as of July 30, 2001 and August 31, 2001. In particular, the last amendment provided for our acquisition of Marriott Residence Inn USA Limited Partnership, which occurred effective September 7, 2001. This structure was different than the one reflected in the original agreement and the prior supplement, which described a potential acquisition of the hotels themselves. The prior supplement is entirely superseded and replaced by this supplement.

Consent Agreement and Environmental Indemnity

   By acquiring Marriott Residence Inn USA Limited Partnership, we acquired control of Residence Inn III LLC, which is the borrower under a loan from Bank of America, N.A., as described above. Consent to the acquisition and change of control was granted on behalf of the lender in a consent and amendment agreement with release dated as of September 28, 2001. In return, we and Apple Suites Advisors, Inc. agreed to the limited recourse provisions of the promissory note involved.

   In a separate environmental indemnity agreement dated as of September 28, 2001, we and Apple Suites Advisors, Inc. agreed to indemnify the lender and related parties against the presence or release of hazardous materials at the hotels. Payments of indemnification, if any, are due on demand and will accrue interest at the rate provided in the promissory note, plus 4%, if not paid within 30 days of the demand.

Master Hotel Lease Agreement

   One of our wholly-owned subsidiaries, Apple Hospitality Management, Inc., a qualified taxable REIT subsidiary, has leased the hotels from their direct owner, Residence Inn III LLC, under a master hotel lease agreement dated as of September 28, 2001. The agreement provides for an initial term of 10 years. Apple Hospitality Management, Inc. has the option to extend the lease term for two additional five-year periods, provided it is not in default at the end of the prior term or at the time the option is exercised. The master hotel lease agreement provides that Apple Hospitality Management, Inc. will pay an annual base rent, a quarterly percentage rent and a quarterly sundry rent. Each type of rent is explained below.

   Annual base rent is payable in advance in equal monthly installments. The base rent will be adjusted each year in proportion to the Consumer Price Index (based on the U.S. City Average). The lease commencement date for the properties is deemed to be as of September 7, 2001. The base rents for the hotels range from $443,102 to $1,183,831.

   Percentage rent is payable quarterly. Percentage rent depends on a formula that compares fixed "suite revenue breakpoints" with a portion of "suite revenue," which is equal to gross revenue from suite rentals less sales and room taxes, credit card fees and sundry rent (as described below). The suite revenue breakpoints will be adjusted each year in proportion to the Consumer Price Index (based on the U.S. City Average). Specifically, the percentage rent is equal to the sum of (a) 17% of all year-to-date suite revenue, up to the applicable suite revenue breakpoint; plus (b) 55% of the year-to-date suite revenue in excess of the applicable suite revenue breakpoint, as reduced by base rent and the percentage rent paid year to date.

   The sundry rent is payable quarterly and equals 55% of all sundry revenue, which consists of revenue other than suite revenue, less the amount of sundry rent paid year-to-date.

Amended Management Agreement

   Our hotels are being managed by Residence Inn by Marriott, Inc. under an amended and restated management agreement, dated as of September 28, 2001, with Apple Hospitality Management, Inc. The amended management agreement is similar to the management agreement that applied to the hotels before our acquisition occurred. Management services include supervising the operation of the hotels and collecting revenues from their operation for the benefit of Apple Hospitality Management, Inc.

   The initial term of the amended management agreement will continue until December 30, 2011. The term will be renewed for five periods of ten years each, provided that an event of default by the manager, Residence Inn by Marriott, Inc., has not occurred. The manager may elect not to renew for an additional term by giving notice to Apple Hospitality Management, Inc. at least 18 months before the expiration of the current term. Such non-renewal by the manager may apply to one or more of the hotels.

   Apple Hospitality Management, Inc. may terminate the amended management agreement with respect to all of the hotels if the total operating profit for any consecutive period of two fiscal years does not reach a specified minimum amount. Written notice of any such termination must be delivered to the manager no later than 60 days after the receipt by Apple Hospitality Management, Inc. of the annual accounting for the second fiscal year. The manager has the option to avoid such termination by advancing the amount of any deficiency in operating profit to Apple Hospitality Management, Inc. within 60 days after the manager's receipt of the termination notice.

   The manager will receive a management fee for its services. The total management fee consists of (a) a base management fee calculated on the basis of gross revenues, (b) a Residence Inn system fee calculated on the basis of suite revenues, and (c) an incentive management fee calculated on the basis of operating profit. The formulas for these fees are complex and are the result of arms-length negotiations.

   The manager also has a right of first refusal for any purchase or lease of the hotels. If Residence Inn III LLC, as the direct owner of the hotels, receives a bona fide written purchase or lease offer for any one or more of them, Apple Hospitality Management, Inc. must cause Residence Inn III LLC to give prior notice to the manager, who will then have 30 days in which to exercise its right of first refusal. Any such purchase or lease of the hotels by the manager would occur on the terms and conditions set forth in the bona fide offer. The amended management agreement would remain in effect as to any other hotels.

Owner Agreement

   In an owner agreement dated as of September 28, 2001, the manager under the amended management agreement granted its consent to the master hotel lease agreement. In addition, Residence Inn III LLC, as the direct owner of the hotels, agreed to guaranty the performance of the obligations, including monetary obligations, of Apple Hospitality Management, Inc. under the amended management agreement.

Non-Disturbance Agreement

   A non-disturbance agreement and consent of manager, dated as of September 28, 2001, was entered into by Apple Hospitality Management, Inc., Residence Inn III LLC (as the direct owner of the hotels and the borrower under the loan described above), Residence Inn by Marriott, Inc. (as the manager under the amended management agreement) and a representative of the lender for the loan described above. This agreement generally provides that the amended management agreement is subordinate to the loan documents. For example, if an event of default occurs under the loan documents, the lender has the right to receive
(a) an assignment of all rights of Apple Hospitality Management, Inc. in the amended management agreement, and (b) all rents, profits and other revenues collected by the manager and otherwise payable to Apple Hospitality Management, Inc. under the amended management agreement.

                                OUR PROPERTIES

   All of our hotels are part of the Residence Inn(R) by Marriott(R) franchise. Each hotel offers one and two room suites with the amenities generally offered by upscale extended-stay hotels. Business travel is responsible for a significant portion of the occupancy at the hotels. The effects that the terrorist attacks in the United States on September 11, 2001 and related military action may have on business travel in general and our hotels in particular cannot be determined at this time. We do not know how these events will affect economic conditions in general or in our primary market areas in particular, nor how they will affect the travel industry in general or in our primary market areas in particular. The hotels are located in developed areas in competitive markets. We believe the hotels are well-positioned to compete in these markets based on their location, amenities, rate structure and franchise affiliation. In the opinion of management, all of the hotels are adequately covered by insurance. Further information about the hotels is presented below.

                               TABLE 1. Summary

                                        Number Average Daily
                                          of   Rate per Suite
Hotel (1)                     State     Suites  in 2001 (2)
---------                 ------------- ------ --------------
Montgomery............... Alabama          94     $ 83.54
Bakersfield.............. California      114       91.57
Concord-Pleasant Hill.... California      126      135.63
San Ramon................ California      106      154.56
Meriden.................. Connecticut     106      108.34
Atlanta Airport-Hapeville Georgia         126      103.84
Boston-Tewksbury......... Massachusetts   130      117.01
Cincinnati-Blue Ash...... Ohio            118       89.43
Dallas-Las Colinas....... Texas           120      105.65
Houston-Clear Lake....... Texas           110       89.26
                                        -----     -------
       Total....................       1,150     $107.88

Notes for Table 1:

(1)Hotel names are shown as they appear on the Residence Inn(R) website at www.residenceinn.com. The hotels opened during 1989 or 1990.
(2)Amounts are based on operations from January 1, 2001 through August 10, 2001. Rates for the entire year will not necessarily be comparable. The total average is not adjusted for the varying number of suites per hotel.

                   TABLE 2. Tax and Improvement Information

                                         Real   2002 Budgeted 2002 Budgeted Depreciation -
                           Real Prop.  Property  Improvement  Prop. Tax on     Federal
Hotel                     Tax Rate (1)   Tax      Cost (2)     Improv. (3)  Tax Basis (4)
-----                     ------------ -------- ------------- ------------- --------------
Montgomery...............  0.0345      $ 53,845   $175,800       $1,213      $ 5,442,558
Bakersfield*.............  0.01149189    83,224    207,900        2,516        7,742,287
Concord-Pleasant Hill*...  0.010065      83,169    146,300        1,565       15,465,301
San Ramon................  0.010314     130,073    164,500        1,958       14,085,687
Meriden..................  0.04040001   105,065     88,800        2,513        6,946,870
Atlanta Airport-Hapeville  0.04409      143,790    283,100        4,983        7,710,287
Boston-Tewksbury.........  0.02123      188,552    220,000        4,664       11,458,812
Cincinnati-Blue Ash*.....  0.06050035   166,225    155,000        3,286        5,668,490
Dallas-Las Colinas*......  0.0266737    212,856    220,800        5,895        6,863,088
Houston-Clear Lake*......  0.0333386    197,564    197,500        6,577        6,283,657

Notes for Table 2:

(1)Property tax rate for each hotel is an aggregate figure for county, city and other local taxing authorities (as applicable). Information is for calendar year 2001, although properties with asterisks in the first column have estimated values based on 2000 taxes. Levies and bonds were added to real property taxes in 2000 as follows: for Bakersfield--$4,588.44, for San Ramon--$19,930.24, and for Pleasant Hill--$4,915.55 and $17,817.34.
(2)Improvement costs are based on operating budgets for 2002.
(3)Tax amount shown is based on a portion of the indicated improvement. The percentage needed to determine the taxable portion varies by state and locality.
(4)Amounts are for the depreciable real property component of the hotel. The depreciable life is 39 years (or less, as may be permitted by federal tax laws) using the straight-line method. The modified accelerated cost recovery system will be used for the personal property component of the hotel.

                        TABLE 3. Operating Information

                          Avg. Daily Occupancy Rates (%) (1)   Revenue per Available Suite ($) (2)
                          ---------------------------------- ---------------------------------------
Hotel                      1997   1998   1999   2000   2001   1997    1998    1999    2000    2001
-----                     ----   ----   ----   ----   ----   ------- ------- ------- ------- -------
Montgomery............... 84.7   82.4   78.8   81.4   87.7   $ 68.11 $ 67.53 $ 65.41 $ 66.73 $ 73.23
Bakersfield.............. 83.2   85.6   83.3   86.0   88.1     68.13   73.38   71.57   73.70   80.64
Concord-Pleasant Hill.... 90.0   86.5   90.2   91.7   86.5     91.05   94.43   97.92  108.49  117.29
San Ramon................ 92.1   87.8   90.2   89.9   84.6    109.99  116.27  112.30  118.64  130.72
Meriden.................. 86.5   85.8   87.9   85.8   81.7     76.23   81.74   89.76   93.30   88.48
Atlanta Airport-Hapeville 82.0   88.4   85.2   87.6   88.0     69.46   79.49   80.63   83.97   91.34
Boston-Tewksbury......... 91.1   87.2   91.7   88.0   82.1     96.16   89.44  101.49  108.38   96.08
Cincinnati-Blue Ash...... 87.9   86.1   85.9   76.2   68.9     69.16   72.02   87.34   74.49   61.65
Dallas-Las Colinas....... 88.5   88.5   81.3   84.6   82.8     83.16   86.38   83.76   85.91   87.44
Houston-Clear Lake....... 90.0   87.4   85.7   87.2   93.5     84.03   84.61   80.33   79.12   83.46

Notes for Table 3:

(1)Percentage for 2001 is based on occupancy from January 1, 2001 through August 10, 2001. Occupancy rates for the entire year will not necessarily be comparable.
(2)Amounts for 2001 are annualized based on revenue from January 1, 2001 through August 10, 2001.

                            SELECTED FINANCIAL DATA

                          Apple Hospitality Two, Inc.
                     January 17, 2001 to June 30, 2001 (b)

--------------------------------------------------------------------------------

Revenues:
Interest income.................................. $    635,526
Expenses:
General and administrative....................... $     53,298
                                                  ------------
Net income....................................... $    582,228
----------------------------------------------------------------
Per Share
Earnings per share--basic and diluted............ $       0.36
Weighted average common shares outstanding--basic    1,627,712
----------------------------------------------------------------
Balance Sheet Data at June 30, 2001:
   Cash and cash equivalents..................... $ 11,047,830
   Total assets.................................. $ 59,787,902
   Shareholders' equity.......................... $ 59,642,099
   Common shares outstanding.....................    6,781,348
Other data:
Cash flow from:
   Operating activities.......................... $    (11,041)
   Investing activities.......................... $(48,001,000)
   Financing activities.......................... $ 59,059,771
Number of hotels owned at end of period..........           --
----------------------------------------------------------------
Funds From Operations Calculation
Funds from Operation (a)......................... $    582,228
----------------------------------------------------------------

(a)Funds from operations (FFO) is defined as net income (computed in accordance with generally accepted accounting principles-GAAP) excluding gains and losses from sales of depreciable property, plus depreciation and amortization. The Company considers FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of the Company's activities in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs.

(b)The Company was initially capitalized on January 17, 2001; however, operations did not commence until May 1, 2001.

                                    EXPERTS

   The financial statements for Marriott Residence Inn USA Limited Partnership and for Residence Inn III LLC included herein have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

   In December 1999, Marriott Residence Inn USA Limited Partnership contributed the assets and liabilities represented by 10 of its 11 hotels to Residence Inn III LLC. In February 2000, that partnership sold the one remaining hotel not contributed to Residence Inn III LLC. On September 28, 2001, all assets and liabilities of Marriott Residence Inn USA Limited Partnership were held in Residence Inn III LLC. The audited financial statements of Marriott Residence Inn USA Limited Partnership included herein for the year ended December 31, 1998 reflect the results of operations of the 11 original hotels, and the audited financial statements of Residence Inn III LLC for the years ended December 31, 2000 and 1999 and the unaudited financial statements for the period ended June 15, 2001 reflect the results of operations of the 10 hotels acquired by us.

                  (Remainder of Page is Intentionally Blank)

                         INDEX TO FINANCIAL STATEMENTS

Residence Inn III LLC
Condensed Balance Sheet as of June 15, 2001 (unaudited)............................  F-2
Condensed Statement of Operations and Member's Equity
For the Twenty-Four Weeks Ended June 15, 2001 (unaudited)..........................  F-3
Condensed Statement of Cash Flows
For the Twenty-Four Weeks Ended June 15, 2001 (unaudited)..........................  F-4
Notes to Condensed Financial Statements (unaudited)................................  F-5
Report of Independent Public Accountants...........................................  F-6
Balance Sheets as of December 29, 2000 and December 31, 1999.......................  F-7
Statements of Operations and Member's Equity
For the Fiscal Years Ended December 29, 2000 and December 31, 1999.................  F-8
Statements of Cash Flows
For the Fiscal Years Ended December 29, 2000 and December 31, 1999.................  F-9
Notes to Financial Statements...................................................... F-10

Marriott Residence Inn USA Limited Partnership
Report of Independent Public Accountants........................................... F-15
Statement of Operations For the Year Ended December 31, 1998....................... F-16
Statement of Changes in Partners' Capital
For the Year Ended December 31, 1998............................................... F-17
Statement of Cash Flows For the Year Ended December 31, 1998....................... F-18
Notes to Financial Statements...................................................... F-19

Apple Hospitality Two, Inc.
Pro Forma Condensed Consolidated Balance Sheet As of June 30, 2001 (unaudited)..... F-25
Notes to Pro Forma Condensed Consolidated Balance Sheet (unaudited)................ F-26
Pro Forma Condensed Consolidated Statements of Operations
For the Year Ended December 31, 2000 and the Period Ended June 30, 2001 (unaudited) F-27
Notes to Pro Forma Condensed Consolidated Statement of Operations (unaudited)...... F-29

                             RESIDENCE INN III LLC
                            CONDENSED BALANCE SHEET
                              As of June 15, 2001
                           (unaudited, in thousands)

                 ASSETS

Property and equipment, net.............. $87,151
Mortgage escrow reserves.................   4,096
Due from Residence Inn by Marriott, Inc..   1,623
Other assets.............................   1,492
Cash and cash equivalents................   3,722
                                          -------
   Total assets.......................... $98,084
                                          =======
        LIABILITIES AND MEMBER'S EQUITY

Accounts payable and accrued expenses.... $   563
Deferred incentive management fees.......   1,486
Mortgage debt............................  53,619
                                          -------
   Total liabilities.....................  55,668
                                          -------
Member's equity..........................  42,416
                                          -------
   Total liabilities and member's equity. $98,084
                                          =======



  The accompanying notes are an integral part of these financial statements.

                             RESIDENCE INN III LLC
             CONDENSED STATEMENT OF OPERATIONS AND MEMBER'S EQUITY
                     Twenty-Four Weeks Ended June 15, 2001
                           (unaudited, in thousands)

       REVENUES
          Suites................................................ $17,504
          Other operating departments...........................     767
                                                                 -------
                 Total revenues.................................  18,271
                                                                 -------
       OPERATING COSTS AND EXPENSES
          Property-level costs and expenses.....................
              Suites............................................   3,579
              Other operating departments.......................     372
              Other operating expenses..........................   4,577
                                                                 -------
                 Total property-level costs and expenses........   8,528
          Depreciation and amortization.........................   1,973
          Residence Inn system fee..............................     700
          Property taxes........................................     738
          Incentive management fee..............................     571
          Base management fee...................................     365
          Equipment rent and other..............................     340
                                                                 -------
                 Total operating costs and expenses.............  13,215
                                                                 -------
       OPERATING PROFIT.........................................   5,056
          Interest expense......................................  (2,090)
          Interest income.......................................     148
          General and administrative expenses...................    (139)
                                                                 -------
       NET INCOME...............................................   2,975
       Beginning member's equity................................  35,148
       Capital contributions....................................  11,571
       Distributions to member..................................  (7,278)
                                                                 -------
       Ending member's equity................................... $42,416
                                                                 =======


  The accompanying notes are an integral part of these financial statements.

                             RESIDENCE INN III LLC
                       CONDENSED STATEMENT OF CASH FLOWS
                     Twenty-Four Weeks Ended June 15, 2001
                           (unaudited, in thousands)

CASH FLOW FROM OPERATIONS......................... $ 8,663
                                                   -------
INVESTING ACTIVITIES
   Additions to property and equipment............  (1,116)
   Change in property improvement mortgage escrow.    (287)
                                                   -------
       Cash used in investing activities..........  (1,403)
                                                   -------
FINANCING ACTIVITIES
   Distributions..................................  (7,278)
   Repayments of debt.............................    (616)
                                                   -------
       Cash used in financing activities..........  (7,894)
                                                   -------
DECREASE IN CASH AND CASH EQUIVALENTS.............    (634)
CASH AND CASH EQUIVALENTS, beginning of period....   4,356
                                                   -------
CASH AND CASH EQUIVALENTS, end of period.......... $ 3,722
                                                   =======
SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITY:
   Push-down of Crestline Capital's basis......... $ 7,885
                                                   =======



  The accompanying notes are an integral part of these financial statements.

                             RESIDENCE INN III LLC
                    NOTES TO CONDENSED FINANCIAL STATEMENTS

1. Residence Inn III LLC (the "Company"), a Delaware limited liability company, is a wholly owned subsidiary of Marriott Residence Inn USA Limited Partnership (the "Partnership"). Crestline Capital Corporation ("Crestline Capital") indirectly owns all of the partnership interests in the Partnership.

   The Company is the owner of ten Residence Inn hotels that are located in seven states and have a total of 1,150 suites. The inns are managed by Residence Inn by Marriott, Inc., a wholly owned subsidiary of Marriott International, Inc.

   The accompanying condensed financial statements of the Company have been prepared by the Company without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with generally accepted accounting principles have been condensed or omitted. The Company believes the disclosures made are adequate to make the information presented not misleading. However, the condensed financial statements should be read in conjunction with the annual audited financial statements and notes thereto for the fiscal year ended December 29, 2000.

   In the opinion of the Company, the accompanying unaudited condensed financial statements reflect all adjustments (which include only normal and recurring adjustments) necessary to present fairly the financial position of the Company as of June 15, 2001 and the results of operations and cash flows for the twenty-four weeks ended June 15, 2001. Interim results are not necessarily indicative of fiscal year performance because of the impact of seasonal and short-term variations.

2. On March 23, 2001, Crestline Capital indirectly acquired the remaining 18% limited partnership interest in the Partnership for $11.4 million plus closing costs of $171,000. The purchase price of the limited partnership interests approximated fair value, and accordingly, no portion of the purchase price has been expensed. The purchase price of the limited partnership interests by Crestline Capital were pushed down to these financial statements resulting in a step-up in the assets to fair value.

3. During the second quarter, Crestline Capital entered into an agreement to sell the Partnership's membership interest in the Company to Apple Hospitality Two, Inc. (the "Buyer") for total consideration of $119 million, including approximately $54 million of debt that will be assumed by the Buyer. The transaction is expected to close in the third quarter of 2001 and is subject to customary closing conditions. The Buyer made a $47 million loan to Crestline Capital during the second quarter. The loan bears interest at 12% and is due upon the earlier of the closing of the transaction or August 31, 2001.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Residence Inn III LLC:

   We have audited the accompanying balance sheets of Residence Inn III LLC, a Delaware limited liability company, as of December 29, 2000 and December 31, 1999, and the related statements of operations and member's equity and cash flows for the fiscal years then ended. These financial statements are the responsibility of Residence Inn III LLC's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Residence Inn III LLC as of December 29, 2000 and December 31, 1999 and the results of its operations and its cash flows for the fiscal years then ended in conformity with accounting principles generally accepted in the United States.

                                          /s/ ARTHUR ANDERSEN LLP

Vienna, Virginia
February 23, 2001

                             RESIDENCE INN III LLC
                                BALANCE SHEETS
                 As of December 29, 2000 and December 31, 1999
                                (in thousands)

                          ASSETS
                                                          2000    1999
                                                         ------- -------
       Property and equipment, net...................... $80,123 $81,085
       Property improvement fund........................      --   1,486
       Mortgage escrow reserves.........................   4,042   2,393
       Due from Residence Inn by Marriott, Inc..........   1,389   1,202
       Other assets.....................................   1,623   1,563
       Cash and cash equivalents........................   4,356      --
                                                         ------- -------
              Total assets.............................. $91,533 $87,729
                                                         ======= =======

                 LIABILITIES AND MEMBER'S EQUITY
       Accounts payable and accrued expenses............ $   761 $   232
       Deferred incentive management fees...............   1,389   1,269
       Mortgage debt....................................  54,235  55,588
                                                         ------- -------
              Total liabilities.........................  56,385  57,089
                                                         ------- -------
       Member's equity..................................  35,148  30,640
                                                         ------- -------
              Total liabilities and member's equity..... $91,533 $87,729
                                                         ======= =======



  The accompanying notes are an integral part of these financial statements.

                             RESIDENCE INN III LLC
                 STATEMENTS OF OPERATIONS AND MEMBER'S EQUITY
          Fiscal Years Ended December 29, 2000 and December 31, 1999
                                (in thousands)

                                                           2000     1999
                                                          -------  -------
REVENUES
   Suites................................................ $37,595  $36,235
   Other operating departments...........................   1,770    1,768
                                                          -------  -------
          Total revenues.................................  39,365   38,003
                                                          -------  -------
OPERATING COSTS AND EXPENSES
   Property-level costs and expenses.....................
       Suites............................................   7,846    7,466
       Other operating departments.......................     873      800
       Other operating expenses..........................   9,724    9,573
                                                          -------  -------
          Total property-level costs and expenses........  18,443   17,839
   Depreciation and amortization.........................   3,906    3,402
   Residence Inn system fee..............................   1,504    1,449
   Property taxes........................................   1,409    1,383
   Incentive management fee..............................   1,209    1,107
   Base management fee...................................     787      760
   Equipment rent and other..............................     343      265
                                                          -------  -------
          Total operating costs and expenses.............  27,601   26,205
                                                          -------  -------
OPERATING PROFIT.........................................  11,764   11,798
   Interest expense......................................  (4,604)  (4,709)
   Interest income.......................................     395      347
   General and administrative expenses...................    (150)    (222)
                                                          -------  -------

NET INCOME...............................................   7,405    7,214

Beginning member's equity................................  30,640   23,426
Capital contributions....................................   1,892       --
Distributions to member..................................  (4,789)      --
                                                          -------  -------
Ending member's equity................................... $35,148  $30,640
                                                          =======  =======


  The accompanying notes are an integral part of these financial statements.

                             RESIDENCE INN III LLC
                           STATEMENTS OF CASH FLOWS
          Fiscal Years Ended December 29, 2000 and December 31, 1999
                                (in thousands)

                                                          2000      1999
                                                         -------  --------
    OPERATING ACTIVITIES
       Net income....................................... $ 7,405  $  7,214
       Noncash items:
           Depreciation and amortization................   3,906     3,402
           Amortization of deferred financing costs.....     113        89
       Working capital changes:
           Due from Residence Inn by Marriott, Inc......    (187)       22
           Other assets.................................    (409)     (590)
           Accounts payable and accrued expenses........     529       218
           Deferred incentive management fees...........     120       201
                                                         -------  --------
              Cash provided by operations...............  11,477    10,556
                                                         -------  --------
    INVESTING ACTIVITIES
       Additions to property and equipment..............  (2,901)   (1,671)
       Changes in property improvement fund, net........   1,486    (1,298)
       Change in property improvement mortgage escrow...  (1,283)       --
                                                         -------  --------
           Cash used in investing activities............  (2,698)   (2,969)
                                                         -------  --------
    FINANCING ACTIVITIES
       Capital contributions............................   1,892        --
       Distributions....................................  (4,789)       --
       Payment of financing costs.......................    (173)     (959)
       Change in financing reserves.....................      --      (978)
       Repayment of mortgage principal..................  (1,353)  (54,628)
       Issuances of debt................................      --    55,588
       Cash advances to parent..........................      --    (6,610)
                                                         -------  --------
           Cash used in financing activities............  (4,423)   (7,587)
                                                         -------  --------
    INCREASE IN CASH AND CASH EQUIVALENTS...............   4,356        --
    CASH AND CASH EQUIVALENTS, beginning of year........      --        --
                                                         -------  --------
    CASH AND CASH EQUIVALENTS, end of year.............. $ 4,356  $     --
                                                         =======  ========
    SUPPLEMENTAL DISCLOSURE OF CASH FLOW
      INFORMATION:
       Cash paid for interest........................... $ 4,516  $  4,685
                                                         =======  ========


  The accompanying notes are an integral part of these financial statements.

                             RESIDENCE INN III LLC

                         NOTES TO FINANCIAL STATEMENTS

Note 1. Organization

   Residence Inn III LLC (the "Company"), a Delaware limited liability company, is a wholly owned subsidiary of Marriott Residence Inn USA Limited Partnership (the "Partnership"). The Company was formed on December 10, 1999 as a special purpose entity to facilitate the refinancing of the Partnership's debt. The Partnership was the owner of 11 Residence Inn hotels. On December 29, 1999, the Partnership contributed the assets and liabilities of ten of its Residence Inn hotels (the "Inns") to the Company in conjunction with the Company entering into a new loan agreement. The proceeds from the Company's loan financing were used to repay the existing loan of the Partnership.

   The Company's Inns are located in seven states and have a total of 1,150 suites. The Inns are managed by Residence Inn by Marriott, Inc. (the "Manager"), a wholly owned subsidiary of Marriott International, Inc.

   The Partnership's contribution of the Inns to the Company was recorded in a manner similar to a pooling of interests whereby the historical basis of the assets and liabilities and the operating accounts of the Partnership are reflected in the Company's financial statements.

   On December 29, 1998, Host Marriott Corporation ("Host Marriott") completed its plan of reorganizing its business to qualify as a real estate investment trust ("REIT") by spinning-off to its shareholders its wholly owned subsidiary, Crestline Capital Corporation ("Crestline Capital"). On March 26, 1999, CCRI USA, LLC, a wholly owned subsidiary of Crestline Capital, purchased a 74% limited partner interest in the Partnership from a limited partner for $34,365,000 in cash. On May 12, 1999, CCRI USA, LLC purchased an additional 3% limited partnership interest from a limited partner for $1,600,000 in cash. On August 23, 1999, CC USAGP, LLC (the "General Partner"), a wholly owned subsidiary of Crestline Capital, purchased the 5% general partner interest in the Partnership from Host Marriott for $2,720,000 in cash.

   The acquisition by Crestline Capital of its interest in the Partnership has been accounted for by the purchase method of accounting in Crestline Capital's financial statements by allocating its purchase price to the assets purchased and liabilities assumed based on their fair values on the date of acquisition. In accordance with generally accepted accounting principles, the Partnership became substantially owned by Crestline Capital on August 23, 1999, the date Crestline Capital purchased the general partnership interest and increased its ownership percentage in the Partnership to over 80%. On that date, Crestline Capital's basis in the Partnership's assets and liabilities was pushed down to these financial statements resulting in a step-up in the assets to fair value.

   On February 18, 2000, the Partnership sold its one remaining hotel, the Raleigh Residence Inn, that was not contributed to the Company. Net proceeds from the sale approximated $6.2 million.

Note 2. Summary of Significant Accounting Policies

  Fiscal Year

   The Company's fiscal year ends on the Friday nearest December 31.

  Basis of Accounting

   The records are maintained on the accrual basis of accounting.

  Use of Estimates

   The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Property and Equipment

   Property and equipment is recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets as follows:

Buildings and improvements   40 years
Furniture and equipment... 4-10 years

   Impairment of real estate properties is based on whether estimated undiscounted future cash flows from such properties on an individual property basis will be less than their net book value. If a property is impaired, its basis is adjusted to fair market value.

  Deferred Financing Costs

   Deferred financing costs represent the costs incurred in connection with obtaining the mortgage debt and amendments and are amortized using the straight-line method, which approximates the effective interest method, over the term of the loan.

  Income Taxes

   No provision is made for federal and state income taxes since the member reports its share of the Company's taxable income, gains, losses, deductions and credits on its income tax returns and the Company has no obligation to pay the Partnership for its share of income taxes.


Note 3. Property and Equipment

   Property and equipment consists of the following (in thousands):

                               2000     1999
                              -------  -------
Land and improvements........ $14,082  $13,928
Building and improvements....  58,455   56,676
Furniture and equipment......  14,085   13,210
                              -------  -------
                               86,622   83,814
Less accumulated depreciation  (6,499)  (2,729)
                              -------  -------
                              $80,123  $81,085
                              =======  =======

Note 4. Debt

  Term Loan

   On December 30, 1991, the Partnership entered into a loan agreement with a life insurance company to provide $58,000,000 of non-recourse debt (the "Term Loan"). The Term Loan was amortized on the basis of a 25-year amortization schedule which commenced in March 1994 and matured on December 31, 1998. The Term Loan was evidenced by (i) promissory notes aggregating $31,000,000 (the "Fixed Rate Notes") which bore interest at a fixed rate of 9.66% per annum and
(ii) promissory notes aggregating $27,000,000 (the "Floating Rate Notes") which bore interest at 1.85 percentage points over the three-month London Interbank Offered Rate ("LIBOR").

   On December 31, 1998, the Term Loan was amended such that its maturity date was extended from December 31, 1998 to December 29, 1999. As a result of the Amendment, the Fixed Rate Notes and Floating Rate Notes were consolidated into a single indebtedness in the principal amount of $54,628,029 (the "Amended Term Loan"). The Amended Term Loan bore interest at 330 basis points over the three-month LIBOR (the "Contract Rate"). Beginning February 1, 1999, monthly principal payments of $75,000 were made on the Amended Term Loan, in addition to monthly interest payments calculated on the basis of the Contract Rate and the outstanding principal balance. All unpaid principal and interest was due at the maturity of the Amended Term Loan on December 29, 1999.

   The Amended Term Loan was secured by first mortgages on the fee or leasehold interest in the Inns, a security interest in all personal property associated with the Inns and an assignment of the Partnership's rights under the management agreement.

   On December 29, 1999 the Company entered into a new loan agreement (the "New Loan") with a financial institution to provide $55,588,000 of fixed rate, non-recourse debt financing with the proceeds from the issuance used to repay the Amended Term Loan and refinancing costs. The New Loan bears interest at 8.08% and has a scheduled maturity of January 1, 2010.

   The New Loan is secured by first mortgages on the fee or leasehold interest in the Inns, a security interest in all personal property associated with the Inns and assignment of the Company's rights under the management agreement.

   In connection with entering into the New Loan, the Company incurred $1,132,000 of financing costs which were capitalized and will be amortized over the term of the New Loan. As of December 29, 2000 and December 31, 1999, deferred financing costs totaled $1,019,000 and $959,000, respectively, net of accumulated amortization of $113,000 as of December 29, 2000 and were included in other assets on the accompanying balance sheets.

      Debt maturities at December 29, 2000 are as follows (in thousands):

2001...... $ 1,360
2002......   1,597
2003......   1,732
2004......   1,868
2005......   2,039
Thereafter  45,639
           -------
           $54,235
           =======

Note 5. Mortgage Escrow Reserves

   The mortgage escrow and property improvement reserves consist of the following as of December 29, 2000 and December 31, 1999 (in thousands):


                                                         2000   1999
                                                        ------ ------
Debt service reserves.................................. $1,029 $  978
Fixed asset reserves...................................  2,030    796
Real estate tax reserves...............................    983    619
                                                        ------ ------
                                                         4,042  2,393
Property improvement fund..............................     --  1,486
                                                        ------ ------
Total mortgage escrow and property improvement reserves $4,042 $3,879
                                                        ====== ======

   The debt service, fixed asset and real estate tax reserves consist of cash transferred into segregated escrow accounts out of revenues generated by the Company's Inns, pursuant to the Company's secured debt agreements. Funds from these reserves are periodically disbursed by the collateral agent to pay for debt service, capital expenditures and real estate taxes relating to the Inns.

Note 6. Estimated Fair Value of Financial Instruments

   The fair value of the mortgage debt is shown below (in thousands):

      2000             1999
---------------- ----------------
Carrying  Fair   Carrying  Fair
 Amount   Value   Amount   Value
 ------  ------- -------- -------
$54,235. $57,699 $55,588  $55,588

   The fair value of the mortgage debt is based on the expected future debt service discounted at a risk-adjusted rate. The fair value of all other financial assets and liabilities are assumed to equal their carrying amounts.

Note 7. Management Agreement

   Prior to the formation of the Company, the Inns were managed by the Manager pursuant to a management agreement between the Partnership and the Manager. In connection with the Partnership's contribution of the Company's Inns, the Company entered into a new management agreement on December 29, 1999 with the Manager for the ten Inns under terms substantially similar to the prior management agreement. The management agreement has an initial term expiring on December 30, 2011, and the Manager has the option to extend the agreement on one or more Inns for up to five 10-year terms. The Manager earns a base management fee equal to 2% of gross revenues. The Manager is also entitled to an incentive management fee equal to 20% of operating profit, as defined in the management agreement, in excess of $8,780,000 for each calendar year. The incentive management fee is payable out of 50% of cash flow from operations remaining after payment of debt service, provision for administrative expenses, retention by the Company of an owner's priority equal to 11% of the owner's investment, and payments of amounts due pursuant to any loans from the Company or the Manager or their affiliates. For fiscal years 2000 and 1999, $787,000 and $760,000, respectively, of base management fees and $1,209,000 and $1,107,000, respectively, of incentive management fees, respectively, were earned by the Manager for the Company's Inns. As of December 29, 2000 and December 31, 1999, $1,389,000 and $1,269,000, respectively, of incentive management fees were deferred.

   The management agreement also provides for a Residence Inn system fee equal to 4% of suite revenues. In addition, the Manager is reimbursed for each Inn's pro rata share of the actual costs and expenses incurred in providing certain services ("Chain Services") on a central or regional basis to all hotels operated by the Manager. As franchiser of the Residence Inn by Marriott system, the Manager maintains a marketing fund to pay the costs associated with certain system-wide advertising, promotional and public relations materials and programs and the operation of a toll-free reservation system. Each Inn contributes 2.5% of suite revenues to the marketing fund. For fiscal years 2000 and 1999, Residence Inn system fees totaled $1,504,000 and $1,449,000, respectively, reimbursements of Chain Services totaled $846,000 and $859,000, respectively, and contributions to the marketing fund totaled $940,000 and $906,000, respectively, for the Inns. The Company is also required to provide the Manager with working capital to meet the operating needs of the Inns. As of December 29, 2000 and December 31, 1999, $571,000 and $584,000, respectively, had been advanced to the Manager for working capital and is included in the due from Residence Inn by Marriott, Inc. on the accompanying balance sheets.

   The management agreement also provides for the establishment of a property improvement fund for the Inns. Contributions to the property improvement fund are equal to 5% of gross revenues of each Inn. For fiscal years 2000 and 1999, contributions to the property improvement fund totaled $1,968,000 and $1,900,000, respectively.

Note 8. Meriden Ground Lease

   One of the Inns, the Meriden Residence Inn, is subject to a ground lease. The initial term of the ground lease will expire on August 14, 2013. The Company will have the option to extend the term thereof for up to ten consecutive periods of five years each . Rent for the initial term was prepaid and is amortized on a straight-line basis over the initial term of the lease. Rent after the initial term will be prepaid in varying amounts at the beginning of each applicable extended term. As of December 29, 2000 and December 31, 1999, prepaid ground rent, which is included in other assets on the accompanying balance sheets, was $559,000 and $604,000, respectively, net of the accumulated amortization of $641,000 and $596,000, respectively.

Note 9. Related Party Transactions

   The Company reimburses Crestline Capital for general and administrative costs incurred on behalf of the Company which amount to $113,000 and $112,000 in 2000 and 1999, respectively. These amounts are charged based on direct costs incurred by Crestline Capital on behalf of the Company or on level efforts performed by Crestline Capital employees for accounting and administrative services provided to the Company. As of December 29, 2000 and December 31, 1999, amounts due to Crestline Capital totaled $342,000 and $59,000, which is included in accounts payable and accrued expenses on the accompanying balance sheets.

Note 10. Subsequent Event

   On March 23, 2001, CCRI USA, LLC purchased the remaining 18% limited partnership interest in the Partnership for $11,400,000. As a result of that transaction, Crestline Capital, through its wholly owned subsidiaries, owns 100% of the Partnership.

Note 11. Sale of the Inns (unaudited), Subsequent to Date of Auditor's Report

   On September 28, 2001, the Company sold the remaining Residence Inn hotels for a purchase price of approximately $119 million.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Limited Partners of Marriott Residence Inn USA Limited Partnership:

   We have audited the accompanying statements of operations, changes in partners' capital and cash flows of Marriott Residence Inn USA Limited Partnership (a Delaware limited partnership) for the year ended December 31, 1998. These financial statements are the responsibility of the General Partner's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and its cash flows of Marriott Residence Inn USA Limited Partnership for the year ended December 31, 1998 in conformity with generally accepted accounting principles.

   As discussed in Note 2 to the financial statements, the Partnership has given retroactive effect to the change to include property-level revenues and operating expenses of its inns in the statement of operations.

                                          /s/ ARTHUR ANDERSEN LLP

Washington, D.C.
May 18, 1999

                MARRIOTT RESIDENCE INN USA LIMITED PARTNERSHIP

                            STATEMENT OF OPERATIONS
                     For the Year Ended December 31, 1998

                                                             1998
                                                          -----------
REVENUES
   Suites................................................ $38,766,657
   Other operating departments...........................   1,997,330
                                                          -----------
          Total revenues.................................  40,763,987
                                                          -----------
OPERATING COSTS AND EXPENSES
   Property-level costs and expenses
       Suites............................................   8,020,529
       Other operating departments.......................     972,812
       Other Inn operating expenses......................  10,515,512
                                                          -----------
          Total property-level costs and expenses........  19,508,853
   Depreciation and amortization.........................   4,293,394
   Residence Inn system fee..............................   1,550,666
   Property taxes........................................   1,514,981
   Incentive management fee..............................   1,081,786
   Base management fee...................................     815,280
   Equipment rent and other..............................     680,167
                                                          -----------
          Total operating costs and expenses.............  29,445,127
                                                          -----------
OPERATING PROFIT.........................................  11,318,860
   Interest expense......................................  (5,697,301)
   Interest income.......................................     264,737
                                                          -----------
NET INCOME............................................... $ 5,886,296
                                                          ===========
ALLOCATION OF NET INCOME
   General Partner.......................................     294,315
   Limited Partners......................................   5,591,981
                                                          -----------
                                                          $ 5,886,296
                                                          ===========
NET INCOME PER LIMITED PARTNER UNIT
   (608 Units)........................................... $     9,197
                                                          ===========

   The accompanying notes are an integral part of this financial statement.

                MARRIOTT RESIDENCE INN USA LIMITED PARTNERSHIP

                   STATEMENT OF CHANGES IN PARTNERS' CAPITAL
                     For the Year Ended December 31, 1998

                            General     Limited
                            Partner     Partners       Total
                           ----------  -----------  -----------
Balance, December 31, 1997 $3,423,423  $26,016,472  $29,439,895
   Capital distributions..   (416,000)  (4,438,405)  (4,854,405)
   Net Income.............    294,315    5,591,981    5,886,296
                           ----------  -----------  -----------
Balance, December 31, 1998 $3,301,738  $27,170,048  $30,471,786
                           ==========  ===========  ===========

   The accompanying notes are an integral part of this financial statement.

                MARRIOTT RESIDENCE INN USA LIMITED PARTNERSHIP

                            STATEMENT OF CASH FLOWS
                     For the Year Ended December 31, 1998

                                                                               1998
                                                                            -----------
OPERATING ACTIVITIES
   Net Income.............................................................. $ 5,886,296
   Noncash items:
       Depreciation and amortization.......................................   4,293,394
       Amortization of deferred financing costs as interest expense........     385,678
Working capital changes:
   Due from Residence Inn by Marriott, Inc.................................    (308,700)
   Accounts payable and accrued expenses...................................     177,369
                                                                            -----------
          Cash provided by operations......................................  10,434,037
                                                                            -----------
INVESTING ACTIVITIES
   Additions to property and equipment.....................................  (1,442,258)
   Change in restricted cash...............................................          --
   Changes in property improvement fund, net...............................    (439,106)
                                                                            -----------
          Cash (used in) provided by investing activities..................  (1,881,364)
                                                                            -----------
FINANCING ACTIVITIES
   Capital distributions...................................................  (4,854,405)
   Payment of financing costs..............................................     (88,782)
   Repayment of mortgage principal.........................................    (837,013)
   (Repayments of) proceeds from note payable to Host Marriott Corporation.          --
                                                                            -----------
          Cash used in financing activities................................  (5,780,200)
                                                                            -----------
INCREASE IN CASH AND CASH EQUIVALENTS......................................   2,772,473
CASH AND CASH EQUIVALENTS, Beginning of year...............................   3,701,029
                                                                            -----------
CASH AND CASH EQUIVALENTS, end of year..................................... $ 6,473,502
                                                                            ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
       Cash paid for interest.............................................. $ 5,758,000
                                                                            ===========

   The accompanying notes are an integral part of this financial statement.

                MARRIOTT RESIDENCE INN USA LIMITED PARTNERSHIP

                         NOTES TO FINANCIAL STATEMENTS

Note 1. The Partnership

  Description of the Partnership

   Marriott Residence Inn USA Limited Partnership (the "Partnership"), a Delaware limited partnership, was formed to acquire, own and operate 11 Residence Inn by Marriott hotels (the "Inns"). The Inns are located in eight states and have a total of 1,294 suites. The Inns are managed by Residence Inn by Marriott, Inc. (the "Manager"), a wholly-owned subsidiary of Marriott International, Inc. ("MII"), as part of the Residence Inn by Marriott hotel system.

   The Partnership was formed on August 21, 1991 and operations commenced on December 30, 1991 (the "Closing Date"). On the Closing Date, the Inns were contributed to the Partnership pursuant to the terms of a contribution agreement between Host Marriott, the Manager, several wholly-owned subsidiaries of Host Marriott (collectively, the "Contributing Limited Partners") and the Partnership. In consideration for their contribution, the Contributing Limited Partners received 608 limited partner interests ("Units"), representing a 95% interest, and the proceeds of a $58,000,000 mortgage loan (see Note 5). The General Partner contributed $3,200,000 for a 5% interest in the Partnership.

   On June 30, 1992 (the "Initial Equity Closing Date"), the Contributing Limited Partners transferred 170 Units to non-Host Marriott investors. All remaining Units were transferred between December 31, 1992 and December 2, 1994. For U.S. Federal income tax reporting purposes (IRC Section 708(b)(1)(B)), a termination of the Partnership occurred on March 15, 1993 (the "Remeasurement Date") as a result of the sale of 50% of the interests in the Partnership's capital and profits in the previous twelve months. As a result of the termination, for tax purposes, the Partnership was treated as distributing its properties to the partners who immediately thereafter contributed the properties to a new partnership. There were no adjustments made to these financial statements as a result of this termination. However, on a tax basis, under applicable U.S. Federal income tax regulations, the carrying value of the property and equipment were adjusted to reflect its fair market value on the Remeasurement Date.

   On April 17, 1998, Host Marriott Corporation ("Host Marriott"), the parent of RIBM Three LLC, the sole general partner of the partnership (the "General Partner"), announced that its Board of Directors authorized the Company to reorganize its business operations to qualify as a real estate investment trust ("REIT") to become effective as of January 1, 1999 (the "REIT Conversion"). On December 29, 1998, Host Marriott announced that it had completed substantially all the steps necessary to complete the REIT Conversion, including spinning off Crestline Capital Corporation, to the shareholders of Host Marriott, ("Crestline Capital") and expected to qualify as a REIT under the applicable Federal income tax laws beginning January 1, 1999. Subsequent to the REIT Conversion, Host Marriott is referred to as Host REIT. In connection with the REIT Conversion, Host REIT contributed substantially all of its hotel assets to a newly formed partnership, Host Marriott L.P. ("Host LP").

   On December 24, 1998, in connection with Host Marriott's conversion to a real estate investment trust (the "Conversion"), the name of the general partner changed from Marriott RIBM Three Corporation to RIBM Three LLC. Prior to the Conversion, the General Partner was a wholly-owned subsidiary of Host Marriott. Pursuant to the Conversion, Host Marriott contributed a 1% Class A managing interest in the General Partner to Host Marriott L.P., and a 99% Class B interest in the General Partner to Rockledge Hotel Properties, Inc., a non-controlled subsidiary of Host Marriott L.P. In March 1999, Crestline Capital purchased a 74% limited partner interest in the Partnership for $34.4 million from the limited partners.

  Partnership Allocations and Distributions

   Pursuant to the terms of the partnership agreement, Partnership allocations, for U.S. Federal income tax purposes, and distributions subsequent to the Initial Equity Closing Date are generally made as follows:

    a. Cash available for distribution will generally be distributed (i) first, 100% to the limited partners, until the limited partners have received, with respect to such year, an amount equal to 11% of their average daily outstanding Net Invested Capital, defined as the excess of capital contributions over cumulative distributions of net refinancing and/or sales proceeds ("Capital Receipts"); (ii) second, 100% to the General Partner until the General Partner has received, with respect to such year, an amount equal to 11% of Net Invested Capital; (iii) third, 5% to the General Partner and 95% to the limited partners, until the partners have received cumulative distributions of Capital Receipts equal to the partners' capital contributions; and (iv) thereafter, 15% to the General Partner and 85% to the limited partners.

    b. Capital Receipts not retained by the Partnership will be distributed (i) first, 100% to the limited partners until the limited partners have received an amount equal to the unpaid portion of a 14% return on Net Invested Capital; (ii) second, 100% to the limited partners until the partners have received cumulative distributions of Capital Receipts equal to their capital contributions; (iii) third, 100% to the General Partner until the General Partner has received an amount equal to the unpaid portion of a 14% return on Net Invested Capital; (iv) fourth, 100% to the General Partner until the General Partner has received cumulative distributions of Capital Receipts equal to its capital contribution; and (v) thereafter, 15% to the General Partner and 85% to the limited partners.

    c. Proceeds from the sale of substantially all of the assets of the Partnership will be distributed to the partners in accordance with their capital account balances as adjusted to take into account gain or loss resulting from such sale.

    d. Net profits will generally be allocated to the partners in proportion to the distributions of cash available for distribution; however, the General Partner will not be allocated less than 1%.

    e. Net losses will generally be allocated 5% to the General Partner and 95% to the limited partners.

    f. Gain recognized by the Partnership will generally be allocated (i) first, to all partners whose capital accounts have negative balances until such balances are brought to zero; (ii) next, to all partners in the amount necessary to bring their respective capital account balances to an amount equal to their Net Invested Capital plus a 14% return on Net Invested Capital; and (iii) thereafter, in amounts necessary to bring the ratio of the General Partner and limited partners' capital account balances in excess of capital priority amounts, as defined, to 15% and 85%, respectively.

    g. Losses recognized by the Partnership will generally be allocated (i) first, 85% to limited partners and 15% to the General Partner until positive capital account balances in excess of capital priority amounts, as defined, have been eliminated; (ii) next, to all partners whose capital accounts have positive balances until such balances have been eliminated; and (iii) thereafter, 100% to the General Partner.

   For financial reporting purposes, net profits and losses are allocated among partners based upon their stated interests in cash available for distributions.

Note 2. Summary of Significant Accounting Policies

  Basis of Accounting

   The Partnership's records are maintained on the accrual basis of accounting and its fiscal year coincides with the calendar year.

  Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Cash and Cash Equivalents

   The Partnership considers all highly liquid investments with an original maturity of three months or less at date of purchase to be cash equivalents.

  Property and Equipment

   Property and equipment is recorded at cost. Property and equipment contributed by Host Marriott and its affiliates has been recorded at its carryover basis. Depreciation is computed using the straight-line method over the estimated useful lives of the assets as follows:

Buildings and improvements   40 years
Furniture and equipment... 4-10 years

   All property and equipment is pledged as security for the mortgage debt described in Note 3.

   The Partnership assesses impairment of its real estate properties based on whether estimated undiscounted future cash flows from such properties on an individual property basis will be less than their net book value. If a property is impaired, its basis is adjusted to fair market value.

  Restricted Cash Reserve

   A restricted cash reserve was available to support distributions to the limited partners if, and to the extent, cash distributions for any year through 1996 otherwise would be insufficient to provide the limited partners an annualized return on the limited partners' capital contributions equal to 11% for 1996 and 10.75% for 1995. The remaining balance in the restricted cash reserve at February 15, 1997 became part of the Partnership's general working capital and was used to repay the note payable due to Host Marriott.

  Deferred Financing Costs

   Deferred financing costs represent the costs incurred in connection with obtaining the mortgage debt and amendments and are amortized using the straight-line method, which approximates the effective interest method, over the term of the loan. The Partnership paid $88,782 in financing costs during the year ended December 31, 1998 in connection with the extension of the mortgage debt.

  Revenues and Expenses

   Revenues primarily represent gross revenues generated by the Inns.

   On November 20, 1997, the Emerging Issues Task Force ("EITF") of the Financial Accounting Standards Board ("FASB") reached a consensus on EITF 97-2 "Application of FASB Statement No. 94 and APB Opinion No. 16 to Physician Practice Management Entities and Certain Other Entities with Contractual Management Arrangements." EITF 97-2 addresses the circumstances in which a management entity may include the revenues and expenses of a managed entity in its financial statements.

   The Partnership assessed the impact of EITF 97-2 on its financial statements and determined that EITF 97-2 requires the Partnership to include property-level revenues and operating expenses of its Inns in its Statement of

Operations. The Partnership has given retroactive effect to the adoption of EITF 97-2 in the accompanying statement of operations. Application of EITF 97-2 to the financial statements for the year ended December 31, 1998 increased both revenues and operating expenses by approximately $19.5 million, and had no impact on operating profit or net income.

  Interest Rate Swap Agreement

   The Partnership entered into an interest rate swap agreement to convert certain portions of its variable rate debt to a fixed rate basis. The interest rate differential to be paid or received on the interest rate swap agreement is accrued as interest rates change and is recognized as an adjustment to interest expense.

  Income Taxes

   Provision for Federal and state income taxes has not been made in the accompanying financial statements since the Partnership does not pay income taxes, but rather, allocates its profits and losses to the individual partners. Significant differences exist between the net income for financial reporting purposes and the net income as reported in the Partnership's tax return. These differences are due primarily to the use, for income tax purposes, of accelerated depreciation methods, shorter depreciable lives for the assets, differences in the timing of recognition of certain fees and straight-line rent adjustments. As a result of these differences, the excess of the tax basis in Partnership net liabilities over the Partnership net liabilities reported in the accompanying financial statements is $7,218,000 as of December 31, 1998.

Note 3. Debt

  Term Loan

   On the Closing Date, the Partnership entered into a loan agreement with a life insurance company, as lead lender and servicer, to provide $58,000,000 of non-recourse debt (the "Term Loan"). The Term Loan was amortized on the basis of a 25-year amortization schedule which commenced in March 1994 and matured on December 31, 1998.

   The Term Loan was evidenced by (i) promissory notes aggregating $31,000,000 (the "Fixed Rate Notes") which bore interest at a fixed rate of 9.66% per annum and (ii) promissory notes aggregating $27,000,000 (the "Floating Rate Notes") which bore interest at 1.85 percentage points over the three-month London Interbank Offered Rate. On the Closing Date, the Partnership entered into an interest rate swap agreement (the "Swap Agreement") with a third party to effectively fix the interest rate on the Floating Rate Notes at 9.66% per annum until maturity of the Term Loan. The counterparty's obligations under the Swap Agreement were guaranteed by the parent company of the counterparty, a national investment banking institution. There was no nonperformance by the counterparty during the term of the agreement. The Partnership's obligations under the Swap Agreement were secured by a pledge of collateral by the General Partner. The Swap Agreement expired on December 31, 1998.

   On December 31, 1998, the Term Loan was amended such that its maturity date was extended from December 31, 1998 to December 31, 1999. The Term Loan was extended for only one year in anticipation of a possible sale of the Partnership's hotels in 1999. As a result of the Amendment, the Fixed Rate Notes and Floating Rate Notes were consolidated into a single indebtedness in the principal amount of $54,628,029 (the "Amended Term Loan"). The Amended Term Loan bears interest at 3.3 percentage points over the three-month LIBOR (the "Contract Rate"). The Contract Rate in effect on December 31, 1998 was 8.6%. On the Amendment date, the Partnership made the following payments: (1) $529,740 in interest due and payable on the Term Loan, (2) a $50,000 underwriting fee payable in connection with the Amendment, and (3) $38,782 in legal fees. Beginning February 1, 1999, monthly principal payments of $75,000 will be made on the Amended Term Loan, in addition to monthly interest payments calculated on the basis of the Contract Rate and the outstanding principal balance. All unpaid principal and interest is due at the maturity of the Amended Term Loan on December 31, 1999.

   The Amended Term Loan is secured by first mortgages on the Partnership's fee or leasehold interest in ten of the Inns (the "Term Loan Inns"), a security interest in all personal property associated with the Term Loan Inns including furniture and equipment, inventory, contracts and other general intangibles, and an assignment of the Partnership's rights under the management agreement.

  Raleigh Mortgage Loan

   On the Closing Date, the Partnership assumed one of the Contributing Limited Partner's obligations under a nonrecourse mortgage loan in the original principal amount of $5,900,000 with respect to the Raleigh Inn. The loan carried a fixed interest rate of 10.25% and required monthly payments of interest and principal, based on a 30-year amortization schedule, until maturity on July 1, 1996. On July 1, 1996, the Raleigh Mortgage Loan was fully repaid with proceeds advanced under a loan from Host Marriott.

  Note Payable to Host Marriott

   On July 1, 1996, the Raleigh Mortgage Loan was repaid in full with proceeds of a $5,392,667 unsecured nonrecourse loan from Host Marriott. Interest on the loan accrues at prime plus one percent. The loan matured on April 30, 1997 with the entire balance due at that time. The Partnership repaid the loan with funds released from the restricted cash reserve and cash from Partnership operating activity.

Note 4. Management Agreement

   The Manager operates the Inns pursuant to a long-term management agreement with an initial term expiring December 30, 2011. The Manager has the option to extend the agreement on one or more Inns for up to five 10-year terms. The Manager earns a base management fee equal to 2% of the Inns' gross revenues, which is subordinate to payment of qualifying debt service payments, a provision for Partnership administrative expenses and retention by the Partnership of annual cash flow from operations of $7,040,000. The Manager is also entitled to an incentive management fee equal to 20% of operating profit, as defined, in excess of $9,500,000 for each calendar year. The incentive management fee is payable out of 50% of cash flow from operations remaining after payment of debt service, provision for Partnership administrative expenses, retention by the Partnership of annual cash flow from operations of $7,040,000, payment of current base management fees, payment of amounts due pursuant to any loans from Host Marriott and deferred base management fees. Through December 31, 1996, base and incentive management fees not paid currently were waived by the Manager. Subsequent to December 31, 1996, any base and incentive management fees not paid are earned by the Manager and have been accrued by the Partnership. For the years ended December 31, 1998, $815,280 of base management fees and $436,798 of incentive management fees, respectively, were paid to the Manager. As of December 31, 1998, $1,068,122 in incentive management fees were deferred.

   The management agreement also provides for a Residence Inn system fee equal to 4% of suite revenues. In addition, the Manager is reimbursed for each Inn's pro rata share of the actual costs and expenses incurred in providing certain services ("Chain Services") on a central or regional basis to all hotels operated by the Manager. As franchiser of the Residence Inn by Marriott system, the Manager maintains a marketing fund to pay the costs associated with certain system-wide advertising, promotional and public relations materials and programs and the operation of a toll-free reservation system. Each Inn contributes 2.5% of suite revenues to the marketing fund. For the years ended December 31, 1998, the Partnership paid Residence Inn system fees of $1,550,666, reimbursed the Manager for $962,145 of Chain Services and contributed $969,166 to the marketing fund. The Partnership is required to provide the Manager with working capital to meet the operating needs of the Inns.

   The management agreement also provides for the establishment of a property improvement fund for the Inns. Contributions to the property improvement fund are equal to 5% of gross revenues of each Inn. During 1998, the Partnership contributed $2,038,199 to the property improvement fund.

Note 5. Meriden Ground Lease

   On the Closing Date, the Partnership assumed all of Host Marriott's rights and obligations as tenant under the ground lease with respect to the land on which the Meriden Inn is located. The initial term of the ground lease will expire on August 14, 2013. The Partnership will have the option to extend the term thereof for up to ten consecutive periods of five years each. Rent for the initial term in the amount of $1,200,000 was prepaid by Host Marriott and is amortized on a straight-line basis over the initial term of the lease. Rent after the initial term will be prepaid in varying amounts at the beginning of each applicable extended term.

Note 6. Sale of the Inns (unaudited), Subsequent to Date of Auditor's Report

   On September 28, 2001, ten of the Residence Inns owned by the Partnership were sold for a purchase price of approximately $119 million.

                  (Remainder of Page is Intentionally Blank)

                          Apple Hospitality Two, Inc.
Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2001 (unaudited)

   The following unaudited Pro Forma Condensed Consolidated Balance Sheet of Apple Hospitality Two, Inc. (the "Company) is presented as if the purchase of Marriott Residence Inn USA Limited Partnership (the "Partnership) from Crestline Capital Corporation ("Crestline") for $119 million had occurred on June 30, 2001. All of the assets and liabilties of the Partnership at June 30, 2001 were held by Residence Inn III LLC. Residence Inn III LLC consists of 10 Residence Inn(R) by Marriott(R) franchised hotels. The historical balance sheet of Residence Inn III LLC is as of June 15, 2001.

   Such information is based in part upon the consolidated balance sheet of the Company, and the historical balance sheet of Residence Inn III LLC. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made.

   The following unaudited Pro Forma Condensed Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been assuming such transactions had been completed as of June 30, 2001 nor does it purport to represent the future financial position of the Company.

                                                                 Acquisition   Residence
                                         Historical  Historical    Closing        Inn
                                          Balance     Residence  Adjustments  Acquisition              Total
                                           Sheet     Inn III LLC     (A)      Adjustments             Proforma
                                         ----------- ----------- -----------  ------------          ------------
ASSETS
Investment in hotel properties..........          -- $87,151,000          --  $ 33,536,000(C)       $120,687,000
Cash and cash equivalents............... $11,047,830   3,722,000  (3,722,000)  (10,901,983)(B)           145,847
Mortgage escrow reserves................          --   4,096,000  (1,791,000)    1,791,000(D)          4,096,000
Due from Residence Inn by Marriott, Inc.          --   1,623,000  (1,623,000)      571,000(E)            571,000
Notes receivable........................  47,000,000          --          --   (47,000,000)(B)                --
Interest receivable.....................     470,000          --          --      (470,000)(B)                --
Prepaid expenses........................      85,051          --          --            --                85,051
Other assets............................   1,185,021   1,492,000          --    (1,001,000)(B)                --
                                                  --          --          --      (962,000)(F)           714,021
                                         ----------- ----------- -----------  ------------          ------------
Total Assets............................ $59,787,902 $98,084,000 $(7,136,000) $(24,436,983)         $126,298,919
                                         =========== =========== ===========  ============          ============
LIABILITIES and SHAREHOLDERS'
 EQUITY
Liabilities
Mortgage notes payable..................          -- $53,619,000          --            --          $ 53,619,000
Accounts payable--affiliate............. $    25,429          --          --            --                25,429
Accounts payable and accrued expenses...     120,374     563,000          --            --               683,374
Deferred incentive management fees......          --   1,486,000          --  $ (1,486,000)(B)                --
                                         ----------- ----------- -----------  ------------          ------------
Total Liabilities.......................     145,803  55,668,000          --    (1,486,000)           54,327,803
Shareholders' equity
Member's equity.........................          --  42,416,000  (7,136,000)  (35,280,000)(F)                --
Common stock, no par value, authorized
 200,000,000 shares; issued and
 outstanding 6,781,348 shares...........  59,035,871          --          --    12,329,017(B)(D)(E)   71,364,888
Class B convertible stock, no par value,
 authorized 240,000 shares; issued and
 outstanding 240,000 shares.............      24,000          --          --            --                24,000
Net income greater than distributions...     582,228          --          --            --               582,228
                                         ----------- ----------- -----------  ------------          ------------
Total Shareholders' Equity..............  59,642,099  42,416,000  (7,136,000)  (22,950,983)           71,971,116
                                         ----------- ----------- -----------  ------------          ------------
Total Liabilities and Shareholders'
 Equity................................. $59,787,902 $98,084,000 $(7,136,000) $(24,436,983)         $126,298,919
                                         =========== =========== ===========  ============          ============

      Notes to Pro Forma Condensed Consolidated Balance Sheet (unaudited)

(A)Represents the reduction of balances retained by the prior owner of the Partnership. In accordance with the Purchase Agreement, the prior owner will retain its cash, receivables from Marriott, and debt service and real estate tax reserves.

(B)Total purchase price consists of the following:

   Purchase price per contract............................................................... $119,000,000
   Fair value of deferred incentive management fee liability assumed, net of $750,000 credit.      736,000
   Fair value of liability assumed...........................................................      563,000
                                                                                              ------------
       Sub-total.............................................................................  120,299,000
   Acquisition fee payable to ASRG...........................................................    2,380,000
   Additional closing costs..................................................................      843,000
                                                                                              ------------
       Total purchase price.................................................................. $123,522,000
                                                                                              ============

The purchase price was satisfied by the following:
   Cash:
     -on hand................................................................. $ 10,901,983
     -net proceeds received from sale of common stock subsequent to 6/30/01...    9,967,017
                                                                               ------------
                                                                                 20,869,000
   Assumption of mortgage loan................................................   53,619,000
   Assumption of liabilities..................................................      563,000
   Application of note receivable from Crestline..............................   47,000,000
   Application of interest on note receivable from Crestline..................      470,000
   Application of escrow deposit..............................................    1,001,000
                                                                               ------------
                                                                               $123,522,000
                                                                               ============

(C)Allocation of purchase price (see Note B above) to assets acquired at fair value are as follows:

         Purchase price (See Note B)........................ $123,522,000
         Less:
             Restricted cash--FF&E reserves.................    2,305,000
             Other assets and prepaids......................      530,000
                                                             ------------
         Amount allocated to investment in hotel properties.  120,687,000
         Net book value of investment in hotel properties...   87,151,000
                                                             ------------
         Net increase in book value of investment in hotels. $ 33,536,000
                                                             ============

(D)Represents funding of debt service and real estate capital reserves through net proceeds from the sale of common stock subsequent to 6/30/01

(E)Represents funding of working capital reserve through net proceeds from the sale of common stock subsequent to 6/30/01.

(F)Represents elimination of historical member's equity and deferred financing costs associated with prior owner.

                          Apple Hospitality Two, Inc.

           Pro Forma Condensed Consolidated Statements of Operations
    For the year ended December 31, 2000 and the period ended June 30, 2001

   The following unaudited Pro Forma Condensed Consolidated Statements of Operations of Apple Hospitality Two, Inc. (the "Company") are presented as if the purchase of Marriott Residence Inn USA Limited Partnership (the "Partnership") from Crestline Capital Corporation ("Crestline") for $119 million had occurred at the beginning of the periods presented prior to acquisition by the Company and all of the hotels had been leased to Apple Hospitality Management, Inc., our wholly owned taxable purchased subsidiary pursuant to master hotel lease agreements. All of the assets and liabilities of the Partnership were held by Residence Inn III LLC. Residence Inn III LLC consists of 10 Residence Inn(R) by Marriott(R) hotels. Marriott will continue to manage the hotels under agreements not materially different from historical contractual arrangements. Such pro forma information is based in part upon the historical Consolidated Statements of Operations of the Company, and the historical Statements of Operation of Residence Inn III LLC.In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made. The reporting periods for the hotels acquired will reflect twelve weeks of operations for the first three quarters and sixteen weeks for the fourth quarter.

   The following unaudited Pro Forma Condensed Consolidated Statements of Operations for the periods presented are not necessarily indicative of what actual results of operations of the Company would have been assuming such transactions had been completed as of the beginning of the periods presented, nor does it purport to represent the results of operations for future periods.

   For the year ended December 31, 2000 (unaudited)

                                    Historical    Historical
                                   Statement of   Residence     Pro Forma         Total
                                    Operations  Inn III LLC(A) Adjustments      Pro Forma
                                   ------------ -------------- -----------     -----------
Revenue:
 Suite revenue....................      --       $37,595,000            --     $37,595,000
 Other operating revenue..........      --         1,770,000            --       1,770,000
 Interest income..................      --           395,000   $  (395,000)(B)          --
                                        --       -----------   -----------     -----------
Total revenue.....................      --        39,760,000      (395,000)     39,365,000
Expenses:
 Operating expenses...............      --        18,786,000            --      18,786,000
 General and administrative.......      --           150,000      (150,000)(C)
                                                                   811,658 (D)     811,658
 Franchise fees...................      --         1,504,000            --       1,504,000
 Management fees..................      --           787,000            --         787,000
 Incentive management fees........      --         1,209,000            --       1,209,000
 Taxes, insurance and other.......      --         1,409,000            --       1,409,000
 Depreciation of real estate owned      --         3,906,000    (3,906,000)(E)
                                                                 2,985,315 (F)   2,985,315
 Interest.........................      --         4,604,000    (4,604,000)(G)
                                                                 4,407,415 (H)   4,407,415
                                        --       -----------   -----------     -----------
Total expenses....................      --        32,355,000      (455,612)     31,899,388
Income tax expense................      --                --       125,716 (K)     125,716
                                        --       -----------   -----------     -----------
Net income........................      --       $ 7,405,000   $   (65,104)    $ 7,339,896
                                        ==       ===========   ===========     ===========
Earnings per common share:
 Basic and Diluted................      --                                     $      0.95
                                        ==                                     ===========
Basic and diluted weighted average
  common shares outstanding.......      --                      7,728,948 (I)    7,728,948
                                        ==                                     ===========

   For the period ended June 30, 2001 (unaudited)

                                    Historical    Historical
                                   Statement of   Residence     Pro Forma         Total
                                    Operations  Inn III LLC(A) Adjustments      Pro Forma
                                   ------------ -------------- -----------     -----------
Revenue:
 Suite revenue....................          --   $17,504,000            --     $17,504,000
 Other operating revenue..........          --       767,000            --         767,000
 Interest income and other revenue  $  635,526       148,000   $  (635,526)(J)
                                                                  (148,000)(B)          --
                                    ----------   -----------   -----------     -----------
Total revenue.....................     635,526    18,419,000      (783,526)     18,271,000
Expenses:
 Operating expenses...............          --     8,868,000            --       8,868,000
 General and administrative.......      53,298       139,000       352,532(D)
                                            --            --      (139,000)(C)     405,830
 Franchise fees...................          --       700,000            --         700,000
 Base management fees.............          --       365,000            --         365,000
 Incentive management fees........          --       571,000            --         571,000
 Taxes, insurance and other.......          --       738,000            --         738,000
 Depreciation of real estate owned          --     1,973,000    (1,973,000)(E)
                                            --            --     1,492,657(F)    1,492,657
 Interest.........................          --     2,090,000    (2,090,000)(G)
                                            --            --     2,203,708(H)    2,203,708
                                    ----------   -----------   -----------     -----------
Total expenses....................      53,298    15,444,000      (153,103)     15,344,195
Income tax expense................          --            --        44,317(K)       44,317
                                    ----------   -----------   -----------     -----------
Net income........................  $  582,228   $ 2,975,000   $  (674,740)    $ 2,882,488
                                    ==========   ===========   ===========     ===========
Earnings per common share:
 Basic and Diluted................  $     0.36                                 $      0.37
                                    ==========                                 ===========
Basic and diluted weighted average
  common shares outstanding.......   1,627,712                   6,101,236(I)    7,728,948
                                    ==========                                 ===========

Notes to Pro Forma Condensed Consolidated Statements of Operations (unaudited):

(A)Represents results of operations for the hotels acquired on a pro forma basis as if the Partnership was owned by the Company at the beginning of the periods presented for the respective periods prior to acquisition by the Company. The historical financials of the Partnership reflect the operations for the 24 weeks ended June 15, 2001.

(B)Represents the elimination of historical interest income recorded by the prior owner.

(C)Represents the elimination of the historical general and administrative expense allocated to the hotels by the prior owner, which will not be incurred by the Company.

(D)Represents the advisory fee of .25% of accumulated capital contributions under the "best efforts" offering for the period of time not owned by the Company plus anticipated legal and accounting fees, employee costs, salaries and other costs of operating as a public company of $811,658 and $352,531 for the year ended December 31, 2000, and the six months ended June 30, 2001, respectively.

(E)Represents the elimination of the historical depreciation expense recorded by the prior owner.

(F)Represents the depreciation on the hotels acquired based on the purchase price allocation of $98 million to depreciable property. The weighted average lives of the depreciable assets are 39 years for building and 7 years for FF&E. The estimated useful lives are based on management's knowledge of the properties and the hotel industry in general.

(G)Represents the elimination of the historical interest expense recorded by the prior owner.

(H)Represents the interest expense for the hotel acquisitions for the period in which the hotels were not owned. Interest was computed using the interest rates of 8.08% on the mortgage debt of $53,619,000, including amortization of deferred financing costs.

(I)Represents additional common shares assuming the Partnership was acquired at the beginning of the periods presented with $68 million of the gross proceeds from the "best efforts" offering of $9.50 per share (net $8.50 per share) for the first $30 million and $10 per share (net $8.95 per share) for the remainder.

(J)Represents the elimination of the interest income recorded on the $47 million promissory note with Crestline, as the related note receivable was used to purchase the Partnership.

(K)Represents the combined state and federal income tax expense of our wholly owned taxable REIT subsidiary estimated on a combined rate of 40%, based on rental income computed under contractual arrangements between the Company and our wholly-owned taxable REIT subsidiary.

                 SUPPLEMENT NO. 3 DATED DECEMBER 28, 2001


                    TO PROSPECTUS DATED APRIL 19, 2001


                        APPLE HOSPITALITY TWO, INC.


   The following information supplements the prospectus of Apple Hospitality Two, Inc. dated April 19, 2001 and is part of the prospectus. This Supplement No. 3 updates the information presented in Supplement No. 2, which incorporated and replaced Supplement No. 1. Prospective investors should carefully review the prospectus, Supplement No. 2 and this Supplement.


                             TABLE OF CONTENTS



Status of the Offering....................................................  S-2
Our Properties............................................................  S-2
Selected Financial Data...................................................  S-4
Management's Discussion and Analysis of Financial Condition and Results of
 Operations...............................................................  S-5
Index to Financial Statements.............................................  F-1


   The prospectus, and each supplement, contains forward-looking statements within the meaning of the federal securities laws, and such statements are intended to be covered by the safe harbors created by those laws. These forward-looking statements may involve our plans and objectives for future operations, including future growth and availability of funds. These forward-looking statements are based on current expectations, which are subject to numerous risks and uncertainties. Assumptions relating to these statements involve judgments with respect to, among other things, the continuation of our offering of units, future economic, competitive and market conditions and future business decisions, together with local, national and international events (including, without limitation, acts of terrorism or war, and their direct and indirect effects on travel and the economy). All of these matters are difficult or impossible to predict accurately and many of them are beyond our control. Although we believe the assumptions relating to the forward-looking statements, and the statements themselves, are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that these forward-looking statements will prove to be accurate. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans, which we consider to be reasonable, will be achieved.

                          STATUS OF THE OFFERING


   We completed the minimum offering of units (consisting of one Common Share and one Series A Preferred Share) at $9.50 per unit on May 1, 2001. We are continuing the offering at $10 per unit in accordance with the prospectus.


   As of December 20, 2001, we had closed on the following sales of units:



                                                         Proceeds Net of Selling
     Price Per         Number of          Gross         Commissions and Marketing
        Unit          Units Sold         Proceeds           Expense Allowance
     ---------        ----------         --------       -------------------------
    $ 9.50            3,157,894.70     $ 30,000,000           $ 27,000,000
    $10.00           10,749,827.00     $107,498,270           $ 96,748,443
                     -------------     ------------           ------------
            Total    13,907,721.70     $137,498,270           $123,748,443
                     =============     ============           ============


                              OUR PROPERTIES


   We own, through our subsidiaries, a total of 10 extended-stay hotels. All of our hotels are part of the Residence Inn(R) by Marriott(R) franchise. The following map shows the location of our hotels.



                                     [MAP]

   The following tables show information about our hotels:



                            Number
General Location of Hotel  of Suites
-------------------------  ---------
Montgomery, Alabama......      94
Bakersfield, California..     114
Concord, California......     126
San Ramon, California....     106
Meriden, Connecticut.....     106


                            Number
General Location of Hotel  of Suites
-------------------------  ---------
Atlanta, Georgia..........     126
Boston, Massachusetts.....     130
Cincinnati, Ohio..........     118
Dallas, Texas.............     120
Houston, Texas............     110
                             -----
  Total Suites............   1,150
                             =====



                              Avg. Daily Rate
                               (price)  per     Average Daily     Revenue per
                                   Suite       Occupancy Rate   Available Suite
                              --------------- ----------------- ---------------
                              Jan. to  Sept.                    Jan. to  Sept.
                               Nov.   to Nov. Jan. to  Sept. to  Nov.   to Nov.
Hotel Name (a)                  (b)     (c)   Nov. (b) Nov. (c)   (b)     (c)
--------------                ------- ------- -------- -------- ------- -------
Montgomery................... $ 85.73 $ 90.52   82.4%    71.8%  $ 70.65 $ 65.01
Bakersfield..................   91.14   90.17   88.8%    90.5%    80.92   81.62
Concord-Pleasant Hill........  134.65  131.35   85.2%    84.5%   114.72  110.95
San Ramon....................  153.83  152.07   82.9%    78.0%   127.46  118.63
Meriden......................  108.81  108.21   82.5%    81.8%    89.80   88.49
Atlanta Airport-Hapeville....  101.50   95.94   87.1%    85.1%    88.42   81.65
Boston-Tewksbury.............  112.90  101.00   79.4%    71.7%    89.64   72.38
Cincinnati-Blue Ash..........   85.74   76.70   72.6%    76.6%    62.21   58.75
Dallas-Las Colinas...........  104.54   99.73   75.1%    59.4%    78.49   59.20
Houston-Clear Lake...........   89.34   89.57   91.6%    86.6%    81.87   77.53


Notes for Table:


(a) Hotel names are shown as they appear on the Residence Inn(R) website at www.residenceinn.com. The hotels opened during 1989 or 1990. Results of operations for the period before the effective date of our acquisition of the hotels (September 7, 2001) were provided by the seller of the hotels.


(b) Amounts are based on operations from January 1, 2001 through November 30, 2001. Amounts for the entire year will not necessarily be comparable, and amounts for subsequent periods may be materially different.


(c) Amounts are based on operations from September 7, 2001 through November 30, 2001. Such amounts will not necessarily be comparable to annual amounts and may be materially different than amounts for prior periods. The indicated period reflects hotel operations during our ownership, which began for accounting purposes on September 7, 2001.


----



   In general, our hotels have experienced lower occupancy, lower revenue per available suite, or both, for the period beginning on the effective date of our acquisition of the hotels (September 7, 2001) when compared to the entire year to date. Management believes that the decrease in occupancy and revenues at the hotels results from several factors, including a normal seasonal decline for the fourth quarter of the year, a slowing economy, and a decrease in travel attributable to the direct and indirect effects of the terrorist attacks of September 11. In addition to a slowing national economy, local economic factors may affect the hotels to varying degrees.


   Management seeks to minimize some of these risks by acquiring hotels in different types of markets, and believes that the diversification within our portfolio is evidenced by the varying changes in occupancy and revenue among the hotels, as set forth in the table above. For example, occupancy and revenue per available suite increased at the Bakersfield hotel during our ownership. Future results cannot be predicted with accuracy or in any way assured.


   As stated in the prospectus dated April 19, 2001 (see "Distributions Policy," on page 33, and "Risk Factors--We may be unable to make distributions," on page 15), while we intend to make quarterly distributions to shareholders, there can be no assurance that we will be able to make distributions at any particular rate, or at all. Further, there is no assurance that a distribution rate achieved for a particular period will be maintained in the future. Also, while management may establish goals as to particular rates of distribution or have an intention to make distributions at a particular rate, there can be no assurance that such goals or intentions will be realized.


   While we will seek generally to make distributions from our operating revenues, we might make distributions (although there is no obligation to do so) in certain circumstances in part from financing proceeds or other sources, such as proceeds from our offering of units. While distributions from such sources would result in the shareholders receiving cash, the consequences to us would differ from a distribution out of our operating revenues. For example, if financing is the source of a distribution, that financing would have to be repaid, and if proceeds from the offering of units are distributed, those proceeds would not then be available for other uses (such as property acquisitions or improvements).

                          SELECTED FINANCIAL DATA


                        Apple Hospitality Two, Inc.


                January 17, 2001 to September 30, 2001 (b)


--------------------------------------------------------------------------------

Revenues:
Suite Revenues................................................... $  2,157,797
Interest income and other revenue................................ $  1,922,786
                                                                  ------------
Total revenues................................................... $  4,080,583
Expenses:
Hotel expenses................................................... $  1,212,974
General and administrative....................................... $    245,906
Taxes, insurance and other....................................... $    108,019
Depreciation expense............................................. $    249,257
Interest expense................................................. $    274,921
                                                                  ------------
Total expenses................................................... $  2,091,077
                                                                  ------------
Net income....................................................... $  1,989,506
-------------------------------------------------------------------------------
Per Share
Earnings per share--basic and diluted............................ $       0.51
Distributions to common shareholders............................. $       0.25
Weighted average common shares outstanding--basic................    3,919,212
-------------------------------------------------------------------------------
Balance Sheet Data at September 30, 2001:
  Cash and cash equivalents...................................... $ 25,454,206
  Investment in hotels, net...................................... $120,057,106
  Total assets................................................... $152,388,223
  Mortgage notes payable......................................... $ 53,256,408
  Shareholders' equity........................................... $ 97,518,755
  Common shares outstanding......................................   10,929,408
-------------------------------------------------------------------------------
Other data:
Cash flow from:
  Operating activities........................................... $  1,202,283
  Investing activities........................................... $(70,992,964)
  Financing activities........................................... $ 95,244,787
Number of hotels owned at end of period..........................           10
-------------------------------------------------------------------------------
Funds From Operations Calculation
Net income....................................................... $  1,989,506
Depreciation of real estate owned ............................... $    249,257
Funds from Operation (a)......................................... $  2,238,763
-------------------------------------------------------------------------------


(a) Funds from operations (FFO) is defined as net income (computed in accordance with generally accepted accounting principles-GAAP) excluding gains and losses from sales of depreciable property, plus depreciation of real estate owned and amortization. The Company considers FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of the Company's activities in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs.


(b) The Company was initially capitalized on January 17, 2001. Operations did not commence, however, until May 1, 2001 and the 10 hotels were acquired effective as of September 7, 2001.

                   MANAGEMENT'S DISCUSSION AND ANALYSIS


             OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


(Prepared to accompany the financial statements and selected financial data for the period ended September 30, 2001, included in this Supplement. Information for subsequent dates and periods appears elsewhere in this Supplement.)


General


   Apple Hospitality Two, Inc. (the "Company" or "we," "us" or "our"), a Virginia corporation, was formed on January 17, 2001, with the first investor closing commencing on May 1, 2001.


   The Company leased to Apple Hospitality Management, Inc. (the "Lessee"), a 100% owned taxable REIT subsidiary, all hotel properties acquired. All intercompany transactions including revenue and rental expenses between the Company and the Lessee are eliminated in consolidation.


   Effective September 7, 2001, we acquired a limited partnership that, through a subsidiary, owns 10 extended-stay hotels, located in 7 states. Although the acquisition involved the transfer of ownership interests in a limited partnership, the purpose and result was our acquisition of the hotels. Each hotel operates as part of the Residence Inn(R) by Marriott(R) franchise. The sellers were Crestline Capital Corporation and certain subsidiaries. The total base purchase price for the acquisition was $119 million and approximately $123.5 million including transaction costs.


   The purchase price, as subject to certain adjustments at closing, was paid through a combination of transactions. In May 2001, we made a deposit of just over $1 million, which was applied toward the purchase price at closing. On May 13, 2001, we provided a short-term secured loan to Crestline Capital Corporation in the amount of $47 million. The loan amount, plus about $1.5 million in interest, also was applied toward the purchase price. In addition, we made a cash payment of approximately $19.5 million at closing.


   To satisfy the remainder of the purchase price, we received a credit at closing equal to the unpaid balance of a long-term loan which we assumed.



                            Number                                  Number
General Location of Hotel   of Suites   General Location of Hotel   of Suites

Montgomery, Alabama                94   Atlanta, Georgia                  126
Bakersfield, California           114   Boston, Massachusetts             130
Concord, California               126   Cincinnati, Ohio                  118
San Ramon, California             106   Dallas, Texas                     120
Meriden, Connecticut              106   Houston, Texas                    110
                                                                    ---------
                                                     Total Suites       1,150


   We, through our taxable REIT subsidiary, hold the management agreement on the hotels, which are operated as part of Residence Inn(R) by Marriott(R) franchise. We, through our taxable REIT subsidiary, engage a third-party manager to operate the hotels. The Company is externally advised and has contracted with Apple Suites Advisors, Inc. ("ASA") to manage its day-to-day operations and make investment decisions. The Company has contracted with Apple Suites Realty Group, Inc. ("ASRG") to provide brokerage and acquisition services in connection with its hotel acquisitions. ASA and ASRG are both owned by Mr. Glade Knight, the Company's Chairman.


   The REIT Modernization Act, effective January 1, 2001, permits REIT's to establish taxable businesses to conduct certain previously disallowed business activities. The Act also reduces the REIT distribution requirement from 95% to 90% of its taxable income.

Recent Events




   (Superseded by discussion in "Our Properties")


Results of Operations


  Revenues


   As operations of the Company commenced effective May 1, 2001 with the first investor closing, a comparison to 2000 is not possible. The Company acquired the 10 hotels in September 2001, therefore, hotel revenues and expenses for the period January 17, 2001 through September 30, 2001, and the three months ended September 30, 2001, are the same and no comparison is done.


   The principal source of revenue is suite revenue. During September 2001, the Company had suite revenue and other revenue of $2,157,797 and $95,117, respectively.


   For the three months ended September 30, 2001 and the period January 17, 2001 through September 30, 2001, the Company also had interest income of $1,192,143 and $1,827,669, respectively. For the three months ended September 30, 2001 and for the period January 17, 2001 through September 30, 2001, $1,059,753 and $1,529,753, respectively, was earned from the 12% promissory note with Crestline Capital Corporation. For the same periods, $132,390 and $297,916, respectively, was earned from the investments of its cash and cash reserves.


  Expenses


   Interest expense was $274,921 for September 30, 2001. Interest represents interest on the 8.08% $53 million promissory note, for September 7, 2001 through September 30, 2001.


   Depreciation expense for September 2001 was $249,257, and represents depreciation of the 10 hotels and related personal property for September 7, 2001 to September 30, 2001.


   Taxes, insurance and other expense for September 2001 was $108,019 or 5% of the Company's suite revenue in 2001.


   General and administrative expenses for the three months ended September 30, 2001 was $192,608 or 9% of the Company's suite revenue in 2001. For the period January 17, 2001 through September 30, 2001, these expenses were $245,906 or 11% of the Company's suite revenue. This percentage is expected to decrease as the Company's asset base grows. These expenses represent the administrative expenses of the Company as distinguished from the hotel operations.


   Hotel operating expenses totaled $1,012,832 for September 7,2001 through September 30,2001 or 47% of suite revenue.


   The Manager manages the day-to-day operations of the hotels. Pursuant to the management agreement (the "Agreement"), the Manager charges a base management fee of 2% of gross revenues and an incentive management fee based on the performance of the hotels. As of September 30, 2001, the Company had incurred $45,059 in base management fees and $68,771 in incentive management fees.


   The Agreement provides for payment of monthly Residence Inn system fee equal to 4% of suite revenues. The system fee includes the following services: system financial planning; product planning and development; human resources management; and protection of marks. As of September 30, 2001, the Company has incurred $86,312 in system fees.

   The Agreement provides for payment from each hotel the pro rata share of the actual costs and expenses incurred in providing certain services ("Chain Services") on a central or regional basis to all the hotels operated by the Manager or Marriott(R) affiliate. Chain services include central training and development; computerized payroll and accounting services; and such additional central or regional services performed on a centralized basis. As of September 30, 2001, the Company had incurred $46,164 in Chain Services which is included in the hotel operating expenses.


   Since the Manager is the franchiser of the Residence Inn(R) by Marriott(R) system, the Agreement provides for payments of all costs associated with certain system-wide advertising, promotional and public relations materials and programs and the operational costs of reservation systems. Each hotel pays 2.5% of suite revenues to this marketing fund. At September 30, 2001, the Company had incurred $53,945 in marketing fees.


Liquidity and Capital Resources


   There was a significant change in the Company's liquidity during the three month period ended September 30, 2001. During 2001, the Company sold 10,929,408 shares (3,157,895 shares at $9.50 per share and 7,771,513 shares at $10 per share) of its common stock to its investors, including shares sold through the reinvestment of distributions. The total gross proceeds from the shares sold were $107,715,012, which netted $96,246,762 to the Company after the payment of selling commissions and other offering costs.


   The Company is committed, under the management agreement, to fund 5% of gross revenues for capital expenditures to include periodic replacement or refurbishment of furniture, fixtures, and equipment. At September 30, 2001, $1,392,495 was held by the Manager for furniture, fixtures and equipment reserve.


  Notes payable


   In conjunction with the 10 hotels acquired in September 2001, the Company assumed a $53 million promissory note. The note bears a fixed interest rate of 8.08% per annum and is secured by the 10 hotels. The maturity date is January 2010, with a balloon payment of $35.4 million. The loan is payable in monthly installments, including principal and interest.


   On February 28, 2001, the Company obtained a line of credit in a principal amount of up to $300,000 from Apple Suites, Inc. Mr. Glade M. Knight is the President and Chairman of the Board of Directors of Apple Suites, Inc. This line of credit bore interest at 8.5%. The Company borrowed $140,000 on the line of credit. Mr. Knight guaranteed repayment of the loan. The principal balance and interest were paid in full in May 2001 with proceeds from the sale of common shares.


  Cash and cash equivalents


   Cash and cash equivalents totaled $25,454,206 at September 30, 2001.


  Capital requirements


   Capital resources are expected to grow with the future sale of its shares. In general, the Company expects capital resources to be adequate to meet its cash requirements in 2001.


   The Company has an ongoing capital commitment to fund its capital improvements. The Company, through the Lessee, is required, under the management agreement with the Manager, to make available to the Lessee, for the repair, replacement, refurbishing of furniture, fixtures, and equipment, an amount of 5% of gross revenues provided that such amount may be used for capital expenditures made by the Company with respect to the hotels. The Company expects that this amount will be adequate to fund the required repair, replacement, and refurbishments and to maintain its hotels in a competitive condition.

   At September 30, 2001, $1,392,495 was held by the Manager for the furniture, fixture and equipment reserve.


   It is anticipated that revenues generated from hotels and equity funds will be used to meet normal hotel operating expenses, make principal payments on the note assumed with the 2001 acquisitions and payment of distributions.


  Acquisitions


   During September 2001, the Company acquired 10 hotels for an aggregate purchase price of $119 million, using proceeds from the sale of common shares, and assuming a $53 million promissory note. The hotels consist of 1,150 suites and are located in 7 states.


  Notes receivable


   On May 31, 2001, the Company received a secured promissory note from Crestline Capital Corporation to evidence the Company's loan in an amount of $47 million. The loan bore interest at a fixed rate of 12% per annum and was repaid at the acquisition closing of the 10 hotels. Upon the acquisition, the Company applied the balance of the loan and accrued interest in the amount of $48.5 million toward the purchase price of the hotels.


  Impact of inflation


   Operators of hotels, in general, possess the ability to adjust room rates daily to reflect the effects of inflation. Competitive pressures may, however, limit the operator's ability to raise room rates.


  Seasonality


   The hotel industry historically has been seasonal in nature, reflecting higher occupancy rates primarily during the first three quarters of the year. Seasonal variations in occupancy at the Company's hotels may cause quarterly fluctuations in the Company's revenues, particularly during the fourth quarter. To the extent that cash flow from operations is insufficient during any quarter, due to temporary or seasonal fluctuations in revenue, the Company expects to utilize cash on hand to make distributions.


   The Company believes its liquidity and capital resources are adequate to meet its cash requirements for the foreseeable future.


  Recent Accounting Pronouncements


   On January 1, 2001, Financial Accounting Standards Board Statement No. 138, "Accounting for Derivative Instruments and Hedging Activities" became effective. The Company currently does not have any financial instruments subject to this statement.


   In August 2001, the FASB issued Statement 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". The Statement supercedes Statement 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of", and APB Opinion No. 30, "Reporting the Results of Operations--Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions", for segments of a business to be disposed of. SFAS No. 144 retains the requirements of Statement 121 relating to recognition and measurement of an impairment loss and resolves certain implementation issues resulting from Statement 121. This Statement is effective for fiscal years beginning after December 15, 2001. We are currently assessing the impact of this statement on the Company; however, we do not anticipate this statement to have a material impact on the consolidated financial position or results of operations of the Company.

                       INDEX TO FINANCIAL STATEMENTS


                                (unaudited)



Apple Hospitality Two, Inc.

Consolidated Balance Sheets--As of September 30, 2001 and January 17,
 2001 (initial capitalization)...........................................  F-2

Consolidated Statements of Operations--Three months ended September 30,
 2001 and for the period January 17, 2001 (initial capitalization)
 through September 30, 2001..............................................  F-3

Consolidated Statement of Shareholders' Equity--For the period January
 17, 2001 (initial capitalization) through September 30, 2001............  F-3

Consolidated Statement of Cash Flows--For the period January 17, 2001
 (initial capitalization) through September 30, 2001.....................  F-4

Notes to Consolidated Financial Statements...............................  F-5

Pro Forma Condensed Consolidated Statements of Operations--For the year ended December 31, 2000 and for the nine month period ended September
 30, 2001................................................................ F-10

Notes to Pro Forma Condensed Consolidated Statements of Operations....... F-12


                (Remainder of Page is Intentionally Blank)

                        APPLE HOSPITALITY TWO, INC.


                 CONSOLIDATED BALANCE SHEETS, (UNAUDITED)



                                                                    (Initial
                                                                 Capitalization)
                                                     September     January 17,
                                                      30, 2001        2001
                                                    ------------ ---------------
                      ASSETS
Cash and cash equivalents.........................  $ 25,454,206      $100
Investments in hotels--
 net of accumulated depreciation of $249,257......   120,057,106        --
Deferred financing costs, net.....................       284,362        --
Due from third party manager......................     1,629,076        --
Restricted cash...................................       387,762        --
Capital improvement reserve.......................     1,392,495        --
Other assets......................................     3,183,216        --
                                                    ------------      ----
  Total Assets....................................  $152,388,223      $100
                                                    ============      ====

       LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Accounts payable..................................  $     29,329        --
Accrued expenses..................................     1,120,983        --
Account payable-affiliate.........................        83,677        --
Incentive management fee due to third party
 manager..........................................        20,478        --
Interest payable..................................       358,593        --
Mortgage notes payable............................    53,256,408        --
                                                    ------------      ----
  Total Liabilities...............................    54,869,468        --

Shareholders equity
Common stock, no par value, authorized 200,000,000
 shares; issued and outstanding 10,929,408 shares
 and 10 shares, respectively......................    96,246,762      $100
Series B convertible preferred stock, no par
 value, authorized 240,000 shares; issued and
 outstanding 240,000 shares.......................        24,000        --
Distributions less than net income................     1,247,993        --
                                                    ------------      ----
  Total Shareholders' Equity......................    97,518,755       100
                                                    ------------      ----
  Total Liabilities and Shareholders' Equity......  $152,388,223      $100
                                                    ============      ====


       See accompanying notes to consolidated financial statements.

                        APPLE HOSPITALITY TWO, INC.


             CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)



                                                           For the period
                                                          January 17, 2001
                                                      (initial capitalization)
                                   Three Months Ended         through
                                   September 30, 2001    September 30, 2001
                                   ------------------ ------------------------
REVENUES:
  Suite revenues..................     $2,157,797            $2,157,797
  Other revenues..................         95,117                95,117
  Interest income.................      1,192,143             1,827,669

EXPENSES:
  Hotel operating expenses........      1,012,832             1,012,832
  Management fees.................        113,830               113,830
  Residence Inn system fee........         86,312                86,312
  Taxes, insurance and other......        108,019               108,019
  General and administrative......        192,608               245,906
  Depreciation expense............        249,257               249,257
  Interest........................        274,921               274,921
                                       ----------            ----------
    Total expenses................      2,037,779             2,091,077
                                       ----------            ----------
Net income........................     $1,407,278            $1,989,506
                                       ==========            ==========
Basic and diluted earnings per
 common share.....................     $     0.17            $     0.51
                                       ==========            ==========
Distributions per common share....     $     0.25            $     0.25
                                       ==========            ==========


                        APPLE HOSPITALITY TWO, INC.


        CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY (UNAUDITED)



                                                    Series B
                                                    Preferred
                                                   Convertible
                               Common Stock           Stock
                          ---------------------- ---------------
                                                 Number          Distributions     Total
                          Number of                of            Less Than Net Shareholders'
                            Shares     Amount    Shares  Amount     Income        Equity
                          ---------- ----------- ------- ------- ------------- -------------
Balance at January 17,
 2001,
 initial
 capitalization.........          10 $       100      --      --          --    $       100
Net proceeds from the
 sale of common shares..  10,898,335  95,967,095      --      --          --     95,967,095
Common sock issued
 through reinvestment of
 distributions..........      31,063     279,567      --      --          --        279,567
Issuance of Series B
 convertible preferred
 shares.................          --          -- 240,000 $24,000          --         24,000
Net income..............          --          --      --      --  $1,989,506      1,989,506
Cash distributions
 declared to
 shareholders ($.25 per
 share).................          --          --      --      --    (741,513)      (741,513)
                          ---------- ----------- ------- -------  ----------    -----------
Balance at September 30,
 2001...................  10,929,408 $96,246,762 240,000 $24,000  $1,247,993    $97,518,755
                          ========== =========== ======= =======  ==========    ===========


       See accompanying notes to consolidated financial statements.

                        APPLE HOSPITALITY TWO, INC.


             CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)



                                                            For the period
                                                           January 17, 2001
                                                       (initial capitalization)
                                                               through
                                                          September 30, 2001
                                                       ------------------------
Cash flow from operating activities:
  Net income..........................................       $  1,989,506
  Depreciation of real estate owned...................            249,257
  Changes in operating assets and liabilities
    Due from third party manager......................         (1,037,598)
    Other assets......................................           (822,616)
    Accounts payable..................................             29,329
    Accounts payable-affiliates.......................             83,677
    Accrued interest..................................            358,593
    Accrued expenses..................................            352,135
                                                             ------------
      Net cash used in operating activities...........          1,202,283

Cash flow from investing activities:
  Cash paid for acquisition of Residence Inn III,
   LLC................................................        (70,992,964)
                                                             ------------
      Net cash used in investing activities...........        (70,992,964)

Cash flow from financing activities:
  Payment of financing costs..........................           (284,362)
  Net proceeds from issuance of common stock..........         96,246,662
  Cash distributions paid to shareholders.............           (741,513)
  Payment from officer-shareholder for Series B
   convertible preferred stock........................             24,000
                                                             ------------
      Net cash provided by financing activities.......         95,244,787
      Increase in cash and cash equivalents...........         25,454,106
Cash and cash equivalents, beginning of period........                100
                                                             ------------
Cash and cash equivalents, end of period..............       $ 25,454,206
                                                             ============
Supplemental Information:
  Assumption of mortgage note payable.................       $ 53,256,408
  Other liabilities assumed...........................            768,848


       See accompanying notes to consolidated financial statements.

                        APPLE HOSPITALITY TWO, INC.


          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)


                            September 30, 2001


(1) General Information and Summary of Significant Accounting Policies


 Basis of Presentation


   The accompanying unaudited consolidated financial statements have been prepared in accordance with the instructions for Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information required by generally accepted accounting principles. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the period January 17, 2001 (initial capitalization) through September 30, 2001 are not necessarily indicative of the results that may be expected for the period ended December 31, 2001, as the Company was formed on January 17, 2001, and additional capital was not obtained until May 1, 2001. These consolidated financial statements should be read in conjunction with the audited balance sheet dated January 17, 2001, included in the Company's currently effective Form S-11 filed with the Securities and Exchange Commission.


 Organization


   Apple Hospitality Two, Inc. (the "Company"), a Virginia corporation, was formed on January 17, 2001, with the first investor closing commencing on May 1, 2001. The unaudited consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany transactions and balances have been eliminated.


   Effective September 7, 2001, we acquired a limited partnership that, through a subsidiary, owns 10 extended-stay hotels, located in 7 states. Although the acquisition involved the transfer of ownership interests in a limited partnership, the purpose and result was our acquisition of the hotels. Each hotel operates as part of the Residence Inn(R) by Marriott(R) franchise. The sellers were Crestline Capital Corporation and certain subsidiaries. The total base purchase price for the acquisition was $119 million and approximately $123.5 million including transaction costs.


   The purchase price, as subject to certain adjustments at closing, was paid through a combination of transactions. In May 2001, we made a deposit of just over $1 million, which was applied toward the purchase price at closing. On May 13, 2001, we provided a short-term secured loan to Crestline Capital Corporation in the amount of $47 million. The loan amount, plus about $1.5 million in interest, also was applied toward the purchase price. In addition, we made a cash payment of approximately $19.5 million at closing.


   To satisfy the remainder of the purchase price, we received a credit at closing equal to the unpaid balance of a long-term loan, we assumed (see note
3).


   The Company operates in one defined business segment consisting of upper-end, extended stay hotel properties. The hotels are located throughout the United States and operate as part of the Residence Inn(R) by Marriott(R) franchise. The Company leased to Apple Hospitality Management, Inc. (the "Lessee"), a 100% owned taxable REIT subsidiary, all hotel properties acquired.


   The REIT Modernization Act, effective January 1, 2001, permits REIT's to establish taxable businesses to conduct certain previously disallowed business activities. The Act also reduces the REIT distribution requirement from 95% to 90% of its taxable income. The Company has formed the Lessee as a wholly-owned taxable REIT subsidiary to lease the hotels from the Company.


   Residence Inn by Marriott, Inc. (the "Manager"), a wholly owned subsidiary of Marriott International, Inc. ("Marriott"), will manage the Company's hotels under the terms of a management agreement between the Manager and the Lessee.

   The Company did not have any items of comprehensive income requiring separate reporting and disclosure for the periods presented.


 Organization and Start-up Costs


   Start-up costs are expensed as incurred.


 Cash and Cash Equivalents


   Cash equivalents include highly liquid investments with original maturities of three months or less.


 Deferred Financing Costs


   Deferred financing costs include fees and other external costs incurred to obtain debt financing and are amortized on a straight-line basis, over the term of the related debt which is not materially different than the effective interest method.


 Investment in Hotels


   The hotels are stated at cost, net of depreciation, which includes real estate brokerage commissions, paid to Apple Suites Realty Group, Inc., a related party (see Note 6). Repair and maintenance costs are expensed as incurred while significant improvements, renovations, and replacements are capitalized. Depreciation is computed using the straight-line method over estimated useful lives of the assets, which are 39 years for buildings and major improvements and five to seven years for furniture and equipment.


   The carrying values of each hotel are evaluated periodically to determine if circumstances exist indicating an impairment in the carrying value of the investment in the hotel. Adjustments are made based on the fair value of the underlying property if impairment is indicated. No impairment losses have been recorded to date.


 Revenue Recognition


   Suite revenue is recognized as earned, which is generally defined as the date upon which a guest occupies a room or utilizes the hotel's services.


 Earnings Per Common Share


   Basic and diluted earnings per common share are calculated in accordance with FASB Statement No. 128 "Earnings Per Share." Basic earnings per common share are computed based upon the weighted average number of shares outstanding during the year. Diluted earnings per share are calculated after giving effect to all potential common shares that were dilutive and outstanding for the year.


 Income Taxes


   The Company is operated as, and will annually elect to be taxed as a REIT under Section 856 to 860 of the Internal Revenue Code. Earnings and profits, which will determine the taxability of distributions to shareholders, will differ from income reported for financial reporting purposes primarily due to the differences for federal income tax purposes in the estimated useful lives used to compute depreciation.


   The taxable REIT subsidiary is subject to federal and state income taxes. The taxable REIT subsidiary did not have any tax expense for the three month period and year to date, September 30, 2001. No tax benefit has been recorded since its realization is not probable.


 Use of Estimates


   The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make certain estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Actual results may differ from those estimates.

(2) Investment in Hotels


   At September 30, 2001, the Company owned 10 hotels. Investment in hotels consisted of the following:



      Land........................................................ $ 21,498,849
      Building....................................................   94,790,163
      Furniture and equipment.....................................    4,017,351
                                                                   ------------
                                                                    120,306,363
      Less: accumulated depreciation..............................     (249,257)
                                                                   ------------

      Investment in hotels, net................................... $120,057,106
                                                                   ============



                            Number                                  Number
General Location of Hotel   of Suites   General Location of Hotel   of Suites

Montgomery, Alabama                94   Atlanta, Georgia                  126
Bakersfield, California           114   Boston, Massachusetts             130
Concord, California               126   Cincinnati, Ohio                  118
San Ramon, California             106   Dallas, Texas                     120
Meriden, Connecticut              106   Houston, Texas                    110
                                                                    ---------
                                                     Total Suites       1,150
                                                                    =========


(3) Notes Payable


   In conjunction with the 10 hotels acquired, the Company assumed a $53 million promissory note. The note bears a fixed interest rate of 8.08% per annum and is secured by the 10 hotels. The maturity date is January 2010, with a balloon payment of $35.4 million. The loan is payable in monthly installments, including principal and interest.


   The aggregate maturities of principal, for the promissory note, for the five years subsequent to September 30, 2001 are as follows:



      2001.......................................................... $   372,766
      2002..........................................................   1,607,684
      2003..........................................................   1,744,451
      2004..........................................................   1,881,011
      2005..........................................................   2,052,865
      Thereafter....................................................  45,467,156
                                                                     -----------
                                                                     $53,125,933
                                                                     ===========


   On February 28, 2001, the Company obtained a line of credit in a principal amount of up to $300,000 from Apple Suites, Inc. Mr. Glade M. Knight is the President and Chairman of the Board of Directors of Apple Suites, Inc. This line of credit bore interest at 8.5%. The Company borrowed $140,000 on the line of credit. Mr. Knight guaranteed repayment of the loan. The principal balance and interest were paid in full in May 2001 with proceeds from the sale of common shares.


(4) Shareholders' Equity


   The Company is raising equity capital through a "best-efforts" offering of shares by David Lerner Associates, Inc. (the "Managing Dealer"), which will receive selling commissions and a marketing expense allowance based on proceeds of the shares sold. The Company received gross proceeds of $107,715,012 from the sale of 3,157,895 shares at $9.50 per share and 7,771,513 shares at $10 per share, including shares sold through the reinvestment of distributions, during the period January 17, 2001 through September 30, 2001. The net proceeds of the offering, after deducting selling commissions and other offering costs were $96,246,662.

(5) Management Agreement


   The Lessee has entered into a management agreement (the "Agreement") with the Manager to operate the hotels. The initial term expires on December 2011 and has renewal terms of up to five 10-year terms. The Agreement provides for payment of base management fees equal to 2% of gross revenues and incentive management fees calculated on the basis of operating profit (as defined in the Agreement). As of September 30, 2001, $45,059 of base management fees and $68,771 of incentive management fees were incurred by the Company.


   The Company is committed, under the Agreement, to fund 5% of gross revenues for capital expenditures to include periodic replacement or refurbishment of furniture, fixtures, and equipment. At September 30, 2001, $1,392,495 was held by the Manager for furniture, fixtures and equipment reserve.


(6) Commitments and Related Parties


   The Company has contracted with Apple Suites Realty Group, Inc. ("ASRG") to acquire and dispose of real estate assets for the Company. In accordance with the contract, ASRG is to be paid a fee of 2% of the purchase price of any acquisitions or sale price of any dispositions of real estate investments, subject to certain conditions, in addition to certain reimbursable expenses. At September 30, 2001, ASRG had earned $2,380,000.


   The Company has contracted with Apple Suites Advisors, Inc. ("ASA") to advise and provide day to day management services to the Company. In accordance with the contract, the Company will pay ASA a fee equal to .1% to .25% of total equity contributions received by the Company in addition to certain reimbursable expenses. At September 30, 2001, ASA had earned $83,677 under this agreement.


   ASRG and ASA are 100% owned by Glade M. Knight, Chairman and President of the Company. ASRG and ASA may purchase in the "best efforts" offering up to 2.5% of the total number of shares of the Company sold in the offering.


(7) Earnings Per Share


   The following table sets forth the computation of basic and diluted earnings per share in accordance with FAS 128:



                                                            For the period
                                         Three months      January 17, 2001
                                             ended     (initial capitalization)
                                         September 30,         through
                                             2001         September 30, 2001
                                         ------------- ------------------------
Numerator:
Net income and numerator for basic and
 diluted earnings.......................  $1,407,278          $1,989,506
Denominator:
Denominator for basic earnings per
 share-weighted-average shares..........   8,094,834           3,919,212
Effect of dilutive securities:
Stock options:..........................       2,316               2,316
                                          ----------          ----------
Denominator for basic and diluted
 earnings per share-adjusted weighted-
 average shares and assumed
 conversions............................   8,097,150           3,921,528
                                          ----------          ----------
Basic and diluted earnings per common
 share..................................  $     0.17          $     0.51

(8) Acquisition


   The following unaudited pro forma information for the nine months ended September 30, 2001 is presented as if the acquisition of the 10 hotels occurred on January 1, 2001. The pro forma information does not purport to represent what the Company's results of operations would actually have been if such transactions, in fact, had occurred on January 1, 2001, nor does it purport to represent the results of operations for future periods.



                                                                    Nine Months
                                                                   Ended 9/30/01
                                                                   -------------
      Hotel revenues..............................................  $29,817,838
      Net income..................................................  $ 5,572,799
      Net income per share-basic and diluted......................  $      0.70


   The pro forma information reflects adjustments for actual revenues and expenses of the 10 hotels acquired in 2001 for the respective period in 2001 prior to acquisition by the Company. Net income has been adjusted as follows:
(1) depreciation has been adjusted based on the Company's basis in the hotels;
(2) advisory expenses have been adjusted based on the Company's contractual arrangements; (3) interest expense has been adjusted to reflect the acquisition as of January 1, 2001; (4) common stock raised during 2001 to purchase these hotels has been adjusted to reflect issuances as of January 1, 2001.


(9) Notes Receivable


   On May 31, 2001, the Company received a secured promissory note from Crestline Capital Corporation to evidence the Company's loan in an amount of $47 million. The loan bore interest at a fixed rate of 12% per annum and was settled at acquisition closing.


(10) Subsequent Events


   In October 2001, the Company distributed to its shareholders approximately $1,164,625 ($.25 per share) of which approximately $860,946 was reinvested in the purchase of additional shares. On October 22, 2001, the Company closed the sale to investors of 994,926 shares at $10 per share (including 86,095 common shares sold through distribution reinvestment) representing net proceeds to the Company of $8,954,331.

                        Apple Hospitality Two, Inc.


         Pro Forma Condensed Consolidated Statements of Operations


    For the year ended December 31, 2000 and for the nine month period ended
                      September 30, 2001 (unaudited)


   The following unaudited Pro Forma Condensed Consolidated Statements of Operations of Apple Hospitality Two, Inc. (the "Company") are presented as if the purchase of Marriott Residence Inn USA Limited Partnership (the "Partnership") from Crestline Capital Corporation ("Crestline") for $119 million had occurred at the beginning of the periods presented prior to acquisition by the Company and all of the hotels had been leased to Apple Hospitality Management, Inc., our wholly owned taxable purchased subsidiary pursuant to master hotel lease agreements. All of the assets and liabilities of the Partnership were held by Residence Inn III LLC. Residence Inn III LLC consists of 10 Residence Inn(R) by Marriott(R) hotels. Marriott(R) will continue to manage the hotels under agreements not materially different from historical contractual arrangements. Such pro forma information is based in part upon the historical Consolidated Statements of Operations of the Company, and the historical Statements of Operation of Residence Inn III LLC. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made.


   The following unaudited Pro Forma Condensed Consolidated Statements of Operations for the periods presented are not necessarily indicative of what actual results of operations of the Company would have been assuming such transactions had been completed as of the beginning of the periods presented, nor does it purport to represent the results of operations for future periods.


For the year ended December 31, 2000 (unaudited)



                           Historical    Historical
                          Statement of    Residence     Pro Forma          Total
                           Operations  Inn III LLC (A) Adjustments       Pro Forma
                          ------------ --------------- -----------      -----------
Revenue:
  Suite revenue.........       --        $37,595,000           --       $37,595,000
  Other operating
   revenue..............       --          1,770,000           --         1,770,000
  Interest income.......       --            395,000   $ (395,000) (B)           --
                              ---        -----------   ----------       -----------
Total revenue...........       --         39,760,000     (395,000)       39,365,000

Expenses:
  Operating expenses....       --         18,786,000           --        18,786,000
  General and
   administrative.......       --            150,000     (150,000) (C)
                                                          814,377  (D)      814,377
  Franchise fees........       --          1,504,000           --         1,504,000
  Management fees.......       --            787,000           --           787,000
  Incentive management
   fees.................       --          1,209,000           --         1,209,000
  Taxes, insurance and
   other................       --          1,409,000           --         1,409,000
  Depreciation of real
   estate owned.........       --          3,906,000   (3,906,000) (E)
                                                        3,029,004  (F)    3,029,004
  Interest..............       --          4,604,000   (4,604,000) (G)
                                                        4,331,554  (H)    4,331,554
                              ---        -----------   ----------       -----------
Total expenses..........       --         32,355,000     (485,065)       31,869,935
Income tax expense......       --                 --      125,716  (K)      125,716
                              ---        -----------   ----------       -----------
Net income..............       --        $ 7,405,000   $  (35,651)      $ 7,369,349
                              ===        ===========   ==========       ===========
Earnings per common
 share:
  Basic and Diluted.....       --                                       $      0.95
                              ===                                       ===========
Basic and diluted
 weighted average common
 shares outstanding.....       --                       7,765,359  (I)    7,765,359
                              ===                                       ===========

                        Apple Hospitality Two, Inc.


         Pro Forma Condensed Consolidated Statements of Operations


      For the nine month period ended September 30, 2001 (unaudited)



                          Historical
                          Statement    Historical
                              of        Residence      Pro Forma         Total
                          Operations Inn III LLC (A)  Adjustments      Pro Forma
                          ---------- --------------- -------------    -----------
Revenue:
  Suite revenue.........  $2,157,797   $27,564,924              --    $29,722,721
  Other operating
   revenue..............      95,117            --              --         95,117
  Interest income and
   other revenue........   1,827,669            --   $(1,827,669) (J)
                          ----------   -----------   -------------    -----------
Total revenue...........   4,080,583    27,564,924     (1,827,669)     29,817,838

Expenses:
Operating expenses......   1,012,832    12,288,306              --     13,301,138
General and
 administrative.........     245,906            --        459,242 (D)     705,148
Franchise fees..........      86,312     1,055,124              --      1,141,436
Base management fees....     113,830       551,298              --        665,128
Permits, Licenses &
 Lease Payments.........          --       128,688              --        128,688
Chain Services..........          --       552,448              --        552,448
Incentive management
 fees...................          --       841,983              --        841,983
Taxes, insurance and
 other..................     108,019     1,322,418              --      1,430,437
Depreciation of real
 estate owned...........     249,257            --      2,019,336 (F)   2,268,593
Interest................     274,921            --      2,887,703 (H)   3,162,624
                          ----------   -----------   -------------    -----------
Total expenses..........   2,091,077    16,740,265       5,366,281     24,197,623
Income tax expense......          --            --         47,416 (K)      47,416
                          ----------   -----------   -------------    -----------
Net income..............  $1,989,506   $10,824,659   $ (7,241,366)    $ 5,572,799
                          ==========   ===========   =============    ===========
Earnings per common
 share:
  Basic and Diluted.....  $     0.51                                  $      0.70
                          ==========                                  ===========
Basic and diluted
 weighted average common
 shares outstanding.....   3,919,212                    3,999,680 (I)   7,918,892
                          ==========                                  ===========

Notes to Pro Forma Condensed Consolidated Statements of Operations (unaudited):


The total purchase price for the hotels consisted of the following:



Purchase price per contract...................................... $119,000,000
Fair value of deferred incentive management fee liability
 assumed, net of $750,000 credit.................................      736,000
Fair value of liability assumed..................................      563,000
                                                                  ------------
  Sub-total......................................................  120,299,000
Acquisition fee payable to ASRG..................................    2,380,000
Additional closing costs.........................................      843,000
                                                                  ------------
  Total purchase price........................................... $123,522,000
                                                                  ============


The allocation of purchase price to assets acquired at fair value is as follows:



Total purchase price.............................................. $123,522,000
Less:
  Restricted cash--FF&E reserves..................................    2,305,000
  Other assets and prepaids.......................................      530,000
                                                                   ------------
Amount allocated to investment in hotel properties................ $120,687,000
                                                                   ============




(A) Represents results of operations for the hotels acquired on a pro forma basis as if the Partnership was owned by the Company at the beginning of the periods presented for the respective periods prior to acquisition by the Company. The historical financial statements of Residence Inn III LLC for the nine month period ended September 30, 2001 include results of operations of the hotels through September 7, 2001, the effective date of the acquisition of the hotels by the Company. The statements exclude interest, depreciation and general and administrative expenses, none of which would be ongoing expenses of the Company subsequent to acquisition of the hotels and all of which would be eliminated for pro forma presentation.


(B) Represents the elimination of historical interest income recorded by the prior owner.


(C) Represents the elimination of the historical general and administrative expense allocated to the hotels by the prior owner, which will not be incurred by the Company.


(D) Represents the advisory fee of .25% of accumulated capital contributions under the "best efforts" offering for the period of time not owned by the Company plus anticipated legal and accounting fees, employee costs, salaries and other costs of operating as a public company of $814,377 and $459,242 for the year ended December 31, 2000, and the period ended September 30, 2001, respectively.


(E) Represents the elimination of the historical depreciation expense recorded by the prior owner.


(F) Represents the depreciation on the hotels acquired based on the purchase price allocation of $98 million to depreciable property. The weighted average lives of the depreciable assets are 39 years for building and 7 years for FF&E. The estimated useful lives are based on management's knowledge of the properties and the hotel industry in general.


(G) Represents the elimination of the historical interest expense recorded by the prior owner.


(H) Represents the interest expense for the hotel acquisitions for the period in which the hotels were not owned. Interest was computed using the interest rates of 8.08% on the mortgage debt of $53,619,000, including amortization of deferred financing costs.


(I) Represents additional common shares assuming the Partnership was acquired at the beginning of the periods presented with $68 million of the gross proceeds from the "best efforts" offering of $9.50 per share (net $8.50 per share) for the first $30 million and $10 per share (net $8.95 per share) for the remainder.


(J) Represents the elimination of the interest income recorded on the $47 million promissory note with Crestline, as the related note receivable was used to purchase the Partnership.


(K) Represents the combined state and federal income tax expense of our wholly owned taxable REIT subsidiary estimated on a combined rate of 40%.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 30. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following are estimates of the expenses to be incurred in connection with the issuance and distribution of the securities to be registered:

                    SEC registration fee.........................................          $       50,000
                    NASD filing fee..............................................                  30,000
                    Printing and engraving fees..................................                 300,000
                    Legal fees and expenses......................................                 350,000
                    Accounting fees and expenses.................................                 100,000
                    Blue Sky fees and expense....................................                  45,000
                    Transfer Agent and Registrar fees............................                  10,000
                    Registrant travel expense....................................                  30,000
                    Marketing Expense Allowance..................................               5,000,000
                    Expense reserve..............................................                  85,000
                                                                                           --------------
                         Total...................................................          $    6,000,000
                                                                                           ==============

ITEM 31. SALES TO SPECIAL PARTIES.

On January 17, 2001, the Registrant sold 10 Units to Apple Suites Advisors, Inc.
(ASA) for $100 cash.

On January 17, 2001, Glade M. Knight, Stanley J. Olander, Jr. and Debra A. Jones subscribed to purchase an aggregate of 240,000 Series B convertible preferred shares from the Registrant in exchange for an agreed upon subscription price of $24,000 cash.

ITEM 32. RECENT SALES OF UNREGISTERED SECURITIES.

On January 17, 2001, the Registrant sold 10 Units to ASA for $100 cash, in a transaction that was exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof.

On January 17, 2001, Glade M. Knight, Stanley J. Olander, Jr. and Ms. Jones subscribed to purchase an aggregate of 240,000 Series B convertible preferred shares from the Registrant in exchange for an agreed upon subscription price of $24,000 cash. The transactions with respect to the Class B convertible preferred shares were also exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof.


     The following table sets forth information concerning the offering of units (consisting of one Common Share and one Series A Preferred Share) and the use of proceeds from the offering as of September 30, 2001:

                        Units Registered:
                                3,157,895   Units at $  9.50 per Unit                    $ 30,000,000
                               17,000,000   Units at $10.00 per Unit                      170,000,000
                               ----------                                                ------------

Totals:                        30,157,895   Units                                        $200,000,000
                               ----------

                              Units Sold:
                                3,157,895   Units at $  9.50 per Unit                    $ 30,000,000
                                7,771,503   Units at $10.00 per Unit                       77,715,012
                               ----------                                                ------------

Totals:                        10,929,398   Units                                        $107,715,012
                               ----------

    Expenses of Issuance and Distribution of Units
            1.  Underwriting discounts and commissions                                    $ 10,771,503
            2.  Expenses of underwriters                                                           ---
            3.  Direct or indirect payments to directors or officers
                of the Company or their associates, to ten percent
                shareholders, or to affiliates of the Company                                      ---
            4.  Fees and expenses of third parties                                             696,847
                                                                                          ------------

            Total Expenses of Issuance and Distribution of Units                          $ 11,468,350

    Net Proceeds to the Company                                                           $ 96,246,762

            1.  Purchase of real estate (including repayment of
                indebtedness incurred to purchase real estate)                            $ 67,049,955
            2.  Interest on indebtedness                                                       274,921
            3.  Working capital                                                             26,458,209
            4.  Fees to the following (all affiliates of officers of
                the Company):
                a.  Apple Suites Advisors, Inc.                                                 83,677
                b.  Apple Suites Realty Group, Inc.                                          2,380,000
            5.  Fees and expenses of third parties:
            a.  Legal                                                                              ---
            b.  Accounting                                                                         ---
            6.  Other (loan and deposit associated with potential acquisition)                     ---
                                                                                          ------------

            Total of Application of Net Proceeds to the Company                           $ 96,246,762

ITEM 33. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Company will obtain, and pay the cost of, directors' and officers' liability insurance coverage which insures (i) the directors and officers of the Company from any claim arising out of an alleged wrongful act by the directors and officers of the Company in their respective capacities as directors and officers of the Company, and (ii) the Company to the extent that the Company has indemnified the directors and officers for such loss.

The Virginia Stock Corporation Act (the Virginia Act) permits, and the Registrant's Articles of Incorporation and Bylaws require, indemnification of the Registrant's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933. Under Section 13.1-697 of the Virginia Act, a Virginia corporation generally is authorized to indemnify its directors in civil or criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. The Registrant's Articles of Incorporation and Bylaws require indemnification of officers and directors with respect to any action except in the case of willful misconduct, bad faith, reckless disregard of duties or violations of the criminal law. In addition, the Registrant may carry insurance on behalf of directors, officers, employees or agents that may cover liabilities under the Securities Act of 1933. The Registrant's Articles of Incorporation, as permitted by the Virginia Act, eliminate the damages that may be assessed against a director or officer of the Registrant in a shareholder or derivative proceeding. This limit on liability will not apply in the event of willful misconduct or a knowing violation of the criminal law or of federal or state securities laws. Reference also is made to the indemnification provisions set forth in the form of Agency Agreement filed as Exhibit 1 hereto.

ITEM 34. TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED.

None of the proceeds will be credited to an account other than the appropriate capital share account.

ITEM 35. FINANCIAL STATEMENTS, FINANCIAL STATEMENT SCHEDULES AND EXHIBITS.

(a) Financial Statements. See Index to Balance Sheet in the Prospectus and the Index to Financial Statements in each of Supplement No. 2 and Supplement No. 3.

(b) Financial Statement Schedules:

All financial statement schedules have been omitted because they are not applicable.

(c) Exhibits. Except as expressly noted otherwise, the following Exhibits have been previously filed under the indicated Exhibit Numbers as part of the Registrant's previous filing on Form S-11 (SEC File No. 333-53984), as amended, and are hereby incorporated herein by this reference.

                                 EXHIBIT INDEX




EXHIBIT

NUMBER                         DESCRIPTION OF DOCUMENTS
--------    ------------------------------------------------------------------
 1.1        Form of Agency Agreement between the Registrant and  David Lerner
            Associates, Inc. with form of selected Dealer Agreement attached as
            Exhibit A thereto.
 1.2        Form of Escrow Agreement.
 3.1        Amended and Restated Articles of Incorporation of the Registrant.
 3.2        Bylaws of the Registrant.
 4.1        Promissory Note to Apple Suites, Inc.
 4.2        Guaranty of Glade M. Knight.
   5        Opinion of McGuireWoods LLP as to the legality of the securities being registered.
   8        Opinion of McGuireWoods LLP as to certain tax matters.
10.1        Form of Advisory Agreement between the Registrant and Apple Suites
            Advisors, Inc.
10.2        Form of Property Acquisition/Disposition Agreement between the
            Registrant and Apple Suites Realty Group, Inc.
10.3        Form of Form of Apple Hospitality Two, Inc. 2001 Incentive Plan.
10.4        Form of Apple Hospitality Two, Inc. 2001 Non-Employee Directors
            Stock Option Plan.
10.5        Purchase Agreement between Residence Inn III LLC, as Seller, and
            Apple Hospitality Two, Inc., as Purchaser, dated as of May 18, 2001
            (incorporated by reference to Exhibit 10.1 as included in Amendment
            No. 1 to Current Report on Form 8-K originally filed on October 16,
            2001)
10.6        Amendment and Joinder to Purchase Agreement entered into by
            Residence Inn III LLC and Apple Hospitality Two, Inc., and Joined in by Marriott Residence Inn USA Limited Partnership, as Seller, dated as of July 30, 2001 (incorporated by reference to Exhibit 10.2 as included in Amendment No. 1 to Current Report on Form 8-K originally filed on October 16, 2001)
10.7        Second Amendment and Joinder to Purchase Agreement entered into by
            Residence III LLC, Apple Hospitality Two, Inc. and Marriott
            Residence Inn USA Limited Partnership, and Joined in by Crestline
            Capital Corporation, CC USAGP LLC, CCMH Desert Springs Corporation and CCRI USA LLC, dated as of August 31, 2001 (incorporated by reference to Exhibit 10.3 as included in Amendment No. 1 to Current
            Report on Form 8-K originally filed on October 16, 2001)
10.8        Consent and Amendment Agreement with Release by and between Wells
            Fargo Bank Minnesota, N.A., as Trustee for the registered certificate holders of certain Commercial Mortgage Pass-Through
            Certificates, Series 2000-2, and Residence Inn III LLC, dated as of
            September 28, 2001 (incorporated by reference to Exhibit 10.4 as included in Amendment No. 1 to Current Report on Form 8-K originally filed on October 16, 2001)
10.9        Environmental Indemnity Agreement by Apple Hospitality Two, Inc. and
            Apple Suites Advisors, Inc. in favor of Wells Fargo Bank Minnesota,
            N.A., as Trustee for the registered certificate holders of certain
            Commercial Mortgage Pass-Through Certificates, Series 2000-2, dated as of September 28, 2001 (incorporated by reference to Exhibit 10.5 as included in Amendment No. 1 to Current Report on Form 8-K originally filed on October 16, 2001)
10.10       Master Hotel Lease Agreement by and between Residence Inn III LLC and Apple Hospitality Management, Inc., dated as of September 28,
            2001 (incorporated by reference to Exhibit 10.6 as included in Amendment No. 1 to Current Report on Form 8-K originally filed on
            October 16, 2001)
10.11       Amended And Restated Management Agreement by and between Apple
            Hospitality Management, Inc. and Residence Inn By Marriott, Inc., dated as of September 28, 2001 (incorporated by reference to Exhibit
            10.7 as included in Amendment No. 1 to Current Report on Form 8-K originally filed on October 16, 2001)
10.12       Owner Agreement, by and between Residence Inns III LLC, Apple
            Hospitality Management, Inc. and Residence Inn By Marriott, Inc., dated as of September 28, 2001 (incorporated by reference to Exhibit
            10.8 as included in Amendment No. 1 to Current Report on Form 8-K originally filed on October 16, 2001)
10.13       Non-Disturbance Agreement and Consent of Manager by Apple
            Hospitality Management, Inc. and Residence Inn III LLC to Wells
            Fargo Bank Minnesota, N.A., as Trustee for the registered certificate holders of certain Commercial Mortgage Pass-Through
            Certificates, Series 2000-2, consented and agreed to by Residence
            Inn By Marriott, Inc., dated as of September 28, 2001 (incorporated by reference to Exhibit 10.9 as included in Amendment No. 1 to Current Report on Form 8-K originally filed on October 16, 2001)
23.1        Consent of McGuireWoods LLP (included in Exhibit 5 and 8).
23.2        Consent of Ernst & Young LLP. (regarding prospectus)
23.3        Consent of Lisa B. Kern, Prospective Director.
23.4        Consent of Bruce H. Matson, Prospective Director.
23.5        Consent of Michael S. Waters, Prospective Director.
23.6        Consent of Robert M. Wily, Prospective Director.
23.7        Consent of Ernst & Young, LLP (FILED HEREWITH).
24.1        Power of Attorney of Lisa B. Kern. (FILED HEREWITH)
24.2        Power of Attorney of Bruce H. Matson. (FILED HEREWITH)
24.3        Power of Attorney of Michael S. Waters. (FILED HEREWITH)
24.4        Power of Attorney of Robert M. Wily. (FILED HEREWITH)

ITEM 36. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 42(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the Calculation of Registration Fee table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) That all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed.

(d) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The Registrant undertakes to send to each Shareholder at least on an annual basis a detailed statement of any transactions with the Advisor or its Affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the Advisor or its Affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

The Registrant undertakes to provide to the Shareholders the financial statements required by Form 10-K for the first full fiscal year of operations of the Registrant.

The Registrant undertakes to file during the offering period a sticker supplement pursuant to Rule 424(b)(3) under the Act describing each property not identified in the Prospectus at such time as there arises a reasonable probability of investment in such property by the Registrant and to consolidate all such stickers into a post-effective amendment filed at least once every three months with the information contained in such amendment provided simultaneously to the existing Shareholders. Each sticker supplement will also disclose all compensation and fees received by the Advisor or its Affiliates in connection with any such investment. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

The Registrant undertakes to file, after the end of the offering period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment not previously disclosed in the Prospectus or a supplement thereto involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the Shareholders at least once each quarter after the end of the offering period.

Offers and sales of the interests may continue after the filing of a post-effective amendment containing information previously disclosed in sticker supplements to the prospectus, as long as the information disclosed in a current sticker supplement accompanying the prospectus is as complete as the information contained in the most recently field post-effective amendment.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to officers, directors and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities

(other than for expenses incurred in a successful defense) is asserted by such officer, director or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

TABLE VI: ACQUISITIONS OF PROPERTIES BY PROGRAMS

The following is a summary of acquisitions by Apple Suites, Inc. and Cornerstone Realty Income Trust, Inc. at December 31, 2000. Apple Suites acquired extended stay-hotels and Cornerstone acquired residential communities. Apple Suites has not disposed of any hotels as of December 31, 2000. Cornerstone sold 16 properties as of December 31, 2000. Purchasers of our shares will not have any interest in these properties. Cornerstone acquired all the assets of Apple Residential Income Trust, Inc. effective July 23, 1999.

APPLE SUITES, INC.

                                          INITIAL                                                                    AVERAGE
                                        ACQUISITION                   TOTAL              DATE          NUMBER      SQUARE FT.
          DESCRIPTION                       COST                   INVESTMENT*         ACQUIRED       OF ROOMS      OF ROOMS
-------------------------------       ----------------           ---------------      ----------     ----------    -----------
Dallas/Addison, Texas                 $      9,500,000           $    10,225,348          Sep-99            120            512
Dallas/Las Colinas, Texas                   11,200,000                12,054,245          Sep-99            136            589
Dallas/Piano, Texas                          5,400,000                 5,592,514          Sep-99             99            506
Richmond, Virginia                           9,400,000                 9,812,228          Sep-99            123            517
Atlanta/Cumberland, Georgia                  9,800,000                10,539,382          Oct-99            124            690
Atlanta/Peachtree, Georgia                   4,033,000                 4,443,872          Nov-99             92            586
Baltimore, Maryland                         16,348,000                16,902,491          Nov-99            147            514
Clearwater, Florida                         10,416,000                10,696,765          Nov-99            112            521
Detroit, Michigan                            4,330,000                 4,796,694          Nov-99             76            415
Salt Lake City, Utah                         5,153,000                 5,375,474          Nov-99             98            614
Jackson, Mississippi                         5,846,000                 6,045,039          Dec-99             91            633
Malvern, Pennsylvania                       15,489,000                16,130,537          May-00            123
Boulder, Colorada                           14,885,000                15,448,258          Jun-00            112
                                      ----------------           ---------------                          -----
                                      $    121,800,000           $   128,062,847                          1,453
                                      ================           ===============                          =====

* Includes real estate commissions, closing costs, and improvements capitalized since the date of acquisition for hotels acquired to date.

CORNERSTONE REALTY INCOME TRUST, INC.

                                          INITIAL                                                                    AVERAGE
                                        ACQUISITION                   TOTAL              DATE          NUMBER      SQUARE FT.
          DESCRIPTION                       COST                  INVESTMENT **        ACQUIRED       OF UNITS      OF UNITS
-------------------------------       ----------------           ---------------      ----------     ----------    -----------
NORTH CAROLINA
 Raleigh/Durham, North Carolina
     The Trestles                     $     10,350,000           $    11,881,192          Dec-94            280            776
     The Landing                             8,345,000                10,386,106          May-96            200            960
     Highland Hills                         12,100,000                14,948,449          Sep-96            264          1,000
     Parkside at Woodlake                   14,663,886                15,588,651          Sep-96            266            865
     Deerfield                              10,675,000                11,771,765          Nov-96            204            888
     Clarion Crossing                       10,600,000                11,875,675          Sep-97            228            769
     St. Regis                               9,800,000                10,971,152          Oct-97            180            840
     Remington Place                         7,900,000                 8,772,795          Oct-97            136          1,098
     The Timbers                             8,100,000                 9,145,929          Jun-98            176            745
 Charlotte, North Carolina
     Bridgetown Bay                          5,025,000                 6,159,614          Apr-96            120            867
     Meadow Creek                           11,100,000                13,074,530          May-96            250            860

                                          INITIAL                                                                      AVERAGE
                                        ACQUISITION                TOTAL                DATE           NUMBER         SQUARE FT.
        DESCRIPTION                        COST                 INVESTMENT **         ACQUIRED        OF UNITS         OF UNITS
--------------------------------     ---------------       ----------------------   -----------     ------------   ---------------
        Beacon Hill                     13,579,203              16,286,329             May-96            349             734
        Summerwalk                       5,660,000               7,984,328             May-96            160             963
        Paces Glen                       7,425,000               8,608,290             Jul-96            172             907
        Heatherwood                     17,630,457              26,626,619               ***             476           1,186
        Charleston Place                 9,475,000              10,627,447             May-97            214             806
        Stone Point                      9,700,000              10,416,672             Jan-98            192             848
        Greystone Crossing              26,800,000              27,173,652             May-00            408             927
     Winston-Salem, North Carolina
        Mill Creek                       8,550,000               9,952,946             Sep-95            220             897
        Glen Eagles                     16,887,653              18,206,414            ******             310             978
     Other North Carolina
        The Meadows                     14,986,000              16,521,124           *******             344           1,033
        Signature Place                  5,462,948               7,628,615             Aug-96            171           1,037
        Pinnacle Ridge                   5,731,150               7,132,540             Apr-98            168             885
GEORGIA
     Atlanta, Georgia
        Ashley Run                      18,000,000              20,672,661             Apr-97            348           1,150
        Carlyle Club                    11,580,000              13,817,716             Apr-97            243           1,089
        Dunwoody Springs                15,200,000              20,111,641             Jul-97            350             948
        Stone Brooke                     7,850,000               9,201,198             Oct-97            188             937
        Spring Lake                      9,000,000              10,252,659             Aug-98            188           1,009
     Other Georgia
        Savannah West                      500,000                 500,000             Jul-96             --              --
VIRGINIA
     Richmond, Virginia
        Ashley Park                     12,205,000              13,398,187             Mar-96            272             765
        Trolley Square                  10,242,575              13,988,268             ****              325             589
        Hampton Glen                    11,599,931              13,417,459             Aug-96            232             788
        The Gables                      11,500,000              12,985,669             Jul-98            224             700
     Virginia Beach, Virginia
        Mayflower Seaside                7,634,144              11,632,648             Oct-93            263             698
        Harbour Club                     5,250,000               6,976,590             May-94            214             813
        Tradewinds                      10,200,000              12,121,141             Nov-95            284             930
        Arbor Trace                      5,000,000               6,217,144             Mar-96            148             850
     Other Virginia
        Trophy Chase                    12,628,991              18,184,574             *****             425             803
        Greenbrier                      11,099,525              12,681,388             Oct-96            258             251
SOUTH CAROLINA
     Columbia, South Carolina
        Stone Ridge                      3,325,000               6,183,532             Dec-93            191           1,047
        The Arbors at Windsor Lake      10,875,000              11,937,879             Jan-97            228             966
     Other South Carolina
        Westchase                       11,000,000              13,600,222             Jan-97            352             806
        Hampton Pointe                  12,225,000              15,100,272             Mar-98            304           1,035
        Cape Landing                    17,100,000              20,687,014             Oct-98            288             933
TEXAS
     Dallas, Texas
        Brookfield                       8,014,533               8,369,301             Jul-99            232             714
        Toscana                          7,334,023               7,460,789             Jul-99            192             601
        Pace Cove                       11,712,879              12,200,125             Jul-99            328             670
        Timberglen                      13,220,605              13,809,712             Jul-99            304             728
        Summertree                       7,724,156               8,470,264             Jul-99            232             575

                                          INITIAL                                                               AVERAGE
                                        ACQUISITION           TOTAL                 DATE           NUMBER      SQUARE FT.
          DESCRIPTION                      COST            INVESTMENT **          ACQUIRED        OF UNITS      OF UNITS
    ---------------------------     ----------------      ---------------      --------------   ------------  -------------
        Devonshire                      7,564,892              8,196,202           Jul-99           144             876
        Courts at Pear Ridge           11,843,691             12,069,632           Jul-99           242             774
Irving, Texas
        Eagle Crest                    21,566,317             22,141,542           Jul-99           484             887
        Remington Hills                20,921,219             24,315,328           Jul-99           362             957
        Estrada Oaks                   10,786,882             11,259,117           Jul-99           248             771
Arlington, Texas
        Aspen Hills                     7,223,722              7,650,743           Jul-99           240             671
        Mill Crossing                   5,269,792              5,529,784           Jul-99           184             691
        Polo Run                        7,556,647              8,871,256           Jul-99           224             854
        Cottonwood                      6,271,756              7,056,343           Jul-99           200             751
        Burney Oaks                     9,965,236             10,675,508           Jul-99           240             794
        Fort Worth, Texas
        Copper Crossing                11,776,983             12,521,154           Jul-99           400             739
Bedford, Texas
        The Arbors                      9,573,954              9,818,809           Jul-99           210             804
        Park Village                    8,224,541              8,763,423           Jul-99           238             647
Euless, Texas
        Wildwood                        4,471,294              4,690,071           Jul-99           120             755
Duncanville, Texas
        Main Park                       9,082,967              9,327,451           Jul-99           192             939
Lewisville, Texas
        Paces Point                    12,980,245             13,358,804           Jul-99           300             762
Grand Prairie, Texas
        Silverbrooke I                 15,709,893             17,280,402           Jul-99           472             842
        Silverbrooke II                 5,808,250              6,249,098           Jul-99           170             741
Grapevine, Texas
        Grayson Square I               9,948, 959             10,996,940           Jul-99           200             840
        Grayson Square II              12,210,121             12,985,007           Jul-99           250             850
Austin, Texas
        The Meridian                    7,539,224              8,415,493           Jul-99           200             741
        Canyon Hills                   12,512,502             12,765,862           Jul-99           229             799
Richardson, Texas
        Cutters Point                   9,859,840             10,821,309           Jul-99           196           1,010
San Antonio, Texas
        Sierra Ridge                    6,624,666              7,856,610           Jul-99           230             751
                                    -------------        ---------------                        -------
                                    $ 757,861,252        $   869,334,775                         18,076
                                    =============        ===============                        =======

** Includes real estate commissions, closing costs, and improvements capitalized since the date of acquisition for properties acquired to date, excluding the Apple properties. The Apple properties include the allocated purchase price at the time of the merger and improvements capitalized since the merger.

*** Heatherwood Apartments is comprised of Heatherwood and Italian Village/Villa Marina Apartments acquired in September 1996 and August 1997, respectively, at a cost of $10,205,457 and $7,425,000. They are adjoining properties and are operated as one apartment community.

**** Trolley Square Apartments is comprised of Trolley Square East and Trolley Square West Apartments acquired in June 1996 and December 1996, respectively, at a cost of $6,000,000 and $4,242,575. They are adjacent properties and are operated as one apartment community.

***** Trophy Chase Apartments is comprised of Trophy Chase and Hunter's Creek acquired in April 1996 and July 1999, respectively, at a cost of $3,710,000 and $8,918,991. They are adjacent properties and are operated as one apartment community.

****** Glen Eagles Apartments is comprised of Glen Eagles and Prestwick acquired in October 1995 and September 2000, respectively, at a cost of $7,300,000 and $9,587,653. They are adjoining properties and are operated as one apartment community.

******* The Meadows Apartments is comprised of The Meadows and the Enclave acquired in January 1996 and March 2000, respectively, at a cost of $6,200,000 and $8,786,000. They are adjoining properties and are operated as one apartment community.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 1 to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on December 28, 2001.


                          APPLE HOSPITALITY TWO, INC.


          By: /s/ Glade M. Knight
             --------------------------------------------
             Glade M. Knight
             President, and as President, the Registrant's
             Principal Executive Officer, Principal Financial
             Officer and Principal Accounting Officer



Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to its Registration Statement has been signed by the following person on behalf of the Registrant and in the capacities and on the date indicated.


          SIGNATURE                         CAPACITIES                              DATE
   -----------------------  -----------------------------------------------   ---------------
     /s/ Glade M. Knight    Director and President, and As President, the     December 28, 2001
   -----------------------  Registrant's Principal Executive Officer,
        Glade M. Knight     Principal Financial Officer and Principal
                            Accounting Officer

              *             Director                                          December 28, 2001
   -----------------------
         Lisa B. Kern

              *             Director                                          December 28, 2001
   -----------------------
       Bruce H. Matson

              *             Director                                          December 28, 2001
   -----------------------
      Michael S. Waters

              *             Director                                          December 28, 2001
   -----------------------
       Robert M. Wily

*By: /s/ Glade M. Knight
     ---------------------
     Glade M. Knight, as
     attorney-in-fact for
     the above-named persons